UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         Post Effective Amendment No. 2
                                       to
                                    Form SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SALMON EXPRESS INC.

                 (Name of small business issuer in its charter)

          NEVADA                                   98-0228169
          -------                                  ----------
 (State or jurisdiction of                      (I.R.S. Employer
incorporation or organization)                 Identification No.)

                  6604 Topaz Drive, Vernon, BC, Canada, V1H 1N8
          (Address and telephone number of principal executive offices)

                  6604 Topaz Drive, Vernon, BC, Canada, V1H 1N8
                   (Address of principal place of business or
                      intended principal place of business)

                              Inc. Plan of Nevada,
                     540 W. Horizon Ridge Parkway, Ste 4604
                             Henderson, Nevada 89012
            (Name, address and telephone number of agent for service)

                    Approximate date of proposed sale to the
                         public: As soon as practicable
                        after the effective date of this
                             Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                                                CALCULATION  OF  REGISTRATION  FEE
-----------------------------------------------------------------------------------------------------------------------------------

TITLE OF EACH                                         PROPOSED                  PROPOSED
CLASS OF                                              MAXIMUM                   MAXIMUM                   AMOUNT OF
SECURITIES TO BE            AMOUNT TO BE              OFFERING PRICE            AGGREGATE                 REGISTRATION
REGISTERED                  REGISTERED                PER SHARE (1)             OFFERING PRICE (2)        FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock                5,029,200 shares          $0.25                     $1,257,300                $101.72 (3)
-----------------------------------------------------------------------------------------------------------------------------------

(1) Based on the last sales price of $0.25 on July 18, 2003

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, Dated July 1, 2005


                                   PROSPECTUS

                               SALMON EXPRESS INC.
                                5,029,200 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of our common stock offered through this prospectus.

Our shares are listed on the NASD Over-The-Counter Bulletin Board ("OTC Bulletin Board") under the symbol SXPI.OB but no trading market for the shares has yet developed. There can be no assurance that a public market will ever materialize.

             Offering Price     Commissions     Proceeds to Selling Shareholders
                                                Before Expenses

Per Share    $          0.25   Not Applicable   $          0.25

Total        $     1,257,300   Not Applicable   $     1,257,300

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 4-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: ___________, 2005

                                Table Of Contents

                                                                          PAGE

Summary ................................................................    3
Risk Factors ...........................................................    4
Use of Proceeds ........................................................    7
Determination of Offering Price ........................................    7
Dilution ...............................................................    9
Selling Shareholders ...................................................    9
Plan of Distribution ...................................................   13
Legal Proceedings ......................................................   16
Directors, Executive, Officers, Promoters and Control Persons ..........   16
Security Ownership of Certain Beneficial Owners and Management .........   17
Description of Securities ..............................................   18
Interests of Named Experts and Counsel .................................   19
Disclosure of Commission Position of Indemnification for Securities
  Act Liabilities ......................................................   19
Description of Business ................................................   19
Plan of Operation ......................................................   26
Description of Property ................................................   27
Certain Relationships and Related Transactions .........................   27
Market for Common Equity and Related Stockholder Matters ...............   28
Executive Compensation .................................................   29


Proposed Transaction with MicroMed................................. ....   29
Index to Financial Statements ..........................................
Changes in and Disagreements with Accountants Disclosure ...............
Available Information ..................................................
Part 2 - Information Not Required in the Prospectus ....................

                                     SUMMARY

Salmon Express Inc.


Salmon Express Inc. ("Salmon" or "Salmon Express"), was founded by Peter Smith, and incorporated in the State of Nevada on February 20, 2003. Our intent is to market high quality Alaskan salmon products. We are still in our development stage. The shares offered hereby were acquired by the selling shareholders directly from us in two private placements that were exempt from registration under Regulation S of the US securities laws. Our corporate offices are located at 6604 Topaz Drive, Vernon, BC, Canada, V1H 1N8, telephone number 250.558.0991.


Recent Events

MicroMed Transaction


In light of the lack of results to our marketing efforts to date, our President has initiated discussions with MicroMed Technology, Inc. ("MicroMed"), a privately held Delaware corporation based in Houston, Texas, to merge a subsidiary of Salmon with and into MicroMed, with MicroMed as the surviving entity at the subsidiary level. We will issue shares of our common stock on a one-for-one basis to the stockholders of MicroMed in exchange for 100% of the issued and outstanding shares of common stock of MicroMed. Additionally, we will assume options to purchase shares of common stock and warrants to purchase shares of common stock on the same terms and conditions as previously issued by MicroMed. All outstanding options that will be assumed by us have been issued under the MicroMed 1997 Stock Option Plan or the MicroMed 2005 Stock Incentive Plan. Further to the Merger, we will assume the MicroMed 1997 Stock Option Plan and the MicroMed 2005 Stock Incentive Plan as stock option plans of our company. We will also issue 1,500,000 post-split shares into escrow to cover indemnification obligations, if any, to MicroMed and its stockholders. Immediately prior to the Merger, we will effectuate a 1-for-3.3528 reverse stock split of our common stock. After the Merger is concluded, we will reincorporate from the State of Nevada to the State of Delaware and change our corporate name to MicroMed Cardiovascular, Inc., or such other name as MicroMed may select prior to closing. Further to the Merger, we will also cancel 10,010,800 shares of our pre-split common stock held by Pete Smith and distribute assets, and related liabilities, to him that we held prior to the Merger. Mr. Smith will also receive cash remuneration of $605,213 from third parties unaffiliated with us for his agreement to cancel such shares. On February 3, 2005, March 30, 2005, and May 11, 2005, respectively, we filed a form PREM14C, a form PRER14C and a form DEF14C with the Securities Exchange Commission of the United States pursuant to a proposed Agreement and Plan of Merger with MicroMed. We also filed a supplement to our DEF14C on June 24, 2005.

MicroMed is a medical device company focused on the development of ventricular assist device ("VAD") products. MicroMed has developed a miniaturized heart pump, or VAD, known as the DeBakey VAD (the "DeBakey VAD") to address congestive heart failure, a condition where the diseased heart cannot pump adequate blood to meet the oxygen and nutritional needs of the body. The DeBakey VAD is a small (1 inch x 3 inches) National Aeronautics and Space Administration designed axial flow pump that can provide increased blood flow from the left ventricle of the heart throughout the body for patients whose hearts are diseased and unable to maintain adequate blood flow to sustain their lives.

Change of Accountant

As of September 17, 2004, Weinberg & Company, P.A. ("Weinberg"), of 6100 Glades Road, Suite 314, Boca Raton, Florida 33434, was dismissed as our auditor. The dismissal was approved by our board of directors at a Board meeting held on the morning of September 17, 2004. Weinberg audited the Company's financial statements as of November 30, 2003 and the related statements of operations, stockholders' equity and cash flows for the period from February 20, 2003 (inception) through November 30, 2003. Weinberg's report on these financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles; however, the report contained a modification paragraph that expressed substantial doubt about the Company's ability to continue as a going concern.

As of September 17, 2004, we engaged Morgan & Company of Vancouver, British Columbia, Canada, as our independent accountant.

THE OFFERING

Securities Being Offered: Up to 5,029,200 shares of common stock. Offering
Price: Our shares are listed on the OTC Bulletin Board under the symbol SXPI.OB but no trading market for the shares has yet developed. There can be no assurance that a public market will ever materialize. If trading of common stock does develop, the actual selling price will be determined by the market for our stock at the time of resale.

Terms of the Offering : The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering: The offering will conclude when all of the 5,029,200 shares of common stock has been sold, registration is no longer required to sell the shares or we decide to terminate the registration of the shares.

Securities Issued And to be Issued: There are 15,040,000 shares of our common stock issued and outstanding as of the date of this prospectus. Existing shareholders will sell all of the shares of our common stock to be sold under this prospectus. Use of Proceeds: We will not receive any proceeds from the sale of the common stock by the selling shareholders.

                          Summary Financial Information

Balance  Sheet  Data:
February  28,  2005

Cash                                                     $     --
Total  Assets                                            $     --
Liabilities                                              $  6,251
Total  Stockholders'  Equity                             $(6,251)


There are 15,040,000 common shares issued and outstanding at May 25, 2005.


Statement of Operations Data:

Net Revenues Since Inception $ 0. Net Loss Since Inception $(41,251).

                                  RISK FACTORS

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR LIQUIDITY WILL NOT BE SUFFICIENT TO ENABLE TO CONDUCT OUR BUSINESS OPERATIONS TO THE EXTENT THAT WE BECOME PROFITABLE.

As of February 28, 2005, we had cash in the amount of $0. Our business plan calls for significant expenses in connection with the development of our business. We will also incur significant legal and accounting costs necessary to maintain a public corporation. We will require additional financing in order to complete the development activities. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once our business development is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. We believe the only realistic source of future funds presently available to us is through a loan from our officer and the sale of equity capital.

OUR AUDITORS BELIEVE THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH IF TRUE, COULD LEAD TO A LOSS BY OUR INVESTORS OF THEIR INVESTMENT CAPITAL.

As noted in our financial statements that are included with this prospectus, we are a development stage company. The conditions of our business, as indicated in the audit report, raise substantial doubt as to our continuance as a going concern. We were incorporated on February 20, 2003 and to date has been involved primarily in organizational and development activities and has had no revenues. Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the areas in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to development of our products, marketing and competition, and additional costs and expenses that may exceed current estimates. There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely not be successful to the point that investors will receive a return on their investments or a return of their investments.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We have not earned any revenues as of February 28, 2005 and we have never been profitable. Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to achieve profitability or continue operations.

IF WE ARE UNABLE TO HIRE AND/OR RETAIN EXECUTIVE OFFICERS WHO HAVE A BACKGROUND IN FOOD SALES, FOOD PRODUCTS MARKETING AND/OR THE SALMON INDUSTRY WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

Our success will be largely dependent on our ability to hire a small number of highly qualified key executive officers. This is particularly true in highly specialized businesses such as the sale of high quality salmon food products. Our president, Peter Smith has a background in salmon fishing and food preparation/sales. Mr. Weitzman has a background in the management of high end restaurants, and thus will be invaluable in marketing products to those businesses. Individuals such as Mr. Smith and Mr. Weitzman may not be readily available, may be in high demand and we may not be able to attract the staff we need. We may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. We do not maintain any "key person" life insurance policy on Mr. Smith. The loss of the services of Mr. Smith or the inability to identify, hire, train and retain other qualified personnel in the future could have a adverse affect on our business, financial condition and operating results and, therefore, the prospect of an investor's return of capital invested in us.

IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN STRATEGIC ALLIANCES, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

We currently have informal arrangements with salmon producers that catch and process wild salmon from the geographic regions that we intend to market as the best salmon producing regions in the world (see "Plan of Operations" section for detail about these alliances). In order to implement our business plan, it is critical that we maintain a relationship with one or more salmon producers in the areas we intend to market. There is no guarantee that we can maintain such relationships, nor that we can continue to obtain our products at an agreeable price in the foreseeable future. We will, however, strive to enter long term distribution arrangements with select producers and distributors as our product line develops.

THE SUCCESS OF OUR BUSINESS PLAN IS BASED UPON THE POPULARITY OF A CERTAIN TYPE OF SALMON WHICH MUST BE MAINTAINED IN THE MARKET PLACE IF WE ARE TO SUCCEED.

Because we intend to sell only a particular type of salmon (wild salmon as opposed to farmed) caught in a particular region (North of the Queen Charlotte Islands, extending to Ketchikan, Alaska), our business plan is highly contingent on the current reputation of that type of salmon and that particular region. Currently, various research and press heavily favors wild caught salmon over farmed salmon in terms of taste, health benefits, and general quality. However, the company cannot guarantee that such research will not draw opposite conclusions in the future, nor can we guarantee that farmed salmon quality will not improve such that the advantages of wild caught salmon are negated. Similarly, the region of the West Coast of North America, North of the Queen Charlotte Islands extending to Ketchikan, Alaska currently enjoys a reputation as the "salmon fishing capital of the world" and as being virtually pollution free. However, there is no guarantee that the region itself will not suffer from over-fishing, new industry (which could bring pollution), oil spills (the Alaskan coast is a very regular route for a large number of oil tankers), or some other event that could hurt the regions current reputation.

BECAUSE PETER SMITH OWNS 66.6% OF OUR OUTSTANDING COMMON STOCK, HE WILL CONTROL AND MAKE CORPORATE DECISIONS, WHICH DECISIONS MAY DIFFER FROM THOSE THAT WOULD HAVE BEEN MADE BY OTHER STOCKHOLDERS.

Pete Smith owns approximately 66.6% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Pete Smith may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO THE BUSINESS OPERATIONS CAUSING THE BUSINESS TO NEVER BECOME FINANCIALLY VIABLE.

Mr. Peter Smith our director, president, secretary and treasurer and Mr. Eric Weitzman our director, are presently required to spend only 10-25% of their business time on business management services for our company and have agreed to spend up to 20 hours per week each. While these officers and directors presently possess adequate time to attend to our interests, it is possible that the demands on their time from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, they may not possess sufficient time for our business if the demands of managing their other business interests increase substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF OUR WEBSITE IS NOT PROPERLY DEVELOPED AND MARKETED, IT IS NOT LIKELY OUR BUSINESS WILL SUCCEED AND INVESTORS MAY LOSE THEIR INVESTMENTS.

Significant development of our website must yet take place before it can generate material revenues. Before we can expect our website to be a material source of revenue, it must be further developed to the extent that it can conduct commerce over the Internet. To date, our website is not developed to this extent. If we are not successful in fully developing our website, it is not likely that our business plan will succeed.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.
                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We will pay all the expenses incurred in connection with obtaining an effective registration statement with the Securities and Exchange Commission. The selling shareholders will pay any commissions or other selling expenses incurred in connection with a sale of their shares.

The estimate costs of the offering that will be paid by us are as follows:

Securities  and  Exchange  Commission  registration  fee      $   102
Transfer  Agent  Fees                                         $ 1,000
Accounting  fees  and  expenses                               $10,000
Legal  fees  and  expenses                                    $10,000
                                                              --------
Total                                                         $21,102
                                                              ========

                         DETERMINATION OF OFFERING PRICE

The $0.25 per share offering price of our common stock was determined based on the last sales price from our most recent offering of common stock. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

Our shares are listed on the OTC Bulletin Board under the symbol SXPI.OB but no trading market for the shares has yet developed. There can be no assurance that a public market will ever materialize.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 5,029,200 shares of common stock offered. The following table provides as of February 28, 2005, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

(1) the number of shares owned by each prior to this offering;

(2) the total number of shares that are to be offered for each;

(3) the total number of shares that will be owned by each upon completion of the offering; and

(4) the percentage owned by each upon completion of the offering.

To the best of our knowledge, the named parties in this table beneficially own and have sole voting and investment power over all shares or rights to their shares. Also in calculating the number of shares that will be owned upon completion of this offering, we have assumed that none of the selling shareholders purchases additional shares of common stock, and have assumed that all shares offered are sold.

                                  TOTAL NUMBER               PER CENT
                                   OF SHARES    TOTAL SHARES  OWNED
                                     TO BE      TO BE OWNED   UPON
                    SHARES OWNED  OFFERED FOR      UPON     COMPLETE-
                      PRIOR TO      SELLING     COMPLETION   ION OF
NAME AND ADDRESS        THIS      SHAREHOLDERS   OF THIS      THIS
 OF SHAREHOLDER       OFFERING      ACCOUNT      OFFERING   OFFERING
------------------  ------------  ------------  ----------  --------
Karoline Balance
302-2050 Nelson
 Street
Vancouver, B.C.
 V6G 1N6            500,000       500,000       0           0
------------------  ------------  ------------  ----------  --------
Darryl Desjardin
PO Box 435
Lions Bay, B.C.
 V0N 2E0            750,000       750,000       0           0
------------------  ------------  ------------  ----------  --------

Jennifer Fox
2339 Larson Road
Shawnigan Lake,
B.C. V0R 2W0        500,000       500,000       0           0
------------------  ------------  ------------  ----------  --------

Frank Fox
172 Beach Drive
Comox, B.C.
V9M 1T6             750,000       750,000       0           0
------------------  ------------  ------------  ----------  --------
Art Aiello
3919-14th Street
Vernon, B.C.
V1T 7N3             500,000       500,000       0           0
------------------  ------------  ------------  ----------  --------
Erkki Saari
10854-124A Street
Surrey, B.C.
V3R 3L5             500,000       500,000       0           0
------------------  ------------  ------------  ----------  --------
Norma Susan Smith
104-7840 Moffat
Road
Richmond, B.C.
V6Y 1X8             375,000       375,000       0           0
------------------  ------------  ------------  ----------  --------

Jesse Denver Smith
104-1338 West 10th
Ave.
Vancouver, B.C.
V6H 1J6             375,000       375,000       0           0
------------------  ------------  ------------  ----------  --------
Victor Sparkes
7063 Amber Drive
Vernon, B.C.
V1H 1P4             750,000       750,000       0           0
------------------  ------------  ------------  ----------  --------
Lynda Fox
6604 Topaz Drive
Vernon, B.C.
V1H 1N8             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Michael Sheldon

8601 Lakeview
Vernon, B.C.
V1B 1W6             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Pete Laschuk
99-124 Sarsons
Road
Vernon, B.C.
V1B 2T9             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Dennis Hamaguchi
3321 Country
 Estate Court
Vernon, B.C.
V1B 2V2             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------

Ronald Fairburn
309 Country
Estates Place
Vernon, B.C.
V1B 2W7             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Ross MacDougall
8209 Stoneridge
Drive
Coldstream, B.C.
V1B 3M3             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Bert Bradford
3-401 Browne Road
Vernon, B.C.
V1T 7M2             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Donald Nolan
81-124 Sarsons
Road
Vernon, B.C.
V1B 2T9             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Susan Nolan
81-124 Sarsons
Road
Vernon, B.C.
V1B 2T9             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Brian Ostafew
3924 Cascade
Drive
Vernon, B.C.
V1T 9E7             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Sandra Larson
3919-14th Street
Vernon, B.C.
V1T 7N3             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Larry Harmata
2482-14th Street
Vernon, B.C.
V1T 8K5             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Pete Kubilius
42-7880 Kidston
Road
Coldstream, B.C.
V1B 1S2             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Eunice Cochrane
4603 Pleasant
Valley Road
Vernon, B.C.
V1T 4M7             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------

John Ross
2000-25th Avenue
Vernon, B.C.
V1T 1M9             1,000         1,000         0           0
------------------  ------------  ------------  ----------  --------
Laura Bradford
3-401 Browne Road
Vernon, B.C.
V1T 7M2             800           800           0           0
------------------  ------------  ------------  ----------  --------

Penny Coon
203-110 Kal Lake
Road
Vernon, B.C.
V1T 7M3             800           800           0           0
------------------  ------------  ------------  ----------  --------
Sigrid Lee
114-6310 Stickle
Road
Vernon, B.C.
V1B 3M1             800           800           0           0
------------------  ------------  ------------  ----------  --------
Laura Harmata
2482-14th Street
Vernon, B.C.
V1T 8K5             800           800           0           0
------------------  ------------  ------------  ----------  --------
Carole Stockford
6601 Topaz Road
Vernon, B.C.
V1H 1N8             800           800           0           0
------------------  ------------  ------------  ----------  --------

John Fox
28-717 Aspen
Drive
Comox, B.C.
V9M 3X4             800           800           0           0
------------------  ------------  ------------  ----------  --------
Ruth Fox
172 Beach Drive
Comox, B.C.
V9M 1T6             800           800           0           0
------------------  ------------  ------------  ----------  --------
Don Loper
1667 Ascot
Comox, B.C.
V9M 1A8             800           800           0           0
------------------  ------------  ------------  ----------  --------
Dianne
Massingberd
3801-32nd Avenue
Vernon, B.C.
V1T 2N3             800           800           0           0
------------------  ------------  ------------  ----------  --------

Clive Lee
114-6310 Stickle
Road
Vernon, B.C.
V1B 3V1             800           800           0           0
------------------  ------------  ------------  ----------  --------
Nita Ostafew
3924 Cascade
Drive

Vernon, B.C.
V1T 9E7             800           800           0           0
------------------  ------------  ------------  ----------  --------
Barry Johnston
7491 Longacre
Road

Vernon, B.C.
V1H 1G7             600           600           0           0
------------------  ------------  ------------  ----------  --------
Lynda Hamaguchi
3321 Country
Estates Court
Vernon, B.C.
V1H 2V2             600           600           0           0
------------------  ------------  ------------  ----------  --------
Malcolm
MacDougall
8209 Stoneridge
Drive
Vernon, B.C.
V1B 3M3             600           600           0           0
------------------  ------------  ------------  ----------  --------
Christina Lee
114-6310 Stickle
Road
Vernon, B.C.
V1B 3V1             600           600           0           0
------------------  ------------  ------------  ----------  --------
Sonja Laschuk
99-124 Sarsons
Road
Vernon, B.C.        600           600           0           0
------------------  ------------  ------------  ----------  --------
Alice Marshall
3701-36th Street
Vernon, B.C.
V1T 6E6             600           600           0           0
------------------  ------------  ------------  ----------  --------
Kathy Bond
95-124 Sarsons
Road
Vernon, B.C.
V1B 2T9             600           600           0           0
------------------  ------------  ------------  ----------  --------
Carol-Ann Saari
10854-142A Street
Surrey, B.C.
V3R 3L5             600           600           0           0
------------------  ------------  ------------  ----------  --------

Linda Saari
10854-142A Street
Surrey, B.C.
V3R 3L5             600           600           0           0
------------------  ------------  ------------  ----------  --------

To our knowledge, none of the selling shareholders:

(1) has had a material relationship with Salmon other than as a shareholder as noted above at any time within the past three years; or

(2) has ever been an officer or director of Salmon.

Some of the Selling Shareholders are related to Mr. Pete Smith, who is currently the company's president, secretary and treasurer and a director. Karoline Balance is Mr. Smith's sister. Jesse Denver Smith is Mr. Smith's son. None of the selling shareholders are related to Eric Weitzman.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:


(1) on such public markets or exchanges as the common stock may from time to time be trading;

(2) in privately negotiated transactions;


(3) through the writing of options on the common stock;

(4) in short sales; or

(5) in any combination of these methods of distribution.

The sales price of our stock will be $0.25 per share until a trading market for our shares develops. Our shares are listed on the OTC Bulletin Board under the symbol SXPI.OB but no trading market for the shares has yet developed. There can be no assurance that a public market will ever materialize. If trading of common stock does develop, the actual selling price will be determined by the market for our stock at the time of resale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1) not engage in any stabilization activities in connection with our common stock;

(2) furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3) not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act. The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;
(d) contains a toll-free telephone number for inquiries on disciplinary actions;
(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Our common stock will be subject to the penny stock rules and therefore our stockholders may have difficulty selling those securities.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of February 28, 2005 are as follows:

Directors:

Name of Director            Age
----------------------    -----

Peter Michael Smith         56

Eric Weitzman               34

Executive Officers:

Name of Officer            Age      Office
----------------------    -----     -------

Peter Michael Smith        56       President,  Secretary and Treasurer

Since our inception, each officer and director has spent between 5 and 20 hours per month upon the developmental and organizational aspects of our business. When we commence the regular business of selling and shipping salmon products, each officer and director will spend up to 20 hours per week on the business pursuits of Salmon.


Set forth below is a brief description of the background and business experience of Mr. Smith and Mr. Weitzman for the past five years.

Peter Smith, who was born on December 28, 1947, has been an avid fisherman all his life. He retired after 20 years in the Air Force as a Captain, having spent the majority of his service time as a Search and Rescue pilot. He then founded and ran the highly successful Malarky Grill restaurant in Richmond, British Columbia, Canada from 1988 until 1990. He moved to his hometown of Vernon B.C. in 1994 where he resides today. Mr. Smith has spent the last five years working as an independent contractor in the powerline and construction industries in and around the Okanagan Valley of British Columbia. Eric Weitzman, who was born March 14, 1970, has been living and working in Los Angeles, California for the last 13 years, and has established himself as one of the city's most successful and diverse restaurateurs. Mr. Weitzman comes from a family that owned and operated three restaurants and a kosher factory in New York for more than two generations. He worked in the family business as Prep Cook and subsequently gained experience in all areas of operations. After leaving the family business, Mr. Weitzman attended the University of Maryland, with an emphasis in Business Management, from 1988 to 1990. Since moving to LA in 1990, Eric Weitzman has been a Manager or General Manager of some of the most renowned restaurants and clubs in the country, including: Jones Hollywood (Los Angeles, 1995-8), Bar Marmont (Los Angeles, 1998-9), Swingers (Los Angeles, 1995), Circle Bar (Los Angeles, 2000-1), Baby's Nightclub (Hard Rock Hotel, Las Vegas, Nevada, 1999), Dive! (Los Angeles, 1994-5), Tengu sushi house (Los Angeles, 2000-1), Nacional (Los Angeles, 2002-present), Ivar Night Club (Los Angeles, 2001-present), and Paladar (a Cuban concept in Hollywood, CA, 2003-present) . Mr. Weitzman is currently a managing member, owner, and Chief Operations Officer for Ivar, Nacional, Paladar, and Tengu.

Term of Office


Our directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. Mr. Smith has served as a director since our inception on February 20, 2003. Mr. Weitzman was appointed to the Board of Directors on September 28, 2003.


Significant Employees

We have no significant employees other than the officers and directors described above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of May 25, 2005, the beneficial ownership of our common stock by each of our officers and directors, by each person known by us to beneficially own more than 5% of our common stock and by our officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 15,040,000 shares of common stock issued and outstanding on May 25, 2005.


                    Name  and address          Number of Shares    Percentage of
Title  of  class    of beneficial owner        of Common Stock     Common Stock

Common  Stock       Pete  Smith                    10,010,800          66.6%
                    6604  Topaz  Drive
                    Vernon,  B.C.
                    V1H  1N8

Common  Stock       Eric  Weitzman                          0             0%
                    6604  Topaz  Drive
                    Vernon,  B.C.
                    V1H 1N8

Common Stock Directors and Officers as 10,010,800 66.6% A group (2 Persons)

                            DESCRIPTION OF SECURITIES

General


The securities being offered are 5,029,200 shares of our common stock, par value $0.001 per share. Under our articles of incorporation, the total number of shares of all classes of stock that we are authorized to issue is 50,000,000 shares of common stock, par value $0.001 per share. As of May 25, 2005, a total of 15,040,000 shares of common stock were issued and outstanding. All issued and outstanding shares of our common stock are fully paid and non-assessable.


Common Stock

Holders of common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Holders of common stock do not have cumulative voting rights in the election of directors. Holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and a vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our articles of incorporation.

Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefore. In the event of our liquidation, dissolution or winding up, all assets and funds remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gary Henrie, our independent counsel, has provided an opinion on the legality of our common stock.

Our financial statements for the years ended November 30, 2004 and 2003 included in this prospectus and the registration statement have been audited by Morgan & Company, and Weinberg & Company, P.A., respectively, to the extent and for the periods set forth in their reports appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

                      DISCLOSURE OF COMMISSION POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                             DESCRIPTION OF BUSINESS

Overview


Salmon was founded by Peter Smith, and incorporated as Salmon Express, Inc. Salmon is currently being run by Peter Smith, who is also the president, secretary and treasurer and a director of the company. Our intent is to sell quality salmon products, being caught wild in specific regions of the Alaskan coast, to individuals, specialty stores and restaurants. We intend to generate revenues through three major streams:


(1) The sale and delivery of salmon products though our web site salmonx.com.
(2) The sale and delivery of salmon products through our 1-800 phone line.
(3) The sale and delivery of other seafood products, when in season, through both the web site and the 1-800 phone line.

Our plan is to market a specific type of salmon product (wild caught salmon as opposed to farmed salmon), and market a specific region for wild salmon harvests (the West Coast of North America from the North end of the Queen Charlotte Islands, Canada extending to Ketchikan, Alaska). Upon making a sale, we will notify a licensed fish processor dealing in the product we sale, of the order. The product will be shipped directly by the licensed fish processor to the end user. Using existing research and publications about wild salmon from this region, we intend to create a niche, high-end market for the salmon products we will market. We will pinpoint market high-end food stores and restaurants, and mass market through our internet web-site located at www.salmonx.com. We will accept orders on-line, and through a 1-800 number.

On March 31, 2003, Pete Smith purchased 10,000,000 shares in Salmon Express, Inc. at a cost of $0.0005 per share. Mr. Smith's total investment was $5,000, which served as the company's initial start up capital. Shortly thereafter, from April 28 to May 13 of 2003, the company conducted an offering of shares to 9 individuals under regulation S of the Securities Act of 1933. The offering was done at $0.002 per share. A total of 9 individuals participated, purchasing a total of 5,000,000 shares between them for a total of $10,000.00. From July 7 to July 16, 2003, the company conducted another offering under regulation S of the Securities Act of 1933, this time at a price of $0.25 per share. A total of 35 individuals participated, purchasing a total of 29,200 shares of stock between them for a total of $7,300. Pete Smith purchased an additional 10,800 shares for $2,700 as part of that same offering.


Since the inception of the Salmon, we have worked toward the introduction of the product we will sell into the market place, during the fishing season commencing June, 2004. To meet this objective we have:


o Spent time in the Queen Charlotte Islands and Ketchikan, Alaska locating a supplier/processor who packs wild salmon from "Salmon Express" waters. As a result, we have entered a letter of intent with one supplier who is ready to supply us with product to our specifications and deliver it using our packaging. We have also developed relationships with other suppliers in the event our principle supplier cannot provide us with product.

o Developed a company logo and promotional products.

o Developed extensive internet web-site which is still in progress but largely complete and ready to take orders.


o Designed and constructed gift packaging concept, including the silk-screening of the Salmon logo to be branded on each cedar box shipping container and have placed our initial order for cedar shipping boxes.


o Prepared mail-out and internet based advertising campaigns. We have developed an internet mail-out brochure and a bulk mail advertising brochure and are developing address lists consisting mainly of high end restaurants on the North American West Coast where these brochures will be sent.

o We have obtained a Toll-free phone number, which we will use for customer questions and custom orders, as well as for orders from businesses and restaurants.

We have entered into a letter of intent with a major salmon packer/supplier and have entered into contracts for the:

o further development and maintenance of our website;

o the production and supply of advertising brochures; and

o the production and supply of cedar gift boxes.


Rule 419 of Regulation C promulgated under the Securities Act of 1933 applies to companies having no specific business plans other than to engage in a merger or acquisition with an unidentified company or companies, or other entity. Salmon was formed for the purpose of executing an extensive business plan developed by our founder, Mr. Smith, as set forth in this prospectus. Mr. Smith is moving forward aggressively with the development of the business plan. Our director Eric Weitzman has experience in and contacts in the high end food market which we believe will be valuable to us in launching our products. For these reasons, we believe Salmon is not within the scope of Rule 419.

Salmon Industry and Trends

There are essentially two salmon industries, one for wild harvest salmon, and one for farmed salmon. In both cases, the economics are relatively simple. A gross amount of Salmon is harvested, processed, and sold by various salmon processors and distributors at market prices. In the case of wild harvests, commercial fisherman harvest fish during open fishing times, which may vary significantly from State to State, Province to Province, and Country to Country, and may also be affected by projected salmon migration patterns and the particular species of salmon being caught.

While the farmed salmon industry has grown, wild salmon harvest companies have seen either low growth or decline in both volume and profitability over the last 10 years. The growth in the production and distribution of farmed salmon has supported world salmon consumption which in turn supports the salmon industry in general. However, the farming industry has received negative press concerning farmed salmon as a product, and the impact salmon farms have on the environment. For example, In the international science journal, Chemosphere, Canadian scientist Michael Easton, an expert in ecotoxicology, found that farmed salmon show 10 times more PCB's (known carcinogens) than wild salmon. The PCB's are concentrated in the oil-rich, pelletized fish meal, which farmed salmon are fed. See Easton, M.D.L. Luszniak and E. Van der Geest. 2002. "Preliminary Examination of Contaminant Loadings in Farmed Salmon and Commercial Salmon Feed". Chemosphere, 46 (2002), 1053-1074.

Wild salmon have the fat reserves necessary to migrate and spawn thousands of miles. Farmed salmon have lower levels of oil content which generally translates to fish flesh that dries out faster and does not produce good quality smoked salmon. In an organized taste test by Environmental Media Services and SeaWeb on June 15, 2000 fisheries experts, government officials and journalists had a chance to taste wild and farmed salmon prepared in the same way in a blind taste test. The tasters evaluated the flavor, texture, mouth feel and color of each fish. Wild salmon was preferred in all the categories. See Environmental Media Services (Washington DC). "Taste Test: Wild Salmon Beats Farmed by 44%". 2003. See http://www.ems.org/salmon/taste_test.html.

Alaskan Salmon Environment

The general advisories warning of mercury levels in fish issued from the U.S. Environmental Protection Agency and U.S. Food and Drug Administration in January 25, 2001, were amended for fish from Alaska. Alaskan fish showed mercury levels below the levels upon which the FDA issued its advisory. We believe this helps establish Alaskan salmon as a better product than salmon generally. See Bulletin No. 6, June 15, 2001, Mercury and National Fish Advisories Statement from Alaska Division of Public Health, Recommendations for Fish Consumption in Alaska (see http://www.epi.hss.state.ak.us/bulletins/docs/b2001_06.htm)

Health Benefits of Salmon

As reported by the Alaska Seafood Marketing Institute at their website http://www.alaskaseafood.org/flavor/health.htm, Alaskan salmon provides an excellent source of high quality protein that's low in saturated fat and rich in essential vitamins and minerals. Marketing

Our marketing plan will initially consist of the development of our internet web-site, and the distribution of advertising cards and flyers. We will pinpoint advertise by establishing a list of high end restaurants and specialty shops that already sell salmon products and we will send materials directly too them. In some cases, we will also send product samples. We will start this campaign in major centers (New York, Washington, Los Angeles, San Francisco) and distribute materials and samples as marketing funds allow. Moreover, our internet web-site will be designed in such a manner that search engine hits will be maximized when potential internet consumers enter certain key words and phrases into internet search engines (words and phrases such as "salmon", "fast delivery", "smoked salmon", etc.).

Description of the Product

We intend to generate revenues through three major streams:

(1) The sale and delivery of salmon products through our web site salmonx.com.
(2) The sale and delivery of salmon products through our 1-800 phone line.
(3) The sale and delivery of other seafood products when in season through both the web site and the 1-800 phone line.


We expect our most popular product will be a flash frozen, cryo-vacuumed salmon fillet, which will be delivered via courier overnight. Salmon salmon, and other seasonal seafood products, will be caught wild and in specific regions off the Alaskan coast. The product will be processed by flash freezing and be cryo-vacuume packed. The cryovacuum/flash freezing system ensures that the product will remain fresh for extended periods. It is intended that each of these steps, individually and together, will result in a vastly superior product to most other salmon products currently available in the markets.


We hope to sell salmon products on our Internet web site. We intend to enter into an agreement with an on-line merchandise hosting service to provide technical support for our web site. Companies of this sort provide the technology required to offer and process sales through the Internet. These services will cost approximately $40 per month per site.

We hope to sell salmon products through our 1-800 phone line. We have reserved the number 1-800-SALMONX for our use. The service itself is free of charge, and the company will be charged between 8-9 cents per minute for incoming calls. For those customers outside the United States, we will provide a contact number but this number will not be toll free. We may change this policy depending on the level of interest our product receives from non-US customers.

Strategy

Our business plan is to bring each of its three main revenue streams to markets in the United States. However, based on market response, future expansion may result into other markets. Initially, our marketing strategy (distribution of brochures, samples, etc.) will focus on U.S. based individuals, specialty stores and restaurants.

The template for our Salmonx.com web site has been developed but is not operational. It will offer many of the features found on web sites owned by other seafood suppliers, but will have a distinctive, high-end flavor. To view the site in its current state, please go to www.salmonx.com.

Product Development

We believe that a moderate level of investment in product development is necessary in order to gain a favorable market position. Total expenses for the development of the initial web-site and packaging concept, the establishment of the 1-800 number, and the establishment of suitable distribution arrangements has been approximately $10,000.


We have spent a total of approximately $1,000 on the development of our current logo and packaging concept. For small orders (gift size packages up to 5 pounds), we intend to use a small cedar box to package our product. This box will have the Salmon logo burned onto the top. The company is currently in negotiations with Woodpack Industries, of Vernon, British Columbia, for production and supply of such boxes. For larger orders, we will use the standard packaging of our supplier, but with our own company labels and identification affixed. This will be an essential term of any distribution agreement (that we be allowed to affix out own labels), and we have discovered that such practice is standard in the Alaskan salmon supply industry.


The cost for the development of the Salmonx.com web-site has, to date, been approximately $1,500. Other independent designers have assisted in the development of the Salmonx.com web site. The cumulative cost for this has, to date, been approximately $1,500. The site became fully operational in June of 2004, and our web designer has agreed to maintain the site on an ongoing basis at the rate of $30 per hour.

We have established contact with several salmon suppliers that deal in salmon products caught wild in the geographic region the company intends to market. At the South end of the geographic region, in Masset, British Columbia, Canada, we have mutually signed a letter of intent with Seapak Q.C.I. processors and packers. At the North end of our geographic region is Ketchikan, Alaska, where we have established good relationships with a number of local suppliers. We intend to enter similar letters of intent with one or more of these suppliers, and solidify these relationships with a distribution contract in the near future. We believe several supply sources should be available to the company so that product orders can be met should one or more suppliers fail to meet our demands for one reason or another.

We have developed a logo, a packaging concept (cedar gift boxes bearing a brand of the company logo), and various advertising material. It is anticipated that brand recognition will be an important part of our business, both in terms of obtaining repeat business, and in terms of promoting our product as unique. We believe the fact that we are one of the only companies that sells wild salmon exclusively caught from a specific geographic region will set us apart from our competitors. We must strive to protect both our logo, and our company name. To this end, the company is attempting to trademark the "Salmon Express" name and logo, and we are currently going through this process with the US Trademark Office.

Competition

We plan to focus on a niche market, catering to individuals, specialty stores and restaurants that demand the absolute highest quality in salmon products. There are currently numerous suppliers of wild salmon and other seafood products. The various suppliers provide many different types of salmon products, including smoked lox, pickled salmon, frozen fillets, portioned, pattied, ikura and sujiko. Five of our most established competitors are: Trident Seafoods (www.tridentseafoods.com); Alaska Gourmet Seafoods (www.alaska.net/~akfoods/); Cannon Fish Company (www.cannonfish.com); Icicle Seafoods Inc. (www.icicleseafoods.com) and Island Seafoods (www.islandseafoods.com). This list is by no means complete, as there are many other suppliers in Alaska alone, and hundreds more worldwide.

We anticipate competing with the larger suppliers in some aspects of our business including but not limited to: market share, internet traffic and product sales. This competition could result in our being unable to gain any significant market share which could have a material adverse effect on our operating results, financial condition, and/or prospects.

The salmon market is highly competitive and we may not be able to compete effectively against companies with greater financial resources or companies that have a stronger market presence.

Government Regulation


The fish packing industry is subject to government regulation and oversight mainly through the FDA's Seafood HACCP Program. The fish packer with which we have a letter of intent is a major supplier of wild salmon products and has represented that it is compliant with all government regulations and that all product shipped for us will be accompanied by such certifications as necessary under such regulation. Salmon will not contract with any supplier that is not compliant with such government regulation. As a marketer of salmon, Salmon is not subject further government regulation other than regulation and taxing authority that applies to business generally. In addition, as a marketing company, we will also be subject to state and federal consumer legislation relating to fairness in advertising and collection procedures.

Employees

We have no employees, other than our officers, as of the date of this prospectus. It is important to the success of our business that we always have at least one executive officer who has extensive experience and knowledge of salmon products. At the present time, our president, Peter Smith, has those qualifications.

At this time, we do not pay any compensation to our officers or directors solely for serving as directors on our board of directors. However, we do intend to compensate Mr. Weitzman, either through stock or cash or by some combination thereof, at some future date or as funds become available. To date, Mr. Weitzman has no contract with the company for such remuneration, and is serving on a good faith basis. Insurance

At the present time we do not carry any insurance coverage for our business operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

                                PLAN OF OPERATION

BUSINESS PLAN FOR NEXT 12 MONTHS

Plan of Operation


We are presently attempting to implement our three streams for generating revenue: the sale and delivery of salmon products through our website salmonx.com; the sale and delivery of salmon products through our 1-800 phone line; and the sale and delivery of other seafood products when in season through both the web site and the 1-800 phone line. We have established distribution channels to meet any orders we receive. In the future, we may obtain cold storage space (suitable for holding flash frozen seafood products) and establish an inventory of Salmon products. Ultimately, once we can predict demand, establishing an inventory will improve our ability to obtain whole-sale prices for seafood products and make quality control and delivery more efficient. We intend to maintain good relationships with a number of salmon suppliers in our target geographic region so that our inventory can be maintained, diminished or increased depending on initial consumer response.

We have been sending brochures to our niche customers. These brochures highlight the superior quality of our product, the products available, ordering information and prices. We also market Salmon products through our internet web-site, which uses pictures, slogans and various search engine hit maximization strategies to market our product platform.

Funds received from our private offerings have provided us with enough funds to execute the initial stages of our business plan which includes the initial development of our internet web site and 1-800 ordering service, our product and logo development, development of key products, and the ongoing establishment of distribution agreements with key high-end salmon distributors. Under currently anticipated budgetary constraints, and assuming we fail to generate any revenues in our first year of operation, we anticipate that we can maintain an operational Internet web site, being Salmonx.com, an operational 1-800 number service, distribution channels with high quality salmon products distributors, and keep several Salmon products available, in various packaging schemes, for order and fast delivery.


Our marketing efforts to date have yielded little if any results. Unless our marketing becomes more effective than it has been to date, we will be forced to close the business or find more effective ways of conducting our business.


In light of the lack of results to our marketing efforts to date, our President has initiated discussions with MicroMed Technology, Inc. ("MicroMed"), a privately held Delaware corporation based in Houston, Texas, to merge a subsidiary of Salmon with and into MicroMed, with MicroMed as the surviving entity at the subsidiary level. On February 3, 2005, March 30, 2005 and May 11, 2005, respectively, we filed a form PREM14C, form PRER14C and form DEF14C with the Securities Exchange Commission of the United States pursuant to a proposed Agreement and Plan of Merger with MicroMed. We also filed a supplement to our DEF14C on June 24, 2005. MicroMed is a medical device company focused on the development of ventricular assist device ("VAD") products. MicroMed has developed a miniaturized heart pump, or VAD, known as the DeBakey VAD (the "DeBakey VAD") to address congestive heart failure, a condition where the diseased heart cannot pump adequate blood to meet the oxygen and nutritional needs of the body. The DeBakey VAD is a small (1 inch x 3 inches) National Aeronautics and Space Administration designed axial flow pump that can provide increased blood flow from the left ventricle of the heart throughout the body for patients whose hearts are diseased and unable to maintain adequate blood flow to sustain their lives.

Liquidity


To jump start our business plan and to operate our business for the next 12 months, we believe we will need approximately $50,000. We plan on obtaining this operating capital from our own available funds, and we expect to raise capital through the sale of equity capital if business revenues are not available to pay necessary expenses. However, if funds are not available from these sources, our director and President, Mr. Pete Smith has agreed to loan Salmon up to $50,000 in furtherance of our plan of operations for the next twelve months. The cash on hand we have at the present time will sustain the operations of Salmon for approximately two months. We do not anticipate the need for any additional employees during the next twelve months other than the services of the individuals discussed above, unless initial response to our products is extremely positive and orders are more numerous than expected.


Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has very little revenue and business operations and incurred a net loss of $4,079 and negative cash flow from operations of $4,426 for the three month period ended February 28, 2005, and net loss of $26,601 for the year ended November 30, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern.


Funds received from the Company's private offerings have provided the Company with enough funds to execute the initial stages of the Company's business plan which includes the initial development of the Company's internet web site and 1-800 ordering service, the Company's product and logo development, development of key products, and the ongoing establishment of distribution agreements with key high-end salmon distributors in the region the Company intends to market. Under currently anticipated budgetary constraints, and assuming the Company fails to generate any revenues in its first year of operation commencing in the fourth quarter of 2004, the Company anticipates that it will have an operational Internet web site, being Salmonx.com, an operational 1-800 number service, distribution channels established with high quality salmon products distributors, and several Salmon products available, in various packaging schemes, for order and fast delivery. For further information relevant to the Company's ability to continue as a going concern, see section "Liquidity and Capital Resources" above.


Recent Accounting Pronouncements

In January 2003, (as revised in December 2003) The Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided though other interest that will absorb some or all of the expected losses of the entity: (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date included those entities to which Interpretation No. 46 has previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

In June 2003, the FASB issued an Exposure Draft for a proposed SFAS entitled "Qualifying Special Purpose Entities ("QSPE") and Isolation of Transferred Assets", an amendment of SFAS No. 140 ("The Exposure Draft"). The Exposure Draft is a proposal that is subject to change and as such is not yet authoritative. If the proposal is enacted in its current form, it will amend and clarify SFAS 140. The Exposure Draft would prohibit an entity from being a QSPE if it enters into an agreement that obligated a transferor of financial assets, its affiliates or its agents to deliver additional cash or other assets to fulfill the special-purposes entity's obligation to beneficial interest holders.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash and other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares.

SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statements No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2003.

Management does not expect the implementation of these recent pronouncements to have a material effect on the Company's financial position of results of operations.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements made in 2004.

                             DESCRIPTION OF PROPERTY

We do not lease or own any real property. We maintain our corporate office at 6604 Topaz Drive, Vernon, BC, Canada, V1H 1N8. This office space is being provided free of charge by our president, Mr. Pete Smith. This arrangement provides us with the office space necessary to take care of necessary paper work and telephone, fax and mailing facilities. If our business matures and develops significant sales, the company will seek other space if early revenues make the extra expense manageable. Management believes suitable office space will be available when it is needed. Suitable office space will include 600 square feet of space with necessary telephone and Internet hook-ups.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, any material interest, direct or indirect, in any transaction or proposed transaction with us:

1. Any of our directors or officers;
2. Any person proposed as a nominee for election as a director;
3. Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; 4. Any of our promoters; 5. Any relative or spouse of any of the foregoing persons who has the same house as such person.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

Our shares are listed on the OTC Bulletin Board under the symbol SXPI.OB but no trading market for the shares has yet developed. There can be no assurance that a public market will ever materialize.

Options and Warrants

There are no outstanding options or warrants to purchase, or securities convertible into, shares of Common Stock.

Holders of Our Common Stock

As of the date of this registration statement, we have 45 registered shareholders.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1) we would not be able to pay our debts as they become due in the usual course of business; or

(2) our total assets would be less than the sum of our total liabilities, plus what is needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

All shares of our common stock are currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

(1) 1% of the number of shares of the company's common stock then outstanding, which equals approximately 150,000 shares in our company as of the date of this prospectus; or

(2) the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, officers and directors of our company hold 10,010,800 of the shares that may be sold pursuant to Rule 144.

                             EXECUTIVE COMPENSATION

Compensation

There has been no compensation awarded to, earned by, or paid to our executive officers for the period ended November 30, 2004 nor from that date through February 28, 2005.

Stock Option Grants

We did not grant any stock options to the executive officers during the period ended November 30, 2004, nor since that date.


                       PROPOSED TRANSACTION WITH MICROMED

We have entered into an Agreement and Plan of Merger (the "Merger Agreement") with MicroMed Technology, Inc. ("Micromed"), a privately held Delaware corporation based in Houston, Texas, to merge with MicroMed (the "Merger"). Our proposed Merger with MicroMed may not close and should not be relied upon in your investment decision until the closing of the Merger, if it should occur. The Merger with MicroMed will close and be completed only if the conditions set forth in the Merger Agreement are satisfied or, in some cases, waived by the party to whom made. These conditions include:


      o the approval and adoption of the Merger Agreement by the requisite vote of the stockholders of MicroMed;

      o no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or governmental entity which prohibits, restrains, enjoins or restricts the consummation of the merger;

      o     accuracy of each company's representations and warranties;

      o     performance by each company of its obligations under the Merger
            Agreement;

      o the mailing of a definitive Schedule 14c Information Statement to all Salmon stockholders as of the record date; and

      o MicroMed securing a private placement of at least $5 million to be completed simultaneously with the merger.


GENERAL

We have entered into the Merger Agreement with MicroMed. The Merger is to be accomplished through our wholly-owned merger subsidiary in Nevada ("Merger Sub"), which will merge with and into MicroMed, with MicroMed being the survivor. We will issue shares of our common stock on a one-for-one basis to the stockholders of MicroMed in exchange for 100% of the issued and outstanding shares of common stock of MicroMed. Additionally, we will assume options to purchase shares of common stock and warrants to purchase shares of common stock on the same terms and conditions as previously issued by MicroMed. All outstanding options that will be assumed by us have been issued under the MicroMed 1997 Stock Option Plan or the MicroMed 2005 Stock Incentive Plan. Further to the Merger, we will assume the MicroMed 1997 Stock Option Plan and the MicroMed 2005 Stock Incentive Plan as stock option plans of Salmon (the "Plan Assumption"). We will also issue 1,500,000 post-split shares into escrow to cover indemnification obligations, if any, to MicroMed and its stockholders (the "Escrow Shares"). Immediately prior to the Merger, we will effectuate a 1-for-3.3528 reverse stock split of our common stock (the "Stock Split"). After the Merger is concluded, we will reincorporate from the State of Nevada to the State of Delaware (the "Reincorporation") and change our corporate name to MicroMed Cardiovascular, Inc., or such other name as MicroMed may select prior to closing (the "Name Change"). Further to the Merger, we will also cancel 10,010,800 shares of our pre-split common stock held by Pete Smith and distribute assets, and related liabilities, to him that we held prior to the Merger. Mr. Smith will also receive cash remuneration of $605,213 from third parties unaffiliated with us for his agreement to cancel such shares.


As of January 31, 2005, after giving effect to a recapitalization referenced herein under "MicroMed Recapitalization," MicroMed had outstanding 12,285,000 shares of common stock, options to purchase 1,271,418 shares of common stock and warrants to purchase 96,875 shares of common stock. MicroMed has retained a placement agent in connection with a private placement, whereby MicroMed is offering to sell and issue at least $5 million and up to $20 million worth of its securities prior to the closing of the Merger (the "Private Placement"). To the extent that the Private Placement closes prior to the Merger, we will issue additional shares of our common stock on a one-for-one basis in exchange for any shares so issued by MicroMed prior to the closing of the Merger. We would also assume any warrants issued by MicroMed to investors in the Private Placement or to the aforementioned placement agent on the same terms and conditions as issued by MicroMed. Refer also to "Private Placement by MicroMed" below.

If the Private Placement is not completed prior to the closing of the Merger, it is anticipated that any securities issued further to this Private Placement would be effected by Salmon.

The Merger (including the Plan Assumption), the Stock Split, the Reincorporation and the Name Change were approved on January 31, 2005 by the unanimous written consent of our Board of Directors. In addition, we received the written consent of the holders of a majority of our outstanding common stock to approve the Merger (including the Plan Assumption), the Stock Split, the Reincorporation and the Name Change, in accordance with the relevant sections of the Nevada Revised Statutes.


The Merger will not be effective until the Articles of Merger and Certificate of Merger are filed with the Nevada Secretary of State and the Delaware Secretary of State, as applicable. The Stock Split will not be effective until we file a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State. The Reincorporation and the Name Change will not be effective until we file a Certificate of Incorporation with the Delaware Secretary of State and an Agreement and Plan of Merger with the Nevada Secretary of State and the Delaware Secretary of State.

PURPOSE OF THE MERGER

Our Board of Directors believes it is desirable to enter into the Merger Agreement with MicroMed and to effect the Plan Assumption by means of forming the Merger Sub. We believe that the acquisition of MicroMed will increase the total value of our company to our stockholders. For further information regarding the Merger (including the Plan Assumption), refer to "Summary Term Sheet" below.

EFFECT OF THE MERGER

The Merger will result in a change-in-control of Salmon by MicroMed's management and its stockholders and the assumption of MicroMed's operations and liabilities.

STOCKHOLDER VOTE REQUIRED TO EFFECTUATE THE MERGER

Because the contemplated Merger (including the Plan Assumption) is to be accomplished by the Merger Sub, a vote by our stockholders is not required by the Nevada Revised Statutes. However, because members of our Board of Directors are interested parties to the Merger, we obtained the written consent of the holders of a majority of our common stock.

On January 31, 2005, there were 15,040,000 shares of common stock outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. Thus, we needed the affirmative vote of 7,520,001 shares to approve the Merger (including the Plan Assumption). By action of written consent, dated January 31, 2005, holders of a majority of our outstanding shares of common stock approved the Merger and Plan Assumption. The written consent included the approval of Pete Smith, our president and a member of our Board of Directors, who holds 10,010,800 shares of our outstanding common stock. Since Mr. Smith may be deemed an "interested party," we also obtained written consent from certain disinterested holders of 2,875,000 shares. As a result, the Merger (including the Plan Assumption) has been approved and no further votes will be needed. The other member of our Board of Directors, Eric Weitzman, holds no shares of our outstanding common stock and is not an "interested party" solely by his service on our Board of Directors.

EFFECTIVE DATE OF THE MERGER


Under applicable federal securities laws, the Merger (including the Plan Assumption) cannot be effective until at least 20 calendar days after a definitive Schedule 14C Information Statement is first mailed to stockholders. The Articles of Merger and Certificate of Merger will become effective upon their filing with the Nevada Secretary of State and the Delaware Secretary of State, as applicable.


PURPOSE OF THE STOCK SPLIT

Our Board of Directors has determined that it is in our best interests to effect a 1-for-3.3528 reverse stock split of our common stock, with all fractional shares rounded up to the nearest whole number. The purpose of the Stock Split is to reduce the outstanding shares of our common stock prior to the effective date of the Merger to 1,500,000 shares (after accounting for the cancellation of shares of common stock held by Pete Smith - refer to "Security Ownership of Certain Beneficial Owners and Management" below). Our Board of Directors has agreed that our existing stockholders will own approximately 10% of our outstanding common stock after the Merger (on a fully-diluted basis) and effecting the Stock Split will allow us to set the conversion ratio for shares of MicroMed common stock at one-for-one. The Stock Split will be effectuated immediately prior to the Merger.

EFFECT OF THE STOCK SPLIT

As a result of the Stock Split, every 3.3528 shares of our outstanding common stock will be combined into one share of our common stock. We will not issue fractional shares in connection with the Stock Split. All fractional shares will be rounded up to the nearest whole.

Our Articles of Incorporation currently authorize the issuance of up to 50,000,000 shares of common stock, of which 15,040,000 shares are currently outstanding. Following the Stock Split, and after accounting for the cancellation of 10,010,800 pre-split shares held by Pete Smith, there will be 1,500,000 shares of common stock outstanding immediately prior to the consummation of the Merger.


The Stock Split will not have any effect on the transferability of outstanding stock certificates. The Stock Split will be reflected by book-entry. Stockholders that hold physical certificates should not destroy or send to us their common stock certificates. Those certificates will remain valid for the number of shares properly adjusted to reflect the Stock Split, and should be carefully preserved.


STOCKHOLDER VOTE REQUIRED TO EFFECTUATE THE STOCK SPLIT

The affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to effectuate the Stock Split. The Nevada Revised Statute provides that any action which may be taken at a meeting of the stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.

On January 31, 2005, there were 15,040,000 shares of common stock outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. Thus, we needed the affirmative vote of 7,520,001 shares to approve the Stock Split. By action of written consent, dated January 31, 2005, holders of a majority of our outstanding shares of common stock approved the Stock Split. As a result, adoption of the Stock Split was approved and no further votes will be needed.

EFFECTIVE DATE OF THE STOCK SPLIT


The Stock Split will become effective immediately prior to the Merger upon the filing of a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State.


PURPOSE OF THE NAME CHANGE

Our Board of Directors believes it is desirable to change our name to "MicroMed Cardiovascular, Inc." to more accurately reflect our new business operations pursuant to the Merger.

PURPOSE OF THE REINCORPORATION

Our Board of Directors believes that the Reincorporation from the State of Nevada to the State of Delaware will benefit Salmon and our stockholders. The State of Delaware is recognized for adopting comprehensive modern and flexible corporate laws, which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to that proposed by our Board. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware law. Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to our corporate legal affairs.

PRINCIPAL FEATURES OF THE NAME CHANGE AND THE REINCORPORATION


The Name Change and the Reincorporation will be accomplished by merging Salmon Express Inc. with and into our newly-formed, wholly-owned subsidiary, MicroMed Cardiovascular, Inc., pursuant to an Agreement and Plan of Merger, which will result in:


      o a change in domicile of Salmon Express Inc. from the State of Nevada to the State of Delaware, which means that the surviving company will be governed by the laws of the State of Delaware;

      o a change in our corporate name from Salmon Express Inc. to MicroMed Cardiovascular, Inc.;

      o after accounting for the Stock Split, the right of our stockholders to receive one new share of MicroMed Cardiovascular, Inc. for each outstanding share of our common stock held on the effective date of the Name Change and the Reincorporation;


      o the MicroMed 1997 Stock Option Plan and the MicroMed 2005 Stock Incentive Plan, which will be assumed by Salmon in the Merger, becoming the stock option plans of the surviving corporation;

      o MicroMed Cardiovascular, Inc.'s Certificate of Incorporation becoming the Certificate of Incorporation of the surviving corporation; and

      o MicroMed Cardiovascular, Inc.'s Bylaws becoming the Bylaws of the surviving corporation.


EFFECT OF THE NAME CHANGE AND THE REINCORPORATION


The Name Change will not have any effect on the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name "Salmon Express Inc." will continue to be valid and represent shares of "MicroMed Cardiovascular, Inc." In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of stockholders' current stock certificates. The Name Change will be reflected by book-entry. Stockholders that hold physical certificates should not destroy or send to us their common stock certificates. Those certificates should be carefully preserved.

Following the Reincorporation, the rights of our stockholders will be governed by Delaware law. For futher information regarding the effect of the Reincorporation on stockholders' rights, refer to "Significant Differences Between the Corporation Laws of Nevada and Delaware" below.


Beginning on or about the effective date of the Name Change and the Reincorporation, our common stock will be assigned a new trading symbol on the Over-the-Counter Bulletin Board.

STOCKHOLDER VOTE REQUIRED TO EFFECTUATE THE NAME CHANGE AND THE REINCORPORATION

The affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to effectuate the Name Change and the Reincorporation. The Nevada Revised Statute provides that any action which may be taken at a meeting of the stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.

On January 31, 2005, there were 15,040,000 shares of common stock outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders.

Thus, we needed the affirmative vote of 7,520,001 shares to approve the Name Change and the Reincorporation. By action of written consent, dated January 31, 2005, holders of a majority of our outstanding shares of common stock approved the Name Change and the Reincorporation. As a result, adoption of the Name Change and the Reincorporation was approved and no further votes will be needed.

EFFECTIVE DATE OF THE NAME CHANGE AND THE REINCORPORATION


The Name Change and the Reincorporation will become effective upon the filing of a Certificate of Incorporation with the Delaware Secretary of State and an Agreement and Plan of Merger by and between Salmon Express Inc., on the one hand, and MicroMed Cardiovascular, Inc. on the other hand, with the Nevada Secretary of State and the Delaware Secretary of State, respectively.

BACKGROUND OF THE MERGER

Beginning in late 2004, MicroMed began to entertain the idea of becoming a publicly traded company. Numerous meetings were held between MicroMed management and members of the Board of Directors of MicroMed and the decision was made that it was in the best interests of MicroMed to become a public company through a reverse merger with a publicly trading company. After making that decision, in November 2004, MicroMed selected Peyton, Chandler & Sullivan, Inc. ("PCS") as a consultant to assist MicroMed in identifying a suitable target for a reverse merger.

PCS identified a few potential shells and MicroMed originally decided to proceed with a company other than Salmon. However, due to delays, that other company abandoned further merger discussions with MicroMed. In late December 2004, PCS introduced MicroMed to the principals of Salmon. MicroMed conducted due diligence on Salmon and determined that Salmon was a suitable target for the reverse merger. Thereafter, MicroMed began discussions with principals and advisors of Salmon about the possibility of a Merger.

The parties discussed MicroMed's operating business and Salmon's capital structure. The companies then consulted with their respective financial, legal and tax advisors regarding the financial terms and structure of a proposed merger. Thereafter, the principals of Salmon and MicroMed agreed to terms pursuant to which Salmon would act as the publicly traded company to effectuate the Merger.


In late December 2004, investors introduced by PCS, the placement agent engaged to conduct the Private Placement referenced below under the section entitled "Private Placement by MicroMed," and funds affiliated with Oxford Biosciences, Inc., a greater than 5% stockholder in MicroMed, agreed to fund the purchase and cancellation of shares held by certain shareholders of Salmon. The cancellation of the shares held by Mr. Smith will be effected at the closing of the Merger under the terms of a Share Cancellation Agreement, which is predicted and contingent upon the closing of the Merger.


In late December 2004, MicroMed, Salmon, MergerSub and Messrs. Smith and Weitzman executed the Merger Agreement and Salmon filed a periodic report on Form 8-K reporting the execution of the Merger Agreement. Other than the foregoing, there were no other negotiations, transactions or material contracts between Salmon and MicroMed during the past two years.

STRUCTURE OF THE MERGER

At the effective time of the Merger:

      o Salmon will merge the Merger Sub with and into MicroMed and the separate corporate existence of the Merger Sub shall cease;

      o Salmon will issue shares of its common stock on a one-for-one basis in exchange for 100% of the issued and outstanding shares of common stock MicroMed;

      o Salmon will adopt the MicroMed 1997 Stock Option Plan and the MicroMed 2005 Stock Incentive Plan as its own plans;

      o Salmon will assume options and warrants to purchase shares of common stock previously issued by MicroMed on the same terms and conditions;

      o Salmon will issue the Escrow Shares into escrow to cover indemnification obligations, if any, of Salmon to MicroMed and its stockholders;

      o Salmon will cause 10,010,800 pre-split shares of common stock held by Mr. Smith to be cancelled and extinguished; and

      o In consideration for the aforementioned cancellation of shares, Salmon will distribute its assets (and related liabilities) held prior to the Merger to Mr. Smith and certain third parties unaffiliated to us will pay Mr. Smith cash consideration of $0.060456 per share, or $605,213. The distribution of assets will occur immediately following the closing of the Merger. The net tangible book value as of November 30, 2004 of the assets and liabilities of Salmon to be distributed to Mr. Smith immediately after the closing of the Merger is a net deficit of $12,172. This sum was not aggregated with the cash consideration he is receiving in exchange for the stock he holds in Salmon. As a result, the per share value of the consideration Mr. Smith is receiving is $0.060456 compared to the per share price of $0.098482 to be received by the other current stockholders of Salmon.


As referenced in the section entitled "Background to the Merger", investors introduced by PCS (none of which are affiliated with either Salmon or MicroMed), the placement agent engaged to conduct the Private Placement referenced below under the section entitled "Private Placement by MicroMed" (which is not affiliated with Salmon) and funds affiliated with Oxford Biosciences, Inc., a greater than 5% stockholder in MicroMed (none of which is affiliated with Salmon), agreed to fund the purchase and cancellation of shares held by certain stockholders of Salmon. These parties will become stockholders of Salmon upon the closing of the Merger and benefit from any appreciation in the market price of Salmon's common stock. The cancellation of the shares held by Mr. Smith will be effected at the closing of the Merger under the terms of a Share Cancellation Agreement, which is predicated and contingent upon the closing of the Merger. The reason for the cancellation of Mr. Smith's shares is to cancel shares issued to a party that may be considered an affiliate of Salmon as the sale of such shares to third parties would be restricted under applicable securities laws. Shares purchased from Salmon stockholders are registered pursuant to an effective resale prospectus on Form SB-2 and are being purchased at a per share price that is greater the per share price to be paid to Mr. Smith for the cancellation of his securities.


As a result of the Merger, Salmon shall be the parent corporation and the stockholders of MicroMed will become stockholders of Salmon. Based on the number of shares of common stock and options and warrants to purchase common stock of MicroMed outstanding as of January 31, 2005, after giving effect to the recapitalization referenced herein, but excluding the Escrow Shares and shares issuable further to the Private Placement, we anticipate that there will be 13,785,000 shares of common stock outstanding after the Merger, whereby the current stockholders of Salmon will own approximately 11% of our issued and outstanding shares of common stock, or approximately 10% of our issued and outstanding common stock if all 1,271,418 options and 96,875 warrants to purchase shares of common stock assumed pursuant to the Merger are exercised, which would result in 15,165,662 shares of common stock outstanding. MicroMed has retained a placement agent in connection with the Private Placement of at least $5 million and up to $20 million of its securities prior to the closing of the Merger. To the extent that the Private Placement closes prior to the Merger, we will issue additional shares of our common stock on a one-for-one basis in exchange for any shares so issued by MicroMed prior to closing of the Merger. We would also issue any warrants issued by MicroMed to investors in the Private Placement or to the aforementioned investment banker on the same terms and conditions as issued by MicroMed. If the Private Placement is not closed prior to the Closing of the Merger, it is anticipated that the Private Placement would be effected by Salmon. In either event, the percentage ownership of the remaining stockholders of Salmon will be substantially decreased.

The transaction contemplated by the Merger Agreement is intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(i)(A) of the Internal Revenue Code of 1986, as amended.

We are relying on Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act") in regard to the shares we anticipate issuing pursuant to the Merger. We believe this offering qualifies as a "business combination" as defined by Rule 501(d). Reliance on Rule 506 requires that there are no more than 35 non-accredited purchasers of securities from the issuer in an offering under Rule 506. MicroMed has represented to us that (i) the majority of its stockholders are "accredited investors" as defined in Rule 501(a) of Regulation D and (ii) that less than 35 of its stockholders are "non-accredited." MicroMed also has represented to us that there has been no advertising or general solicitation in connection with this transaction.

Escrow Shares

In accordance with the terms of the Merger Agreement, we will issue 1,500,000 post-split shares to cover indemnification obligations, if any, to MicroMed and its stockholders. At the closing of the Merger, the Escrow Shares shall be deposited with the Bank of New York (the "Escrow Agent") until the later of (i) 18 months, or (ii) the resolution of any pending claims at the end of such 18 month term (the "Claim Period").

During the Claim Period, a designated representative of MicroMed may assert a claim for breach of any of the representations, warranties or covenants of Salmon, MergerSub or Pete Smith contained in the Merger Agreement (each, an "Indemnity Claim"). Any Indemnity Claim must be delivered to the Escrow Agent and a designated representative of Salmon and must set forth (i) facts giving rise to an alleged basis for such claim, (ii) the dollar amount of the loss asserted (the "Loss"), and (iii) the number of Escrow Shares required to satisfy the alleged Loss, as calculated on the basis of "fair market value." For purposes of the referenced Escrow Agreement, fair market value shall mean the average closing price of Salmon's common stock over the 90 days prior to the Indemnity Claim, as reported on the Over-the-Counter-Bulletin-Board. The designated Salmon representative will then have up to 30 days to accept or contest the Indemnity Claim. If the designated representative of Salmon does not object to the Indemnity Claim, the Escrow Agent shall release a number of Escrow Shares to cover the alleged Loss. If the designated representative does object to the Indemnity Claim, the matter will be resolved by a mutually selected independent arbitrator.

The Share Cancellation Agreement

Concurrent with the execution of the Merger Agreement, MicroMed, Pete Smith and Stone & Graves entered into a Share Cancellation Agreement on January 31, 2005 whereby Mr. Smith agreed to cancel an aggregate 10,010,080 shares of Salmon common stock held by him on the effective date of the Merger. In consideration for the cancellation of his shares, Mr. Smith will receive $605,213 from unaffiliated parties and all assets and corresponding liabilities held by Salmon immediately prior to the effective date of the Merger. The net tangible book value as of November 30, 2004 of the assets and liabilities of Salmon to be distributed to Mr. Smith immediately after the closing of the Merger is a net deficit of $12,172.

The parties that will provide the $605,213 cash payment to Mr. Smith, as well as cash payments in the aggregate of $144,787 to certain other existing shareholders of Salmon, consist of PCS, R&R Biotech Partners, LLC, Oxford Bioscience Partners II (Annex) L.P., an affiliate of Oxford Biosciences, Inc., a greater than 5% stockholder in MicroMed, and entities and individuals that were introduced by PCS:

Investor                                                                       Amount
--------                                                                       ------

Peyton, Chandler & Sullivan, Inc.                                        $   184,538.88
Oxford Bioscience Partners II (Annex) L.P.                               $   217,538.76
R&R Biotech Partners, LLC                                                $    32,131.48
Kala Eswaran, Carl Hsu- POA                                              $     5,000.00
Jeanny Leung                                                             $    10,000.00
John Womack                                                              $     5,000.00
Alan Hsu                                                                 $     8,000.00
Herb Matsinger, Jr. Revocable Trust DtD                                  $    25,000.00
Ronald W. Minor                                                          $    75,000.00
Carl Hsu Trustee Carl C. Hsu MD Inc. PSP 7/01/84                         $    35,000.00
Nathan H. Allen M.D                                                      $    10,000.00
Henci Goer                                                               $    15,000.00
Carl C. Hsu Trustee Carl C. Hsu Inc. PSP 7/01/84, FBO Kathleen Rollins   $    10,000.00
Huiya Hsu                                                                $    15,000.00
Michael Chuang, Carl Hsu-POA                                             $    12,500.00
Stephanie Walton                                                         $     5,000.00
John Chin M.D                                                            $    25,000.00
Charles E. Frisco, Jr                                                    $     5,000.00
Neesan D. Zieour                                                         $    20,000.00
Daniel McCrimons                                                         $     5,000.00
Thiry Rajagopal                                                          $    10,000.00
Ronald S. Weaver M.D                                                     $     5,000.00
Timothy R. Surgenor                                                      $    15,290.00
Dr. Richard Gould                                                        $     5,000.00

Each of PCS, R&R Biotech Partners, LLC, Oxford Bioscience Partners II (Annex) L.P. and the individuals and entities introduced by PCS are "accredited investors" as that term is defined under Rule 501 of Regulation D.

Stone & Graves acts as the Escrow Agent under the Share Cancellation Agreement, and pursuant to its terms, will cancel the certificate representing Mr. Smith's shares on the effective date of the Merger. Pursuant to the terms of a Purchase and Escrow Agreement dated as of January 13, 2005 by and among PCS, Rodman & Renshaw, LLC and Oxford Biosciences Partners II (Annex) L.P., certain shareholders of Salmon, Mr. Smith and Stone & Graves, Mr. Smith will receive the $605,213 cash payment and the assets and liabilities of Salmon.

If the Merger Agreement is terminated, Mr. Smith's shares will remain in escrow pending the closing of an alternative merger transaction between Salmon and another party. The term of the Share Cancellation Agreement commenced on January 31, 2005 and will terminate upon the earlier to occur of the effective date of the Merger or the closing of an alternative merger transaction between Salmon and another party. Mr. Smith will have no rights to cash or stock dividends, if any, with respect to his stock while in escrow, but shall have voting rights. Stone & Graves is indemnified by MicroMed and Mr. Smith under the terms of the Share Cancellation Agreement, except for acts of gross negligence or willful misconduct.

Description of the MicroMed Technology, Inc. 1997 Stock Option Plan

MicroMed's 1997 Stock Option Plan (the "1997 Plan") was adopted by MicroMed's Board of Directors in 1997 and approved by its stockholders. The purpose of the 1997 Plan is to provide additional incentive to MicroMed's officers, directors, other key employees and significant consultants by encouraging them to invest in shares of common stock, and thereby acquire a proprietary interest in MicroMed and an increased personal interest in MicroMed's continued success and progress. The 1997 Plan may be administered by the Board of Directors or a Committee, which is appointed by the Board of Directors. The term "Committee" refers to either the Board of Directors or the Committee, depending on who is administering the Plan.

The Committee will determine, among other things, which officers, directors, key employees, and consultants receive an option or options under the 1997 Plan, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, the number of shares subject to each option, the rate of option exercisability, and, subject to certain other provisions to be discussed below, the option price and duration of this option.

The Committee may, in its discretion, amend or supplement any of the option terms hereafter described, provided that if an incentive option is granted under the 1997 Plan, the option as amended or supplemented continues to be an incentive stock option.

No individual may receive options under the 1997 Plan for more than 30% of the aggregate number of shares of common stock authorized for issuance under the 1997 Plan.

The options granted under the 1997 Plan have an option price that may either be equal to the fair market value at the date of grant (in the case of incentive stock options) or at such other price determined by the Committee (in the case of non-qualified options). The option price for options intended to be incentive stock options under the 1997 Plan must be at least equal to 100% of the fair market value of the common stock as of the date the option is granted or, if the grantee is the holder of more than 10% of MicroMed's capital stock, 110% of the fair market value of the common stock as of the date the option is granted. The fair market value will be determined by the Committee.

In the event of a "change of control" of MicroMed, as defined in the Plan, each optionee may exercise the total number of shares then subject to the option. Consequently, the Plan may be deemed to have certain "anti-takeover" and "anti-greenmail" effects. The Merger, as contemplated, would constitute a "change of control." Accordingly, the vesting of options to purchase 12,112 shares will be accelerated in connection with the Merger.

Subject to the discretion of the Committee, the stock options generally expire 10 years after the date they are granted, with certain exceptions. Options terminate three months after the date on which employment is terminated (whether such termination be voluntary or involuntary), other than by reason of death or disability, but not later than the scheduled termination date. The option terminates one year from the date of termination due to death or disability, but not later than the scheduled termination date.

Description of MicroMed Technology, Inc. 2005 Stock Incentive Plan

Prior to the closing of the Merger, MicroMed's Board of Directors and stockholders will adopt the MicroMed Technology, Inc. 2005 Stock Incentive Plan (the "2005 Stock Incentive Plan"). The 2005 Stock Incentive Plan provides for the grant of up to 2,189,147 post-split shares of common stock pursuant to incentive stock options, nonqualified stock options, stock appreciation rights, common stock and units representing the right to receive shares of common stock under certain circumstances ("Stock Awards") and other restricted stock awards and stock units for employees, non-employee directors, consultants and advisors.

Incentive stock options may not be granted at less than the fair market value of MicroMed's common stock at the date of grant. The options can be exercisable at various dates, as determined by the Board of Directors, or a committee designated by the Board of Directors (the "Committee"), and will expire no more than 10 years from the date of grant.

Stock appreciation rights of a term of no more than 10 years and Stock Awards may be granted by the Board of Directors, or the Committee, with terms, conditions and limitations to be decided by the Board of Directors or the Committee. Options, stock appreciation rights and Stock Awards may be granted to consultants and non-employee directors, with terms, conditions and limitations to be decided by the Board of Directors or the Committee.

Options granted under the 2005 Stock Incentive Plan are restricted as to transfer and may contain provisions relating to a change of control and various means of payment upon exercise. While grant documentation will govern the expiration and vesting of the various types of grants available under the 2005 Stock Incentive Plan, replacement options will expire on the earlier of the 10th anniversary of the grant date, and with respect to any exercisable portion of the grant, the expiration of 90 days following termination of employment for reasons other than death, disability or cause, the first anniversary of termination by reason of death or disability, the date of the termination of employment for cause and the date of termination for any reason.


In connection with the Merger, Salmon will assume the 1997 Plan and the 2005 Stock Incentive Plan as stock option plans of Salmon.


Immediately prior to the closing of the Merger, MicroMed will have 56,418 options outstanding under the 1997 Plan and 1,215,000 options outstanding under the 2005 Stock Incentive Plan. Of those amounts, 867,143 options will be held by MicroMed's executive officers, 161,823 options will be held by MicroMed's non-executive directors and 242,452 options will be held by MicroMed's non-executive employees and consultants.

OUR REASONS FOR THE MERGER


Our Board of Directors considered various factors in approving the Merger (including the Plan Assumption) and the Merger Agreement, including:

      o     our inability to expand the current level of operations;

      o the available technical, financial and managerial resources possessed by MicroMed;

      o     prospects for the future;

      o the quality and experience of management services available and the depth of MicroMed's management;

      o     MicroMed's potential for growth or expansion;

      o     MicroMed's profit potential; and

      o an anticipated increase in stockholder value as a result of the Merger.

Our Board of Directors considered various factors. Our management determined that the lack of revenue and the inability to expand our operations to profitability were compelling factors. In considering the Merger with MicroMed, our Board of Directors anticipated that this lack of profitability was likely to continue for the foreseeable future. Given those circumstances, our Board decided that the best course of action for Salmon and our stockholders was to enter into and conclude the proposed Merger with MicroMed, after which our management would resign. In agreeing to the Merger, our Board hopes that by relinquishing control to MicroMed's management and assuming MicroMed's assets and operations, that such a move would eventually add value to Salmon and the interests of our stockholders. Our Board of Directors reached this conclusion after analyzing MicroMed's operations, technical assets, intellectual property and managerial resources, which are described in more detail below and believes that acquiring MicroMed's operations by means of the Merger was the best opportunity to increase value to our stockholders. Our Board of Directors did not request a fairness opinion in connection with the Merger.

REPORTING OBLIGATIONS

We are not required to file reports with the SEC under the Exchange Act. As a result, we may cease filing information publicly with the SEC at any time; however, management intends to voluntarily continue to file all reports under the Exchange Act until consummation of the Merger , and the management of MicroMed plans to file Form 8-A following the consummation of the Merger so that a report under Section 15(d) of the Exchange Act will be filed for the first periodic reporting period following the consummation of the Merger .

Since we are not subject to the reporting obligations under the Exchange Act, there is a risk that our shares may cease trading on the Over-the-Counter-Bulletin-Board.

RISKS RELATED TO MICROMED

MICROMED HAS INCURRED SIGNIFICANT OPERATING LOSSES SINCE INCEPTION AND EXPECTS TO CONTINUE TO INCUR LOSSES, AND IT CANNOT ASSURE YOU THAT IT WILL ACHIEVE PROFITABILITY.


MicroMed has not generated significant revenues from commercial sales in international markets and from reimbursements from its U.S. clinical trials. Since MicroMed's formation in 1995, it has incurred substantial costs from research and product development efforts, preclinical and clinical studies and general and administrative expenditures. MicroMed expects that its expenses will increase as a result of increased clinical testing and regulatory compliance costs. MicroMed has incurred net losses every year since its inception and has an accumulated deficit of approximately $76 million as of March 31, 2005. MicroMed expects to continue to incur losses over at least the next two years, and the amount of future losses is uncertain. MicroMed's ability to generate revenue and become profitable will depend on obtaining regulatory approvals in the U.S. and achieving market acceptance for the DeBakey VAD. Sales of the DeBakey VAD in the U.S. cannot begin until MicroMed receives necessary regulatory approvals. MicroMed may never obtain necessary regulatory approval, generate significant revenues from commercial sales or achieve profitability.


If MicroMed's revenues fail to grow at a pace rapid enough to offset planned increases in expenses, or if MicroMed is unable to curb its losses and achieve profitability, its future growth could be harmed.

MICROMED HAS INCURRED SIGNIFICANT OPERATING LOSSES SINCE ITS INCEPTION IN OCTOBER 1995 THAT RAISE DOUBTS ABOUT MICROMED'S ABILITY TO CONTINUE AS A GOING CONCERN, AND IF MICROMED DOES NOT ACHIEVE PROFITABILITY YOU MAY LOSE YOUR ENTIRE INVESTMENT.


MicroMed began selling the DeBakey VAD System in Europe and select international markets in April 2001 and has yet to demonstrate that it can generate sufficient sales to become profitable. MicroMed has incurred significant net losses since its inception in October 1995, including a net loss available to common stockholders of $14.2 million for the year period ended December 31, 2004 and $4.0 million for the three-month period ended March 31, 2005. As of March 31, 2005, MicroMed had an accumulated deficit of approximately $76 million. MicroMed expects to continue to incur operating losses at least through 2007. Further, MicroMed expects operating expenses to increase as it seeks U.S. regulatory clearance for the DeBakey VAD, build a technical support organization for product introduction and market development, continue engineering and development projects, and increase administrative activities to support MicroMed's planned growth. The extent of MicroMed's future operating losses and the timing of its profitability are highly uncertain, and MicroMed may never generate sufficient revenues to achieve or sustain profitability.

Based upon funds available to us at December 31, 2004, our independent auditors expressed doubt about our ability to continue as a going concern if we are unable to raise additional funds. If revenues fail to grow at a pace rapid enough to offset planned increases in MicroMed's expenses or if MicroMed is unable to curb its losses and achieve profitability, the value of your investment may be lost.


MICROMED'S SUCCESS DEPENDS ENTIRELY ON THE DEBAKEY VAD.

MicroMed depends entirely on the DeBakey VAD and related accessories for its success. The DeBakey VAD will require regulatory approval before it can be marketed in the U.S. MicroMed has not sold significant numbers of products in international markets or in the U.S. and it cannot assure you that its efforts will be successful or that the DeBakey VAD will be safe or effective, approved by regulatory authorities or successfully marketed. Because the DeBakey VAD is MicroMed's primary product focus, its inability to obtain the necessary regulatory approvals or to market and commercialize the DeBakey VAD successfully would materially affect its ability to achieve significant revenue and would make it likely that MicroMed would not achieve profitability.

IF THE DEBAKEY VAD IS NOT ACCEPTED BY THE MEDICAL COMMUNITY MICROMED WILL NOT ACHIEVE SIGNIFICANT REVENUES AND WILL NOT BE PROFITABLE.

The commercial success of the DeBakey VAD depends on its acceptance by cardiologists and cardiac surgeons. Such acceptance will depend on clinical trial results and the conclusion by these physicians that the DeBakey VAD is safe, cost-effective and an acceptable method of treatment. MicroMed cannot assure you that the DeBakey VAD will provide benefits considered adequate by providers of cardiovascular treatments or that a sufficient number of providers will use the DeBakey VAD for it to achieve commercial success. Even if MicroMed establishes the safety and effectiveness of the DeBakey VAD, physicians may elect not to use it for a number of reasons, including:

      o adverse medical effects suffered by patients implanted with the DeBakey VAD during clinical trials or after commercialization, even if unrelated to the DeBakey VAD;

      o     lack of experience with the DeBakey VAD;

      o the perceived increased risk of patient infection associated with VADs generally;

      o perceived liability risks generally associated with the use of new medical products; and

      o adverse publicity regarding the DeBakey VAD, truthful or false, or favorable publicity regarding a competing VAD or medical alternative that could adversely affect acceptance of the DeBakey VAD by the medical community.

THE MAINTENANCE OF EXISTING AND THE ESTABLISHMENT OF ADDITIONAL RELATIONSHIPS WITH CARDIAC SURGEONS AND CARDIOLOGISTS IS NECESSARY FOR MICROMED TO ACHIEVE SIGNIFICANT RESPONSES.

A limited number of cardiac surgeons and cardiologists influence medical device selection and purchase decisions for a large portion of MicroMed's target cardiac patient population. MicroMed has developed working relationships with cardiac surgeons and cardiologists at a number of leading medical centers in connection with the development of the DeBakey VAD. In addition, surgical teams at several leading foreign medical centers have performed clinical trials to support MicroMed's applications for CE Mark regulatory approval. If MicroMed fails to maintain existing relationships and arrangements or establish new relationships with these and other physicians and medical centers in support of the DeBakey VAD, MicroMed will not achieve significant revenues and will not be profitable.

THE DEBAKEY VAD WILL LIKELY HAVE A LONG AND VARIABLE SALES AND DEPLOYMENT CYCLE, WHICH MAY CAUSE ITS REVENUE AND OPERATING RESULTS TO FLUCTUATE SIGNIFICANTLY FROM QUARTER-TO-QUARTER.

MicroMed expects that the DeBakey VAD will have a lengthy sales cycle and MicroMed may incur substantial sales and marketing expenses and expend significant effort without making significant sales. Even after making a decision to purchase the DeBakey VAD, MicroMed expects that customers may deploy products slowly. For example, MicroMed expects that the length of time between initial contact with cardiac surgeons and the potential purchase of the DeBakey VAD will generally be between nine and 18 months. In addition, the cardiac centers that buy the majority of MicroMed's products are usually led by cardiac surgeons who are heavily recruited by competing centers or by centers looking to increase their profiles. When one of these surgeons moves between centers, MicroMed may experience a temporary but significant reduction in purchases by the departed center while it replaces its lead surgeon. As a result, it will be difficult for MicroMed to predict the quarter in which its customers may purchase the DeBakey VAD and MicroMed's revenue and operating results may vary significantly from quarter to quarter, which increases the risk of an operating loss for MicroMed for any given quarter.

FUTURE CHANGES IN TECHNOLOGY COULD RENDER THE DEBAKEY VAD OBSOLETE OR UNCOMPETITIVE.

The field of technology relating to cardiac assistance and therapy and the medical device industry has undergone rapid and significant technological development. MicroMed expects that the technology associated with cardiac assist devices will continue to develop rapidly, and its success will depend in large part on its ability to establish a competitive position with respect to this technology. Additionally, new surgical procedures and medications could develop that replace or reduce the importance of the procedures we are developing the DeBakey VAD to perform. Third parties may succeed in developing or marketing technologies and products that are more effective than the DeBakey VAD or that would render the DeBakey VAD obsolete or uncompetitive before MicroMed recovers any or all of its research, development and commercialization expenses.

MICROMED MAY BE UNABLE TO COMPETE SUCCESSFULLY WITH ITS COMPETITORS.

MicroMed faces competition from companies that develop, manufacture and market cardiac assist and therapy products and technology. MicroMed also competes with universities and other research institutions in the development of cardiac assist and therapy technologies. Many of MicroMed's competitors have greater technical and financial resources. Some of these competitors have currently available and marketed cardiac assist products, as well as cardiac assist products and technologies under development. For example, other companies are currently developing axial flow and centrifugal VADs that, if successfully commercialized, could compete with the DeBakey VAD.

MicroMed's ability to compete successfully is based on numerous factors, including:

      o the performance, effectiveness and size of the DeBakey VAD relative to competing products;

      o the relative speed with which it is able to bring the DeBakey VAD to market in its target markets;

      o     the cost-effectiveness of the DeBakey VAD; and

      o     the ease of use of the DeBakey VAD.

If MicroMed is unable to distinguish the DeBakey VAD from competing products, or if competing products reach the market first, MicroMed may be unable to compete successfully with current or future competitors. This would cause its revenues to decline and affect its ability to achieve profitability.

MICROMED'S CLINICAL TRIALS MAY PROVE UNSUCCESSFUL OR LEAD TO SIGNIFICANT SETBACKS IN OBTAINING NECESSARY REGULATORY APPROVALS.

In order to obtain regulatory approvals for commercial sale of the DeBakey VAD, MicroMed must demonstrate through clinical trials that the DeBakey VAD is safe and performs as intended. MicroMed must demonstrate that the DeBakey VAD, which was designed to provide increased blood flow to patients who suffer from end-stage heart failure, can operate effectively and reliably within a patient for an extended period of time.

MicroMed commenced clinical trials for the DeBakey VAD in Europe in November 1998 and in the U.S. in June 2000. During its clinical trials, patients have died or suffered other adverse medical effects, including adverse effects commonly associated with VAD use generally. For example, during MicroMed's European and U.S. clinical trials, there have been instances of thrombus formation (blood clots) in the DeBakey VAD which required therapeutic intervention and/or caused serious adverse effects. Adverse medical effects may continue to occur in future clinical trials. Patient deaths and other adverse effects, even if unrelated to the DeBakey VAD, could adversely affect MicroMed's clinical trial results and thus its ability to secure required regulatory approval. The DeBakey VAD will require further trials in the U.S. before obtaining or applying for regulatory approval for marketing and may require further clinical trials in Europe for product enhancements.

Clinical trials may identify significant technical or other obstacles to be overcome prior to obtaining necessary regulatory or reimbursement approvals. A number of companies have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. MicroMed may suffer such setbacks. MicroMed, or regulatory authorities, may suspend or terminate clinical trials at any time.

MicroMed also may encounter unexpected delays, expenses, technical problems or other difficulties related to development, manufacturing and marketing of the DeBakey VAD that could result in the abandonment or substantial change in the design, development and commercialization of the DeBakey VAD. MicroMed's failure or inability to address such problems adequately or timely would have a material adverse effect on its ability to commercially market its products. Although MicroMed has received CE Mark approval for the bridge-to-transplant ("BTT"), destination therapy ("DT") and pediatric indications and has received U.S. regulatory approval to commercialize the DeBakey VAD for pediatric indications pursuant to a humanitarian device exemption ("HDE"), it cannot assure you as to when its U.S. clinical trials will be completed or that it will obtain required U.S. regulatory approvals or other non-U.S. regulatory approvals for the DeBakey VAD and any product enhancements when expected or at all.

MICROMED MAY NOT OBTAIN OR MAINTAIN REGULATORY CLEARANCES OR APPROVALS REQUIRED FOR MARKETING AND COMMERCIALLY SELLING THE DEBAKEY VAD IN THE U.S. AND SUCH FAILURE OR DELAY IN OBTAINING OR MAINTAINING SUCH CLEARANCES OR APPROVALS COULD ADVERSELY AFFECT ITS BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The research and development, manufacturing, marketing and distribution of the DeBakey VAD system in the U.S. is subject to regulation by numerous authorities, including the Food and Drug Administration ("FDA"). MicroMed must comply with the Federal Food, Drug, and Cosmetic Act and the regulations promulgated under the Act, administered by the FDA. Prior to marketing or commercial sale in the U.S., MicroMed must obtain a Pre-Market Approval ("PMA") for the DeBakey VAD from the FDA. The process of obtaining this approval is lengthy, expensive and uncertain. Securing FDA clearances and approvals will require submission of clinical data and supporting information to the FDA. Product clearances and approvals can be withdrawn for failure to comply with regulatory requirements or on the occurrence of unforeseen problems following initial marketing. MicroMed also must comply with regulations administered by the FDA including the Quality Systems Requirements and Good Laboratory Practice regulations. These regulations require MicroMed to follow certain prescribed testing, quality, control, storage and documentation procedures. The FDA monitors compliance with applicable regulatory requirements through periodic site inspections.

MicroMed cannot assure you that it will be able to obtain necessary regulatory clearances or approvals on a timely basis, if at all, and delays in receipt or failure to receive such clearances or approvals, the loss of previously received clearances or approvals, or failure to comply with existing or future regulatory requirements could have a material adverse effect on MicroMed's business, prospects, financial condition and results of operations. Moreover, regulatory clearances or approvals for the DeBakey VAD, even if granted, may include significant limitations on the uses for which the product may be marketed. In addition, certain material changes to approved medical devices are subject to FDA review and approval. MicroMed cannot assure you that it will be able to maintain compliance with all regulatory requirements. Changes in existing laws, regulations or policies and the adoption of new laws, regulations or policies could prevent MicroMed from, or could affect the timing of, achieving compliance with regulatory requirements, including current and future regulatory clearances or approvals, where necessary.

MICROMED MAY BE UNABLE TO OBTAIN OR MAINTAIN NECESSARY CLEARANCES OR APPROVALS REQUIRED FOR THE INTERNATIONAL COMMERCIALIZATION OF THE DEBAKEY VAD IN CERTAIN COUNTRIES, WHICH COULD ADVERSELY AFFECT ITS BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

MicroMed intends to market the DeBakey VAD in international markets as well as domestically. A number of risks are inherent in international transactions. Sales of products outside of the U.S. are subject to foreign regulatory requirements governing, among other things, product approval, product testing and licensing standards, manufacturing processes, pricing and reimbursement levels that may vary widely from country to country. Regulations governing requirements for approvals or clearance to market, the time required for regulatory review and sanctions imposed for violations also vary from country to country. The time required to obtain clearance from a foreign country may be longer or shorter than that required by the FDA or other such agencies, and other regulatory requirements may differ.

Prior to commercial sale of medical devices in the countries of the European Union, MicroMed was required to receive a CE Mark certification, an international symbol of quality and compliance with applicable European community medical device directives. In particular, MicroMed must comply with the Essential Requirements of the Medical Devices Directive, which primarily relate to safety and performance, and to undergo conformity assessment certification by a Notified Body in order to qualify for CE Mark approval.

In Europe, MicroMed is also subject to the Active Implantable Medical Device Directive, which regulates quality medical device manufacturing. In addition, MicroMed must meet the technical standards established by the International Organization for Standardization ("ISO"). ISO 9000 is a series of international standards on quality management and assurance. ISO 13485 is the medical version of ISO 9001, which incorporates all quality elements, including design.

Although MicroMed has received CE Mark approval for the bridge-to-transplant, destination therapy and pediatric indications, it cannot assure you that it will obtain or maintain regulatory approvals or clearances in countries of the European Union or other foreign countries or that MicroMed will not have to incur significant costs in obtaining or maintaining foreign regulatory approvals or clearances. In addition, if existing regulations are changed or modified,

MicroMed cannot assure you that it will be able to comply with any such changes or modifications or that such changes or modifications will not result in significant costs in order to comply with such changes or modifications. Delays in receipt of approvals or clearances to market the DeBakey VAD in international countries, failure to receive such approvals or clearances or the future loss of previously received approvals or clearances could have a material adverse effect on MicroMed's business, prospects, financial condition and results of operations. International sales also may be limited or disrupted by political instability, failure to receive adequate reimbursement, price controls, trade restrictions and the impositions of or changes in tariffs, any of which could have a material adverse effect on its business, prospects, financial condition and results of operations. Collection of receivables from some foreign countries can be problematic. MicroMed cannot assure you that it will be able to successfully commercialize the DeBakey VAD in any international market.

IF MICROMED IS UNABLE TO OBTAIN REGULATORY APPROVAL FOR MARKETING THE DEBAKEY VAD FOR OTHER INDICATIONS, OR FOR PRODUCT ENHANCEMENTS TO THE DEBAKEY VAD, ITS GROWTH PROSPECTS WILL BE LIMITED.

Even though MicroMed has received CE Mark approval for the bridge-to-transplant, destination therapy and pediatric indications, and even if it receives a PMA from the FDA for such indications and it is successful in marketing the DeBakey VAD for such indications, MicroMed may be unable to expand its business as intended to address these markets. MicroMed has not received, and may never receive, regulatory approval for other indications such as bridge-to-recovery. Additional regulatory approvals will be required for MicroMed to conduct clinical trials to support the use of our DeBakey VAD and to commercialize the DeBakey VAD for such other indications. If MicroMed is unsuccessful in completing the required clinical trials and obtaining the necessary regulatory approvals to market the DeBakey VAD for expanded uses, its growth prospects will be limited. Even if MicroMed obtains the necessary regulatory approvals for other indications, it may fail to gain market acceptance for the DeBakey VAD for such other indications.

MicroMed plans to make product enhancements to the DeBakey VAD system from time to time. Product enhancements require supplemental filings with and further approval from regulatory authorities, and may require additional clinical trials. The process of obtaining regulatory approval for a product enhancement may take a long period of time, and MicroMed cannot assure you that it ultimately will obtain approval for any product enhancement.

THE DEBAKEY VAD MAY NOT RECEIVE APPROVAL FOR REIMBURSEMENT BY GOVERNMENTS AND OTHER THIRD-PARTY PAYORS.

Sales of the DeBakey VAD will depend largely on the availability of adequate reimbursement from third-party payors such as governments and private insurers. Healthcare providers that purchase medical devices for treatment of their patients generally rely on third-party payors to reimburse all or part of the costs associated with treatment. Medical devices incorporating new technologies, such as the DeBakey VAD, are closely examined by governments and private insurers to determine whether the device and associated medical procedures will be covered for reimbursement, and, if so, the level of reimbursement that will apply.

Government and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement of therapeutic products and by refusing in some cases to provide any coverage for uses of approved products for indications other than those for which their respective regulatory agencies (e.g., the FDA) have granted marketing approval. MicroMed cannot predict whether reimbursement for the DeBakey VAD will be sufficient from third-party payors to adequately compensate hospitals for DeBakey VAD implants. Failure to obtain such adequate reimbursement could influence selection of the DeBakey VAD for treatment and could have a material adverse effect on MicroMed's business, financial condition and results of operations.

MICROMED IS THE SOLE MANUFACTURER OF THE DEBAKEY VAD AND HAS ONLY ONE MANUFACTURING FACILITY, THE LOSS OF WHICH WOULD HARM MICROMED'S REVENUES AND DAMAGE ITS BUSINESS.

MicroMed currently produces the DeBakey VAD in its manufacturing facility located in Houston, Texas, which is the sole source for production of the DeBakey VAD. A natural disaster or other event that resulted in the destruction or loss of part or all of the manufacturing facility or a work stoppage or other employee issues that interrupted or stopped DeBakey VAD production would significantly harm MicroMed's business and operations. Although Micromed believes other manufacturing facilities could manufacture the DeBakey VAD in compliance with the FDA's Quality System Regulation, MicroMed may not be able to find an alternate facility that could meet production requirements on short notice. Even if MicroMed finds an alternate facility, production costs likely would increase, particularly if MicroMed needs the DeBakey VAD produced on short notice.

MICROMED DEPENDS ON SUPPLIERS TO PROVIDE KEY MATERIALS AND COMPONENTS OF THE DEBAKEY VAD, AND ANY CHANGE IN MICROMED'S RELATIONSHIP WITH ITS SUPPLIERS COULD PREVENT MICROMED FROM DELIVERING THE DEBAKEY VAD IN A TIMELY MANNER, REDUCING ITS FUTURE REVENUES OR INCREASING ITS COSTS.

MicroMed relies on third-party suppliers to provide key materials and components of the DeBakey VAD system, some of which are single source suppliers. MicroMed's reliance on these third-party suppliers subjects it to other risks that could harm its business, including:

      o suppliers could encounter manufacturing problems due to a variety of reasons, including failure to follow specific protocols and procedures, failure to comply with applicable regulations, including the FDA's Quality System Regulation, equipment malfunction and environmental factors;

      o suppliers often manufacture medical or other devices for a range of customers, and fluctuations in demand for the products those suppliers make for others may affect their ability to deliver components to us in a timely manner;

      o suppliers may encounter financial hardships unrelated to MicroMed's demand for products, which could inhibit their ability to fulfill our orders and meet delivery requirements;

      o the suppliers may make errors in manufacturing materials and components that could negatively affect the efficacy or safety of the DeBakey VAD or cause delays in its shipment;

      o MicroMed may not be able to obtain adequate inventories of the materials and components it needs in a timely manner or on commercially reasonable terms; and

      o MicroMed may have difficulty locating and qualifying alternative suppliers for these products.

MICROMED'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS INVOLVES MANY COMPLEXITIES AND UNCERTAINTIES; COMMERCIALIZATION OF THE DEBAKEY VAD COULD GIVE RISE TO CLAIMS THAT ITS TECHNOLOGY INFRINGES ON THE RIGHTS OF OTHERS.

MicroMed's business depends significantly on its proprietary technology. MicroMed relies on a combination of patents, trademarks and confidentiality agreements and other contractual provisions to establish, maintain and protect its proprietary rights, all of which afford only limited protection. MicroMed's success will depend to a significant extent on its ability to obtain and maintain patent and trademark protection for the DeBakey VAD and related technologies, to preserve trade secrets and to operate without infringing the proprietary rights of others.

MicroMed cannot assure you that it will obtain additional patents or that issued patents will provide substantial protection against competitors with similar technology or be of commercial benefit to MicroMed. The issuance of a patent is not conclusive as to its validity or enforceability, nor does it provide the patent holder with freedom to operate without infringing the patent rights of others.

The medical device industry is characterized by a large number of patents and by frequent and substantial intellectual property litigation. A patent could be challenged by litigation and, if the outcome of such litigation were adverse to the patent holder, competitors might be free to use the subject matter covered by the patent, or the patent holder might license the technology to others in settlement of such litigation. The invalidation of key patents owned by or licensed to MicroMed or nonapproval of pending patent applications could create increased competition, with potentially material adverse effects on MicroMed and its business.

MicroMed is potentially subject to claims and litigation from third parties claiming that MicroMed's products or processes infringe their patent or other proprietary rights. If any such actions are successful, in addition to any potential liability for damages, MicroMed could be required to obtain a license in order to continue to manufacture, use or sell the affected product or process. Litigation, which could result in substantial cost to MicroMed, also may be necessary to enforce its patent and proprietary rights and/or to determine the scope and validity of the patents or proprietary rights of others. Any intellectual property litigation would be costly and could divert the efforts and attention of MicroMed's management and technical personnel, which could have a material adverse effect on its business, financial condition and results of operations. MicroMed cannot assure you that infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not prevent MicroMed from selling its products or materially and adversely affect its business, financial condition and results of operations. If any such claims are asserted against it, it may seek to enter into a royalty or licensing arrangement. MicroMed cannot assure you that a license will be available on commercially reasonable terms, or at all.

MicroMed also relies on unpatented trade secrets, and no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to its trade secrets or disclose such technology, or that MicroMed can meaningfully protect its right to unpatented trade secrets.

IF THE RIGHTS TO TECHNOLOGY THAT MICROMED HAS LICENSED TERMINATE, ITS COMMERCIALIZATION EFFORTS COULD BE DELAYED OR FAIL.

Fundamental elements of the DeBakey VAD technology have been licensed from NASA and Baylor College of Medicine. MicroMed has worldwide rights to that technology, but these exclusive rights will terminate on the expiration of the licensed patent relating to the technology or final abandonment of any pending patent application. The licensed patent relating to the technology does not expire before 2013. Additionally, MicroMed's exclusive rights may be terminated if it breaches the terms of the license agreements and fails to cure the breach.

Termination of MicroMed's agreements with NASA or Baylor College of Medicine could delay or suspend MicroMed's overall commercialization efforts. The failure to maintain the right to license such technology could require MicroMed to cease providing products or services using such licensed technology and, therefore, would likely result in loss of revenue for its business.

MICROMED MAY BE SUBJECT TO CLAIMS OF TRADEMARK INFRINGEMENT, WHICH MAY HARM ITS BUSINESS.

MicroMed may be subject to legal proceedings alleging claims of trademark infringement in the future. MicroMed has recently become aware that other parties are utilizing the "Micromed" mark, or other marks that incorporate the letters "Micromed," and those parties may have rights to such mark that are superior to those of MicroMed. In this event, MicroMed may be required to stop using the name in particular markets or to obtain a license from these parties to use it in such markets. If MicroMed must rebrand, it may result in significant marketing expenses and additional management time and resources, which may adversely affect its business.

PRODUCT LIABILITY CLAIMS IN EXCESS OF MICROMED'S INSURANCE COVERAGE COULD ADVERSELY AFFECT ITS BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The research, development and commercialization of medical devices entails significant product liability risks. The use of the DeBakey VAD in clinical trials and its commercial sale may expose MicroMed to liability claims. These claims might be made directly by consumers, healthcare providers or persons selling the device. MicroMed currently maintains product liability insurance in an aggregate amount of $20 million; however, MicroMed cannot assure you that it will be able to maintain such insurance on acceptable terms or that such insurance will be sufficient to protect it against potential claims or that insurance will be available in the future in amounts sufficient to protect it. A product liability claim, product recall or other claim, as well as any claims for uninsured liabilities or in excess of insured liabilities, could result in substantial costs to MicroMed, divert management attention from its operations and generate adverse publicity. This could harm MicroMed's reputation, result in a decline in revenues and increase expenses.

MICROMED MAY BE UNABLE TO SCALE ITS OPERATIONS SUCCESSFULLY.

MicroMed's plan is to grow rapidly. Its growth will place significant demands on MicroMed's management and manufacturing capacity, as well as its financial, administrative and other resources. MicroMed cannot guarantee that any of the systems, procedures and controls it puts in place will be adequate to support the commercialization of the DeBakey VAD or other operations. MicroMed's operating results will depend substantially on the ability of its officers and key employees to manage changing business conditions and to implement and improve its financial, administrative and other resources. If MicroMed is unable to respond to and manage changing business conditions, or the scale of its products, services and operations, then the quality of its services, its ability to retain key personnel and its business could be harmed.

MICROMED DEPENDS ON CERTAIN KEY EXECUTIVE PERSONNEL AND OTHER KEY SCIENTIFIC AND MANAGERIAL PERSONNEL FOR ITS SUCCESS, THE LOSS OF WHOM COULD ADVERSELY AFFECT ITS BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

MicroMed's success depends on the continued availability and contributions of members of its scientific and senior management teams and other key personnel. The loss of services of any of these persons could delay or reduce MicroMed's product development and commercialization efforts. Furthermore, recruiting and retaining qualified scientific personnel to perform future research and development work will be critical to MicroMed's success. The loss of members of MicroMed's management team, key clinical advisors or scientific personnel, or its inability to attract or retain other qualified personnel or advisors, could significant weaken its management, harm its ability to compete effectively and harm its business.

MICROMED'S FUTURE CAPITAL NEEDS ARE UNCERTAIN. SALMON MAY NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE AND THESE FUNDS MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS OR AT ALL.

If MicroMed completes the Private Placement, including the conversion of approximately $4.5 million of convertible notes issued in connection with the 2004 and 2005 Bridge Loans, prior to the closing of the Merger, Salmon believes that MicroMed will have sufficient cash and cash equivalents to meet projected operating requirements for at least the through the end of 2005. However, if MicroMed does not complete the Private Placement prior to the closing of the Merger, Salmon will need to seek additional funds from public and private stock offerings, borrowings under credit lines or other sources. Salmon cannot be certain that additional capital will be available on favorable terms, or at all. Any subsequent equity financing could result in dilution to your share holdings. If adequate funds are unavailable, MicroMed may be required to scale back or discontinue its product development program or clinical trials, or obtain funds through strategic alliances that may require MicroMed to relinquish rights to certain of its technologies. Refer also to "Management's Discussion and Analysis of MicroMed's Financial Condition and Results of Operations-Liquidity and Capital Resources."

MICROMED'S NON-U.S. SALES PRESENT SPECIAL RISKS.

During the years ended December 31, 2004 and 2003, sales originating outside the U.S. and U.S. export sales accounted for approximately 29% and 30%, respectively, of MicroMed's total revenues. MicroMed anticipates that sales outside the U.S. will continue to account for a significant percentage of its product sales and MicroMed intends to continue to expand its presence in international markets. Non-U.S. sales are subject to a number of special risks. For example:

      o     products may be sold a lower price outside the United States;

      o     competitors provide products for no charge during clinical trials;

      o     sales agreements may be difficult to enforce;

      o receivables may be difficult to collect through a foreign country's legal system;

      o     foreign customers may have longer payment cycles;

      o foreign countries may impose additional withholding taxes or otherwise tax foreign income, impose tariffs or adopt other restrictions on foreign trade;

      o     U.S. export licenses may be difficult to obtain;

      o intellectual property rights may be more difficult to enforce in foreign countries;

      o terrorist activity may interrupt distribution channels or adversely impact customers or employees; and

      o fluctuations in exchange rates may affect product demand and adversely affect the profitability, in U.S. dollars, of products sold in foreign markets where payments are made in local currencies.

Any of these events could harm MicroMed's operations or operating results.

COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE WILL RESULT IN ADDITIONAL EXPENSES.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new Securities and Exchange Commission regulations, are creating uncertainty for public companies. Following the Merger, Salmon's new management team (the current management of MicroMed) will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.


RISKS RELATED TO CAPITAL STRUCTURE

THERE IS NO ASSURANCE OF AN ESTABLISHED PUBLIC TRADING MARKET, WHICH WOULD ADVERSELY AFFECT THE ABILITY OF INVESTORS IN SALMON TO SELL THEIR SECURITIES IN THE PUBLIC MARKET.

Although Salmon's common stock is quoted on the OTC Bulletin Board, a regular trading market for the securities does not yet exist and may not exist or be sustained in the future. Salmon has not registered its common stock under
Section 12 of the Exchange Act and therefore is not required to file reports under the Exchange Act. As a result, Salmon could cease filing information publicly with the SEC at any time. While MicroMed's management intends to register Salmon's common shares under Section 12 of the Exchange Act concurrently with the closing of the Merger through the filing of Form 8-A, there are risks that Salmon's shares could cease being listed for quotation on the OTC Bulletin Board prior to the closing of the Merger. Such registration of Salmon's common stock under Section 12 of the Exchange Act must occur before trading in Salmon's common stock can commence. The NASD has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for Salmon's common stock will be influenced by a number of factors, including:

      o the issuance of new equity securities pursuant to the Merger, or a future offering;

      o     changes in interest rates;

      o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

      o     variations in quarterly operating results;

      o     change in financial estimates by securities analysts;

      o     the depth and liquidity of the market for Salmon's common stock;

      o investor perceptions of the company and the medical device industry generally; and

      o     general economic and other national conditions.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF SALMON'S COMMON STOCK, AS THE FUTURE SALE OF A SUBSTANTIAL AMOUNT OF OUTSTANDING STOCK IN THE PUBLIC MARKETPLACE COULD REDUCE THE PRICE OF SALMON'S COMMON STOCK.

If MicroMed completes the Private Placement prior to closing of the Merger, Salmon will likely be obligated to file a registration statement with the Securities and Exchange Commission within 30-90 days from the closing of the Private Placement which covers the subsequent resale by investors of any shares of common stock or shares of common stock underlying warrants purchased in any such offering. Additionally, following the Merger, the former stockholders of MicroMed may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of Salmon's common stock by creating an excessive supply.

SALMON'S COMMON STOCK COULD BE CONSIDERED A "PENNY STOCK" AND MAY BE DIFFICULT TO SELL.

Salmon's common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or
(iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Additionally, Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in Salmon's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of Salmon's common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

FOLLOWING THE MERGER, THE FORMER PRINCIPAL STOCKHOLDERS OF MICROMED WILL HAVE SIGNIFICANT INFLUENCE OVER SALMON.

Charterhouse Group Inc., Oxford Bioscience Partners, SV Life Sciences, Essex Woodlands Health Ventures and Mitsui & Co. Venture Partners, and their respective affiliates, will beneficially own, in the aggregate, over 50% of Salmon's outstanding voting stock following the Merger. As a result, these former principal stockholders of MicroMed will possess significant influence, giving them the ability, among other things, to elect a majority of the Board of Directors and to approve significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of Salmon.

IF SALMON FAILS TO MAINTAIN EFFECTIVE INTERNAL CONTROLS OVER FINANCIAL REPORTING, THE PRICE OF ITS COMMON STOCK MAY BE ADVERSELY AFFECTED.

Salmon's internal controls over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. Salmon is required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact Salmon's public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in its internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in Salmon's internal controls over financial reporting, disclosure of management's assessment of its internal controls over financial reporting or disclosure of Salmon's public accounting firm's attestation to or report on management's assessment of Salmon's internal controls over financial reporting may have an adverse impact on the price of its common stock.

STANDARDS FOR COMPLIANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 ARE UNCERTAIN, AND IF SALMON FAILS TO COMPLY IN A TIMELY MANNER, ITS BUSINESS COULD BE HARMED AND ITS STOCK PRICE COULD DECLINE.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of Salmon's internal control over financial reporting, and attestation of its assessment by Salmon's independent registered public accountants. On March 2, 2005, the SEC extended the compliance dates for non-accelerated filers, as defined by the SEC, by one year. Accordingly, we believe that this requirement will first apply to our annual report for fiscal 2006. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Salmon may encounter problems or delays in completing activities necessary to make an assessment of its internal control over financial reporting. In addition, the attestation process by Salmon's independent registered public accountants is new and Salmon may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of its assessment by Salmon's independent registered public accountants. If Salmon cannot assess its internal control over financial reporting as effective, or its independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

SALMON DOES NOT FORESEE PAYING CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

Salmon has not paid cash dividends on its stock and does not plan to pay cash dividends on its stock in the foreseeable future.

DIRECTORS AND SENIOR MANAGEMENT OF SALMON FOLLOWING THE MERGER

Following completion of the Merger, the Board of Salmon will resign and new appointees will consist of directors designated by MicroMed. The management and directors are anticipated to include:

Executive Officers and Directors

TRAVIS E. BAUGH, 50, became MicroMed's President, Chief Executive Officer and a Director in January 2005. Mr. Baugh served as MicroMed's Executive Vice President, Finance and Operations from October 2003 until January 2005 and has served as its Chief Financial Officer since its inception in 1995. From MicroMed's inception to March 2003, Mr. Baugh served as a Director and also served as its Senior Vice President from its inception to October 2003. From 1991 to 1994, Mr. Baugh served as Senior Vice President and Chief Financial Officer of Grasso Corporation, a publicly traded company, where he also directly managed the activities of Medic Systems, a division of Grasso that provided remote paramedical services. Mr. Baugh was previously a Senior Accountant with Arthur Young & Company and is a Certified Public Accountant.

BETTY SILVERSTEIN RUSSELL, 55, joined MicroMed in August 2002 as its Executive Vice President of Marketing and Sales. In January 2005, Ms. Russell also became MicroMed's Chief Operating Officer. From 2001 to 2002, Ms. Russell was Executive Vice President of CardiacAssist, Inc. From January 2000 to 2001, she served as Executive Vice President of Marketing and Sales of Biosense Webster, Inc., a subsidiary of Johnson and Johnson, Inc.

From 1988 to 1999, she served as Senior Vice President of Thermo Cardiosystems, Inc. Ms. Russell received her Bachelor of Science in nursing from Georgia State University and her Master of Science in management and administration from Boston University. She is a member of Who's Who in Professional and Executive Women, a contributing author to Biomedical Business International and a member of the guest facility in the Graduate School of Marketing at Boston College.

ROBERT J. BENKOWSKI, 40, joined MicroMed in August 1996 as its Director of Engineering and became its Vice President of Engineering in April 2000. In January 2005, Mr. Benkowski became Senior Vice President of Engineering. Mr. Benkowski's background is in aerospace with an expertise in Computer Aided Design, Manufacturing and Engineering (CAD/CAM/CAE). He worked on the engineering of the B-1, C-17 and the CAD integration of the International Space Station. He began working on the DeBakey VAD project in 1990, first while working at NASA's Johnson Space Center, then at Baylor College of Medicine as a member of Dr. DeBakey's team. He is a co-inventor of the original NASA technology, our continuation-in-part patent, a pulsatile loop patent, a VAD controller patent, four suction detection and physiologic algorithm patent applications and a neonatal blood pump developed for another company. He has received numerous awards for his work in this area including being inducted into the United States Space Foundation's "Space Technology Hall of Fame," the Sezai Innovative Research Award, Olsen-Medforte Clinical Award, and the NASA Commercial Invention of the Year award.

TIMOTHY R. PLACEK, 53, joined MicroMed in March 1998 as its Director of Quality Assurance and, after serving as its Vice President of Quality Systems from February 2001 to December 2002, became its Vice President of Regulatory Affairs and Quality Systems in January 2003. Mr. Placek became Senior Vice President of Regulatory Affairs, Clinical Affairs and Quality Systems in October 2004. From 1997 to 1998, he served as Director of Regulatory Affairs and Quality Assurance for CardioLogic Systems, Inc., a manufacturer of Class III cardiovascular devices, where he coordinated IDE submissions and ISO 9000 and CE certification programs. From 1996 to 1997, he served as Manager of Quality Assurance and Configuration Control at Orthofix, Inc., a manufacturer of Class II and III bone growth stimulators and tissue to bone fixation devices. From 1994 to 1996, he served as Director of Quality Assurance and Regulatory Affairs for Everest & Jennings, Inc., a manufacturer of Class I and II durable medical devices.

MICHAEL A. RUTLEDGE, 35, joined MicroMed in March 2005 as its Vice President, Controller and Secretary. Mr. Rutledge joined Ernst & Young LLP in 1992 and worked there for 13 years in various capacities, most recently as a Senior Manager. Mr. Rutledge is a Certified Public Accountant.

DALLAS W. ANDERSON, 64, has served as a director of MicroMed since 1995. Mr. Anderson served as MicroMed's President and Chief Executive Officer since its inception in 1995 until January 2005. From 1991 to 1994, Mr. Anderson served as President and Chief Executive Officer of Proclosure Inc., a medical device company involved in laser tissue (wound closure) fusion. From 1986 to 1990, he served as President, worldwide of Davis & Geck, medical device products division of American Cyanamid Company. Prior to that, Mr. Anderson worked for Baxter Healthcare as Director of Operations, New Products and with Johnson & Johnson in progressive levels of operations management.

PAUL M. FRISON, 68, has served as a Director of MicroMed since October 2002. Mr. Frison became President and Chief Executive Officer of the Houston Technology Center ("HTC") in January 1999, a business accelerator for Houston-based emerging technology companies. Prior to HTC, Mr. Frison was President and/or CEO of three public companies (LifeMark (1975 - 1984), NYSE; ComputerCraft (1984 -
1986), NASDAQ; and LifeCell (1986 - 1999), NASDAQ), each technology based. He received his BA from Occidental College in Los Angeles, California and currently serves on the Board of Directors of the HTC, The Institute of Research and Rehabilitation ("TIRR"), The Entrepreneurship Institute, The Houston Entrepreneurs Foundation, The Lions Eye Foundation - Houston, Boy Scouts of America - Houston, Texas Council of AEA, Texchange, and the Advisory Council of the University of Houston - College of Technology.

JAMES M. GARVEY, 58, has served as a Director of MicroMed since May 2004. Mr. Garvey joined SV Life Sciences ("SVLS"), a venture capital firm, in May 1995 and is the Chief Executive Officer and Managing General Partner, overseeing its approximately $900 million investment activity. Prior to joining SVLS, he was Managing Director for the Venture Capital Division of Allstate Corporation. He has held several senior management positions in companies with multinational operations including Kendall (Tyco) & Millipore. He was also president of start-ups Allegheny International Medical Technology and National Teledata. Mr. Garvey has served on the boards of private and public companies in the U.S. and Europe including public companies Allscripts Pharmaceuticals, Arris Pharmaceuticals, LaserVision Centers, Orthovita, Shire Pharmaceuticals and Sunrise Assisted Living. Mr. Garvey received a BS degree from Northern Illinois University in 1969.

NORWICK B.H. GOODSPEED, 55, has served as a Director of MicroMed since March 2003. Mr. Goodspeed is President and Chief Executive Officer of FlowCardia, Inc., where he has served since March 2004. From May 2000 to January 2004, he was President and Chief Executive Officer of TransVascular, Inc., an interveritional cardiology company acquired by Medtronic, Inc. in September 2003. From June 1997 to May 2000, he was President and Chief Executive Officer of Ocular Sciences, a publicly traded contact lens manufacturer. Previously, Mr. Goodspeed served as President of McGaw Inc. (a manufacturer of I.V. Solutions and a subsidiary of Ivax ) and President and Chief Executive Officer of Vical, Inc. (a gene therapy company). Earlier in his career, Mr. Goodspeed held executive positions with BOC Healthcare and Baxter. He holds an MBA degree from Stanford University and a BA from Yale University.

PHYLLIS HABERMAN, 56, has served as a Director of MicroMed since July 2004. Since 1998, Ms. Haberman has been a partner at Charterhouse Group, a private equity firm with over $1.3 billion currently under management. Ms. Haberman joined Charterhouse in 1985. Previously, Ms. Haberman held various financial and marketing positions at Celanese Corporation. She holds an MBA degree from Columbia University and a BS from Simmons College.

CORNELIUS T. RYAN, 73, has served as a Director of MicroMed since July 2000. Mr. Ryan is a Founding General Partner with Oxford Bioscience Partners, a venture capital firm. Mr. Ryan has specialized in the healthcare field since 1981, when he co-founded Oxford. Previously, Mr. Ryan was President of AMR International, a private company in publishing and business education. He also served as President of GTE New Venture Corp., a wholly owned subsidiary of General Telephone and Electronics ("GTE"), and Vice President of Corporate Development and Strategic Planning. Previously, he co-founded RCC, a publicly traded computer services and financing company. Earlier, he was a Senior Associate and Technology consultant for Arthur D. Little, where he created a healthcare and medical device information service for Wall Street clients. He is the Founding Chairman of the Healthcare Services/Medical Devices Venture Investors' Group. Mr. Ryan serves on the board of directors of QuadraMed Corporation.

MARTIN P. SUTTER, 50, has served on the Board of Directors of MicroMed since June 2002. Mr. Sutter has over 25 years of management experience in operations, marketing, finance and venture capital. He began his career with Peat Marwick, Mitchell & Co. in 1977 and moved to Mitchell Energy and Development Corp ("MEDC") shortly thereafter, where he held various management positions primarily in MEDC's chemical feedstock business segment. In 1984, he founded and managed The Woodlands Venture Capital company, a wholly-owned subsidiary of MEDC, and the Woodlands Venture Partners, an independent venture capital partnership was formed in 1988. During his tenure with both organizations, he founded and/or played a key role in the financing of a number of successful healthcare companies. Mr. Sutter merged his venture practice with Essex Venture Partners to form Essex Woodlands Health Ventures in 1994. Essex Woodlands Health Ventures is one of the oldest U.S. venture capital partnerships focused solely on healthcare and the life sciences, and has approximately $1 billion in capital under management. He currently serves on the Board of Directors of BioForm Medical, Confluent Surgical, EluSys Therapeutics, LifeCell Corporation (NASDAQ:
"LIFC"), and Rinat Neuroscience.

Medical Advisory Board

DR. MICHAEL E. DEBAKEY, Chairman, Co-Principal Investigator of the Bridge-to-Transplant trial, is Chancellor Emeritus of Baylor College of Medicine and Director of the DeBakey Heart Center of Baylor and the Methodist Hospital in Houston, Texas. Dr. DeBakey's surgical career has earned him worldwide recognition as a premier surgeon, medical inventor and innovator, a gifted and dedicated medical educator and an international medical statesman. He joined the Baylor College of Medicine faculty in 1948, serving as Chairman of the Department of Surgery until 1993 and as President of the College from 1969 to 1979. Dr. DeBakey is best known for his innovations in treating cardiovascular disease. He was the first to perform successful excision and graft replacement of arterial aneurysms and obstructive lesions and was a pioneer in the development of an artificial heart, having been the first to use a heart pump successfully in a patient. Dr. DeBakey performed the first successful carotid endarterectomy, the first aortocoronary bypass with autogenous saphenous vein graft. He is the recipient of numerous honorary degrees and citations from universities and heads of state around the world, including the Medal of Freedom (the highest honor the President of the United States can bestow on a civilian), the Medal of Science and the Lasker Award (the American equivalent of the Nobel Prize). Dr. DeBakey has published more than 1,300 medical articles and books on various aspects of surgery, medical research and ethics.

DR. GEORGE P. NOON, Co-Principal Investigator, Bridge to Transplant Trial, has been a key member of the DeBakey VAD development team since inception of the project. Dr. Noon is Executive Director, Multi-Organ Transplant Center at Methodist Hospital and Chief, Division of Transplant and Assist Devices/Professor of Surgery at Baylor College of Medicine in Houston. Dr. Noon is a practicing cardiovascular surgeon at Methodist Hospital in Houston, where he has performed countless heart, lung and kidney transplants. He also served as a Principal Investigator for the Novacor LVAS clinical trials and is a recipient of the NASA Space Technology Hall of Fame Award.

DR. ERIC A. ROSE, M.D., Principal Investigator, Destination Therapy Trial, is the Morris and Rose Milstein, Johnson & Johnson Professor of Surgery and Chairman of the Department of Surgery at Columbia University College of Physicians and Surgeons, and Surgeon-in-Chief at the Columbia Presbyterian Medical Center. Dr. Rose has been on the faculty at Columbia since 1982 after receiving his M.D. from and doing his residency training there. He is board certified by the American Board of Thoracic Surgery and the American Board of Surgery. Dr. Rose was the Principal Investigator for the landmark REMATCH trial comparing Destination Therapy with a VAD to optimal Medical Therapy in end stage heart failure patients. His research interests include: novel anticoagulants, vascular biology, mechanical alternatives to transplantation, surgical clinical trials and outcomes research. Dr. Rose holds several patents in the area of blood coagulation including patents for Fibrin Glue, Inhibition of Thrombosis due to extracorporeal circulation, methods for improving stroke outcome and a method of inhibiting clot formation (inactive recombinant meutein). Dr. Rose has received multiple honors over his career and belongs to 15 regional, national and international medical societies. He has been the primary author of two books and has numerous publications in prestigious medical journals. Dr. Rose's clinical experience, expertise in blood surface reactions and widespread recognition will ensure MicroMed's Destination Therapy Trial, known as Destination Evaluation of Long Term Assist ("DELTA"), is one that not only provides data needed for market approval, but also one that has significant scientific impact on the entire VAD community.

Family Relationships

None.


EXECUTIVE COMPENSATION OF MICROMED

The following table presents summary information for the years ended December 31, 2004, 2003 and 2002 regarding the compensation of each of MicroMed's five most highly compensated executive officers.


                                          Annual Compensation                                        Long Term Compensation
                                          -------------------                                        ----------------------
                                                                                            Awards                      Payouts
                                                                                    Restricted    Securities               All Other
                                                                 Other Annual        Stock         Underling      LTIP  Compensation
      Name and Position       Year        Salary($)   Bonus ($)  Compensation ($)(3) Awards ($) Options/SARS (#) Payouts ($) ($)(4)
------------------------   ---------  -------------  ----------  ------------------  ---------  ---------------- ---------- -------
Dallas W. Anderson(1)          2004       286,000          --            --            --            --            --         4,295
President and Chief            2003       283,885      64,350            --            --            --            --         4,295
Executive Officer
                               2002       262,981      13,750            --            --            --            --         4,295
Travis E. Baugh(1)             2004       192,000          --            --            --            --            --            --
Executive Vice President,      2003       182,946      54,600            --            --            --            --            --
Finance and Operations
                               2002       192,500      17,500            --            --            --            --            --
Betty Silverstein Russell (2)  2004       200,000          --            --            --            --            --            --
Executive Vice President of    2003       200,000      50,000            --            --            --            --            --
Marketing and Sales
                               2002        69,231      50,000        20,324            --            --            --            --
Edward R. Teitel (3)           2004       175,000          --            --            --            --            --            --
Senior Vice President and      2003       175,000      26,250            --            --            --            --            --
Chief Medical Officer
                               2002        67,308      10,000            --            --            --            --            --
Robert J. Benkowski            2004       167,212          --            --            --            --            --            --
Vice President of              2003       166,000      25,000            --            --            --            --            --
Engineering
                               2002       159,612      12,731            --            --            --            --            --
Timothy R. Placek              2004       147,539          --            --            --            --            --            --
Senior Vice President of       2003       137,692      30,000            --            --            --            --            --
Regulatory Affairs, Clinical
Affairs and Quality Systems    2002       122,169      13,822            --            --            --            --            --

(1) On January 20, 2005, Mr. Baugh was elected President and Chief Executive Officer and Mr. Anderson retired.

(2) Ms. Russell joined MicroMed in August 2002. Her base salary for 2002 reflects compensation at an annualized rate of $188,000 for the portion of the year that she was an employee.

(3) Mr. Teitel joined MicroMed in August 2002. His base salary for 2002 reflects compensation at an annualized rate of $165,000 for the portion of the year that he was an employee.

(4) Other compensation during 2004, 2003 and 2002 represents premiums paid by MicroMed for personal life insurance for Mr. Anderson and relocation expenses for Ms. Russell.

Option Grants in 2004

There were no option grants in 2004.

Aggregated Option Exercises in 2004 and Option Values at December 31, 2004

The following table presents information about the number and value of the shares of common stock underlying unexercised options that are held by each of the individuals listed in the summary compensation table as of December 31, 2004.

There were no option exercises in 2004 by the individuals listed in the summary compensation table.

Amounts shown under the column "Value of Unexercised In-the-Money Options at December 31, 2004" are based on the assumed fair market value of MicroMed common stock on December 31, 2004 of $0.03 per share, without taking into account any taxes that may be payable in connection with the Merger, less the exercise price payable for these shares.

                                     Number of Securities Underlying Unexercised Value of Unexercised In-The-Money Options at
                                             Options at December 31, 2004                 December 31, 2004
                                             ----------------------------        --------------------------------------------
                     Shares
                   Acquired on     Value
                    Exercise       Realized       Exercisable      Unexercisable    Exercisable       Unexercisable
                  -------------- -------------  ---------------  ----------------  -------------  ----------------------------
Dallas W.                --            --         1,405,002            367,045              --       --
Anderson
Travis E. Baugh          --            --           563,824            144,995              --       --
Betty Silverstein        --            --           450,000            150,000              --       --
Russell
Edward R. Teitel         --            --           187,500             62,500              --       --
Robert J.                --            --           437,500            112,500              --       --
Benkowski
Timothy R. Placek        --            --           216,250             58,750              --       --

Employment Agreements and Severance Arrangements

MicroMed is a party to employment agreements with its senior executive officers, including Dallas W. Anderson, Travis E. Baugh, Robert J. Benkowski, Timothy R. Placek, Betty Silverstein Russell and Edward R. Teitel. Mr. Anderson and Mr. Baugh's employment agreements were amended effective March 1, 2000. Mr. Benkowski and Mr. Placek's employment agreements were amended effective March 31, 2000. Mr. Teitel's employment agreement was amended effective August 5, 2002 and Ms. Russell's employment agreement was amended effective August 19, 2002.

As amended, the employment agreements of Dallas W. Anderson and Travis E. Baugh provide that each of Messrs. Anderson and Baugh are entitled to receive a sum equal to their annual salary, payable either in monthly payments or in a lump sum at the election of MicroMed, upon any termination without cause. The same amount would become due to Mr. Anderson or Mr. Baugh, as the case may be, in the event of a change of control of MicroMed, which is defined to include a merger or consolidation, or an agreement to merge or consolidate, a sale, or an agreement to sell, all or substantially all of MicroMed's assets, the dissolution of MicroMed and the breach by MicroMed of any provision of the employment agreement.

On January 20, 2005, Mr. Anderson retired and was granted a severance payment of an aggregate $429,000 to be paid to Mr. Anderson in nine monthly installments of $47,667, the first of which was made in January 2005.

As amended, the employment agreement of Robert J. Benkowski provides that he will be entitled to receive a sum equal to his annual salary, payable in 12 monthly payments, upon any termination without cause. As amended, the employment agreement of Timothy R. Placek provides that he will be entitled to receive a sum equal to one half of his annual salary, payable in six monthly payments, upon any termination without cause. While termination without cause is not defined in the employment agreement of either Mr. Benkowski or Mr. Placek, termination for cause in both employment agreements includes (i) a conviction or guilty plea or plea of nolo contendere to a charge that the employee has committed a crime under any federal, state or local law in the United States,
(ii) employee's gross neglect of the duties of his position, (iii) employee's failure to work exclusively for MicroMed, (iv) willful misconduct, (v) commission of an act of moral turpitude, dishonesty, theft or unethical business conduct, or conduct that impairs or injures MicroMed, any MicroMed employee or MicroMed's reputation, (vi) disloyalty, including, but not limited to, aiding a competitor, (vii) any material breach of the employment agreement or MicroMed's policies or rules, or (viii) employee's failure to fully and truthfully cooperate in any investigation by MicroMed.

As amended, the employment agreements of each of Betty Silverstein Russell and Edward R. Teitel provide that each are entitled to receive a sum equal to their annual salary, payable in bi-weekly payments, upon any termination without cause. While termination without cause is not defined in the employment agreement of either Ms. Russell or Mr. Teitel, termination for cause in both employment agreements includes (i) a guilty plea or plea of nolo contendere to a charge that the employee has committed a felony under the laws of the United States, (ii) the commission of acts amounting to gross neglect of the employee's duties to the material detriment of MicroMed, or (iii) the material breach of provisions of the employment agreement by the employee relating to his or her employment duties or certain aspects of the required treatment of, or disclosure relating to, the intellectual property of MicroMed. Any of these events is capable of a cure upon proper notice to the employee by MicroMed; however, if a cure is unavailing, the employee may be then terminated by MicroMed for cause.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT FOLLOWING THE MERGER

The following table sets forth information with respect to the anticipated levels of beneficial ownership of our common stock owned after giving effect to the Merger by:

      o each person who we know to be the beneficial owner of 5% or more of our outstanding common stock;

      o     each of our executive officers;

      o     each of our directors; and

      o     all of our executive officers and directors as a group.

We currently have 15,040,000 shares of our common stock issued and outstanding. In connection with the Merger, we will effectuate the Stock Split and cancel a total of 10,010,800 pre-split shares of common stock owned by Mr. Pete Smith. This cancellation will be in exchange for the distribution of our assets and related liabilities held prior to the closing of the Merger and a cash payment of $0.060456 per share, or $605,213, from third parties unaffiliated with us. Pursuant to the terms of the Merger, shares of our common stock will be issued on a one-for-one basis to MicroMed's stockholders in exchange for 100% of the issued and outstanding shares of common stock of MicroMed. We will also assume all outstanding options and warrants to purchase shares of common stock of MicroMed.

THE MERGER WILL RESULT IN A CHANGE IN CONTROL OF SALMON FROM OUR MANAGEMENT TO CONTROL BY MICROMED'S MANAGEMENT AND STOCKHOLDERS AND THE ASSUMPTION OF MICROMED'S OPERATIONS AND LIABILITIES.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of the estimated closing of the Merger are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. After giving effect to the recapitalization by MicroMed referenced herein, but excluding the Escrow Shares and shares issuable further to the Private Placement, we anticipate that there will be 13,785,000 shares of common stock outstanding immediately following the Merger. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name, subject to community property laws, where applicable.

Unless otherwise indicated in the table, the address of each stockholder listed in the table is c/o MicroMed Technology, Inc., 8965 Interchange Drive, Houston, TX 77054.

             Name and Address of Beneficial Owner                                         Number of Shares   Percent of
Title Of                                                                                 Beneficially Owned    Class
Class
---------------------------------------------------------------------------------------------------------------------------
             Directors and Executive Officers:
Common Stock Travis E. Baugh                                                                  129,738(1)        1.0%
             President, Chief Executive Officer, Chief Financial Officer and Director

             Name and Address of Beneficial Owner                                         Number of Shares   Percent of
Title Of                                                                                 Beneficially Owned    Class
Class
---------------------------------------------------------------------------------------------------------------------------
Common    Betty Silverstein Russell                                                              73,570(2)       *
Stock     Executive Vice President, Marketing
          Chief Operating Officer

Common    Robert J. Benkowski                                                                    44,282(3)       *
Stock     Senior Vice President, Engineering

Common    Timothy R. Placek                                                                      39,709(4)       *
Stock     Senior Vice President, Regulatory Affairs, Clinical Affairs and Quality Systems

Common    Dallas W. Anderson                                                                     47,688(5)       *
Stock     Director and Chairman of the Board

Common    Paul M. Frison                                                                         10,043(6)       *
Stock     Director

Common    James M. Garvey                                                                     1,670,885(7)   13.6%
Stock     Director

Common    Norwick B.H. Goodspeed                                                                 10,043(8)       *
Stock     Director

Common    Phyllis Haberman                                                                    2,869,068(9)   23.4%
Stock     Director

Common    Cornelius T. Ryan                                                                  1,976,641(10)   16.1%
Stock     Director

Common    Martin P. Sutter                                                                   1,665,802(11)   13.6%
Stock     Director

Common    All directors and executive officers                                               8,537,469(12)   69.5%
Stock     as a group (11 persons)

          Five Percent Stockholders:
Common    Oxford Bioscience Partners and affiliated entities                                 1,976,641(13)   16.1%
Stock     222 Berkeley St., Suite 1650
          Boston, MA 02116

Common    SV Life Sciences                                                                    1,670,885(7)   13.6%
Stock     60 State Street, Suite 3650
          Boston, MA 02109

Common    Charterhouse Equity Partners II, L.P.                                               2,869,068(9)   23.4%
Stock     1105 North Market Street, Suite 1300
          Wilmington, DE 19899

Common    Essex Woodlands Health Ventures Fund IV, L.P.                                      1,665,802(11)   13.6%
Stock     10001 Woodloch Forest Drive
          The Woodlands, TX 77380

Common    Mitsui & Co. Venture Partners                                                      1,904,701(14)   15.5%
Stock     200 Park Avenue
          New York, NY 10166-0130

* Indicates less than 1.0%

(1) Includes options to purchase 74,445 shares of common stock exercisable within 60 days of the closing date of the Merger.

(2) Includes options to purchase 73,570 shares of common stock exercisable within 60 days of the closing of the Merger.

(3) Includes options to purchase 41,919 shares of common stock exercisable within 60 days of the closing of the Merger.

(4) Includes options to purchase 39,709 shares of common stock exercisable within 60 days of the closing of the Merger.

(5) Includes options to purchase 32,987 shares of common stock exercisable within 60 days of the closing of the Merger.

(6) Includes options to purchase 10,043 shares of common stock exercisable within 60 days of the closing of the Merger.

(7) Includes 1,056,101 shares held by Schroder Ventures International Life Sciences Fund LP1, 234,685 shares held by Schroder Ventures International Life Sciences Fund LP2, 371,746 shares held by Schroder Ventures International Life Sciences Fund Trust and 8,353 shares held by Schroder Ventures International Life Sciences Fund Co-Investment Scheme (together, the "Schroder entities"). Schroder Venture Managers Limited ("SVML") is the fund manager for all of the Schroder entities. James Garvey serves on the investment committee of SV Life Sciences Advisors Limited ("SVLSA"), which acts as the fund advisor to SVML. The investment committee of SVML has voting and dispositive power over these shares. Mr. Garvey is also a special limited partner in the Schroder entities. Mr. Garvey disclaims beneficial ownership of the shares held the Schroder entities, except to the extent of his proportionate pecuniary interest therein.

(8) Includes options to purchase 10,043 shares of common stock exercisable within 60 days of the closing of the Merger.

(9) Ms. Haberman is an executive officer of Charterhouse Group, Inc. ("Charterhouse"), the sole stockholder of Charterhouse Equity II, Inc. ("Charterhouse Equity II"). Charterhouse Equity II is the general partner of CHUSA Equity Investors II, L.P. ("CHUSA Equity II"). CHUSA Equity II is the general partner of Charterhouse Equity Partners II, L.P. ("CEP II"). Ms. Haberman disclaims beneficial ownership of the shares beneficially owned by CEPII.

(10) Includes 524,907 shares held by Oxford Bioscience Partners II L.P., 393,056 shares held by Oxford Bioscience Partners (Bermuda) II Limited Partnership, 329,173 shares held by Oxford Bioscience Partners (GS-Adjunct) II L.P., 139,780 shares held by Oxford Bioscience Partners (Adjunct) II L.P., and 589,725 shares held by Oxford Bioscience Partners (Annex) II L.P. Mr. Ryan, a Director of MicroMed since 2002, is Founding General Partner with Oxford Bioscience Partners, which is the general partner of the foregoing funds. As a general Founding General Partner with Oxford Bioscience Partners, Mr. Ryan may be deemed to share voting and investment powers for the shares held by the foregoing funds. Mr. Ryan disclaims beneficial ownership of the shares held by funds affiliated with Oxford Bioscience Partners except to the extent of his proportionate pecuniary interest therein.

(11) Includes 1,665,802 shares held by Essex Woodlands Health Ventures Fund IV L.P. As Managing Director of Essex Woodlands Health Ventures, Mr. Sutter may be deemed to share voting and investment powers for the shares held by the foregoing fund. Mr. Sutter disclaims beneficial ownership of the shares held by funds affiliated with Essex Woodlands Health Ventures except to the extent of his proportionate pecuniary interest therein.

(12) Includes options to purchase 282,716 shares of common stock exercisable within 60 days of the closing of the Merger. Refer also to footnotes 1-11 above.

(13) Excludes 241,938 pre-split shares of Salmon common stock to be purchased from Salmon stockholders upon the closing of the Merger.

(14) Koichi Ando is the Chief Executive Officer of Mitsui & Co. Venture Partners. As the Chief Executive Officer, Mr. Ando may be deemed to have voting and investment power over the shares held by Mitsui & Co. Venture Partners. Mr. Ando disclaims beneficial ownership of the shares held by Mitsui & Co. Venture Partners except to the extent of his pecuniary interest therein.

MICROMED RECAPITALIZATION

Prior to the closing of the Merger and prior to the Private Placement, MicroMed will effect a recapitalization whereby (i) all of its outstanding shares of series A, B, C and D preferred stock will convert into shares of its common stock at a conversion ratio of 23.35-for-1, 41.93-for-1, 48.23-for-1 and 144.09-for-1, respectively; (ii) amounts outstanding under its $3 million 2004 Bridge Loan will convert into shares of common stock; (iii) amounts outstanding under its $1.5 million 2005 Bridge Loan will convert into shares of common stock; and (iv) lastly, it will effect a 1-for- 102.06 reverse stock split of its outstanding common stock. Immediately following the recapitalization but prior to the closing of the Private Placement referenced above, MicroMed will have 12,285,000 shares of outstanding common stock and no outstanding shares of preferred stock. The conversion ratios of the aforementioned preferred stock and the number of shares of common stock issuable upon conversion of the aforementioned 2004 and 2005 Bridge Loans could change based on the per share price of any common stock sold in the contemplated Private Placement, if any. The aforementioned conversion ratios and shares issuable upon conversion of the 2004 and 2005 Bridge L oans , and thus the beneficial ownership of the stockholders of MicroMed referenced herein, are consequently subject to change.

In addition, MicroMed plans to issue 1,215,000 post-split stock options under its new 2005 Stock Incentive Plan. The per share price of all newly issued options under the aforementioned 2005 Stock Incentive Plan will be $0.01 (post the reverse stock split referenced above). After giving effect to the aforementioned stock split, there will be 1,215,000 options outstanding under the 2005 Stock Incentive Plan and 56,418 options outstanding under the 1997 Stock Option Plan at the closing of the Merger.

As of January 31, 2005, MicroMed had outstanding warrants to purchase up to 8,282 shares of its common stock. Pursuant to the terms of a loan agreement executed in May 2004, MicroMed is also obligated to issue a warrant to purchase up to 88,593 shares of its common stock to Venture Lending & Leasing IV, Inc. The number of shares MicroMed would be obligated to issue could change based on the per share price of any MicroMed common stock sold in the contemplated Private Placement, if any.

As mentioned above, MicroMed will have additional shares of common stock and/or warrants to purchase shares of common stock outstanding to the extent that it closes the aforementioned Private Placement prior to the closing of the Merger.

Pursuant to the terms of the Merger, we will issue shares of our common stock one a one-for-one basis at closing in exchange for 100% of the issued and outstanding shares of MicroMed common stock. We will also assume all outstanding options and warrants on the same terms and conditions as previously issued by MicroMed.

INTERESTS OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS IN THE MERGER

Some of the directors and executive officers of MicroMed have interests in the Merger that are different from, or are in addition to, the interests of their stockholders. These interests include positions as directors or executive officers of Salmon following the Merger, potential benefits under employment or benefit arrangements as a result of the Merger, and potential severance and other benefit payments in the event of termination of employment following the Merger. On January 31, 2005, MicroMed's directors, executive officers and their affiliates owned in excess of 50% of the MicroMed common stock entitled to vote on adoption of the Merger Agreement. The Board of Salmon was aware of these interests and considered them in approving the Merger.

In accordance with the terms of the Merger, 10,010,800 pre-split shares of our common stock held by Pete Smith, a current officer and director of Salmon, will be cancelled and extinguished at closing. In consideration for the aforementioned cancellation of shares, Mr. Smith will receive assets (and related liabilities) held by Salmon prior to the Merger. Additionally, third parties unaffiliated to Salmon which include funds affiliated with Oxford Biosciences, Inc., a greater than 5% stockholder in MicroMed, have agreed to fund the cancellation of shares held by Mr. Smith at a price of $0.060456 per share, or $605,213, and the purchase of shares held by other shareholders of Salmon, such cancellation and purchase being predicated and contingent upon the closing of the Merger. The distribution of assets (and related liabilities) will occur immediately following the closing of the Merger.

ANTICIPATED OPERATIONS FOLLOWING THE MERGER

Business Overview

MicroMed is a medical device company focused on the development of a miniaturized heart pump or VAD known as the DeBakey VAD. The DeBakey VAD is a small (1 inch x 3 inches) auxiliary pump that can provide increased blood flow from the left ventricle of the heart throughout the body for patients whose hearts are diseased and unable to maintain adequate blood flow to sustain their lives. In 1988, famed heart surgeon Dr. Michael E. DeBakey, Dr. George P. Noon and NASA began joint research and development of the DeBakey VAD using NASA-developed technology.

In November 1998, MicroMed received approval to begin clinical trials using the DeBakey VAD in Germany with subsequent clinical trial approvals in France, Austria, Italy and Switzerland. MicroMed received CE Mark approval in April 2001 and began marketing in Europe and select other international markets. In the U.S., MicroMed is involved in pivotal Phase III trials for bridge-to-transplant and destination therapy indications.

Market Opportunity

Mechanical Circulatory Support: Ventricular Assist Devices

Studies suggest that mechanical circulatory assistance may be the most practical alternative to drug treatments for heart failure today and useful as an alternative to or in combination with drug therapy.

The most widely used form of mechanical circulatory assistance is a VAD. These devices aid the failing heart by mechanically rerouting blood flow using a pump. Simply put, VADs take over the heart's pumping function.

The basic characteristics of VADs are as follows:

      o a ventricle assist pump, which is typically implanted inside the body;

      o a portable power source for the pump located external to the body to maximize patient mobility; and

      o tubing or cable with wires connecting the implanted pump with the external power source.

These implantable heart pumps have been demonstrated effective in supporting blood circulation in patients with failing hearts, reversing end-organ dysfunction and giving them a much improved quality of life as they await donor hearts. Approximately 9,000 patients worldwide have been supported by currently marketed VADs while awaiting transplant, many for more than two years.

MicroMed believes the advantages of VADs over heart transplantation and other late-stage heart-failure therapies are as follows:

      o Natural Heart is Not Removed . Unlike heart transplants or total artificial heart systems, VADs leave the natural heart intact and assist it by pumping blood from the apex of the left ventricle up to the ascending aorta thereby providing sufficient blood flow to maintain life. This approach provides the advantage of leaving in place the biologic control mechanisms of the natural heart. In some cases it has been noted in clinical observations that VADs have permitted recovery of natural heart function to the point where the VAD was removed and the patient no longer needed a transplant.

      o Readily Available Supply . As a manufactured device, a VAD is readily available when needed, including on an emergency basis, to treat end-stage heart failure patients. Unlike heart transplant patients who must wait for a donor heart, patients can immediately receive a VAD implant whenever a physician deems it appropriate.

      o Reduced Hospitalization . VAD patients are expected to be discharged from the hospital after a relatively short recovery period estimated to be a few weeks, thus reducing healthcare costs.

      o Reduction in Medication Use . Unlike heart transplants, VADs do not cause rejection responses; therefore, VAD patients are not expected to need the administration of immunosuppressive drugs required by heart transplant patients.

      o Improved Patient Health over Pharmacological Therapies . After VAD implantation, blood circulation throughout the body improves and patients experience improved levels of health and activity. This often leads to improvements in the functions of other organs, and in some cases, improvement in the overall function of the natural heart being assisted by a VAD. Drug therapy delays the progression of the disease, whereas VADs maintain the natural pumping of the heart. This restoration of more normal physiology also makes patients better candidates for a heart transplant should one be required.

VAD Market Opportunity

Current Indications

Bridge-to-Transplant. Currently marketed VADs are FDA approved for use by Class IV, end-stage heart failure patients waiting for a heart transplant, otherwise known as bridge-to-transplant. Presently, most patients suffering from chronic, end-stage heart disease (certain Class IV patients) have no options other than a heart transplant or death. Heart transplantation is an expensive process and is severely limited by a lack of donor hearts. The AHA estimates that in the U.S., there are approximately 2,200 donor hearts available annually, while there are an estimated 70,000 - 100,000 people annually who need a heart transplant. VADs have proven to be effective as a bridge-to-heart transplantation. VADs can extend patients' lives and restore moribund patients to a more normal physiological state, making them much better candidates for heart transplantation.

Destination Therapy Alternative to Transplant . Recent studies demonstrate that VADs may provide effective circulatory support for extended periods of time (> 2 years) in patients who have severe heart failure but who do not qualify for a heart transplant. This use of VADs, termed "destination therapy," was approved by the FDA in late 2002. Dr. Eric Rose, the principal investigator for MicroMed's DELTA DT trial, was also principal investigator for the REMATCH trial. In October 2003, the Center for Medicare and Medicaid Services ("CMS") announced that Medicare would begin to provide coverage of VADs used for this indication under DRG 525. MicroMed recently obtained approval for the use of the DeBakey VAD as destination therapy in Europe and are conducting a randomized pivotal clinical trial of the DeBakey VAD as destination therapy in the U.S., the first step toward U.S. market approval for that indication.

Pediatric Use . The FDA granted permission to MicroMed to market the DeBakey VAD Child for pediatric use in the U.S. in the first quarter of 2004. The U.S. approval was pursuant to a Humanitarian Device Exemption ("HDE"). MicroMed also recently received expanded European CE Mark approval to use the DeBakey VAD Child for pediatric use in the second quarter of 2004. The term "CE Mark" is derived from the French expression "Conformite Europeene," which means "European Conformity." The CE Mark represents approval to market the product in the European Community). Currently marketed pulsatile VADs are limited in use to 1.5m(2) Body Surface Area, or BSA, a standard measurement of patient size. Under the approved HDE, MicroMed can implant patients as small as 0.7m(2) BSA (5- to 16-year-old patients).

Other Alternatives . Besides the three current indications of our product, there are several other alternatives available to patients: heart transplantation, optimal medical therapy and the total artificial heart. Heart transplantation is advantageous for patients with end-stage heart failure because it has the highest and longest survival rate. Currently, it remains the treatment of choice for those eligible for transplantation with end-stage heart failure. However, there are approximately one hundred thousand patients with late stage heart failure and only approximately two thousand hearts per year available through donation for transplantation. Therefore for those who do not make the top of the transplantation list and obtain one of the only two thousand hearts available, ventricular assist devices and totally artificial hearts are the only viable options, since optimal medical therapy still has mortality approaching 100%. The totally artificial heart has the theoretical advantage of removing a heart which may be susceptible to arrhythmia and mural thrombus, but the totally artificial heart represents a totally irretrievable treatment. No totally artificial hearts are approved for destination therapy. Implementations of the totally artificial heart to date have been quite limited, even as bridge to transplant. Furthermore, the current totally artificial hearts are large and usable only in a relatively small group of patients.

Future Indications

Bridge-to-Recovery . With regard to expanding VAD use for bridge-to-recovery, human studies conducted by researchers at Royal Brompton in the United Kingdom, Temple University and the German Heart Institute in Berlin indicate that VADs could be useful as a means of promoting recovery of weakened heart muscles, either alone or in combination with other myogenic agents. Preliminary data from these studies suggest that a significant number of the Class III heart patients in the U.S. could use the device as a bridge-to-recovery of heart function, possibly allowing heart muscle cells to repair themselves such that the heart remodels and recovers nearly normal function. The improved blood flow and organ function obtained through use of a VAD could delay or may even prevent progression of these patients to Class IV status.

Product

The DeBakey VAD System - Comprehensive Next-Generation VAD Technology Overview

MicroMed has developed the miniaturized DeBakey VAD, which MicroMed believes physicians, surgeons and patients will favor over currently marketed pulsatile VADs, as it is well suited for broader and long-term VAD use. Due to its next-generation, NASA-designed characteristics, MicroMed believes the DeBakey VAD will ease and shorten the time of VAD implantation for the physician and patient, significantly decrease the risk of infection to the patient, and together with the complete DeBakey VAD system, significantly improve patient quality of life. After recovery from the implant procedure, many patients are able to return home and to resume normal activities such as exercise, and in some cases patients have returned to work. In addition, MicroMed believes that the DeBakey VAD system offers these benefits without sacrificing any of the recognized clinical efficacies of currently marketed VADs and at a price below that of currently marketed pulsatile VADs.

The titanium, electromagnetically actuated axial flow pump, a pump in which the blood flow pathway is in line and flows continuously, can pump in excess of 10 liters per minute, is 1.2 inches (30.5 mm) in diameter, 3.0 inches (76.2 mm) long, and weighs less than 4 ounces (93 g). The pump assembly consists of a titanium inflow cannula (a tube that is inserted into the apex of the heart residing within the left ventricle providing inflow to the pump) and an apical sewing ring (a Dacron ring which is sewn to the apex of the heart and used to secure the VAD to the apex of the heart), the DeBakey VAD pump, a flow probe, a Dacron (R) outflow conduit graft (a woven graft which is used to connect the pump to the outflow and is attached to the ascending aorta), and a percutaneous cable assembly with controller connector. Inside the housing unit is the inducer/impeller, which is the only moving part. Connected to the flow tube is a curved titanium inflow cannula that is inserted into the apex of the left ventricle. A Dacron woven sealed outflow conduit is connected to the pump and sutured to the aorta. An ultrasonic flow probe placed around the outflow conduit continually measures blood flow rate through the pump. The wiring from the pump's flow probe and the motor are coated and bundled into a single cable assembly that is enclosed in an outer polymer shell covered by Dacron velour, which exits the skin just above the right iliac crest and connects to the external controller system. Blood is pumped from the left ventricle into the inflow cannula, through the inducer/impeller, then out through the Dacron outflow conduit and into the ascending aorta. This axial flow pump provides continuous flow; however, flow pulsatility does occur in most patients, as a consequence of the patient's native cardiac contractility. Particular design characteristics include:

      o miniaturized size (approximately 1/10th the size of the currently marketed pulsatile VADs);


      o light weight (less than 4 ounces versus over 2 pounds for currently marketed, fully implantable pulsatile VADs);


      o hemolysis minimizing design by NASA so that damage to red cells, evidenced by hemolysis, is minimized from the mechanical action of the pump on the blood cells;

      o virtually silent compared to the audible noise of currently marketed pulsatile VADs;

      o     only one moving part; and

      o eliminates pump-life limiting valves; currently approved VADs have mechanical valves both at the inflow and outflow of the device to provide uni-directional flow necessary for perfusion, but this leads to a substantial failure rate due to the high flows, high pressures, and the high rate of the upstroke encountered in the pulsatile devices.

MicroMed believes these specific design characteristics will lead to the following advantages over currently marketed pulsatile VADs currently on the market:

      o The miniaturization and light weight of the DeBakey VAD offer the potential for less invasive applications. MicroMed believes that patients using the DeBakey VAD experience less trauma and device-related infection than patients using currently marketed, fully implantable pulsatile VADs as a result of the shortened duration of the implant procedure, the small size of the device, less displacement of nearby organs and a smaller percutaneous cable that contains the lines from the pump and flow probe to the outside of the body through the skin; this cable allows delivery of power and a means to monitor the device and is small, pliable, and covered in Dacron to improve growth and incorporation into the tissues and to limit the potential for infection.


      o In addition to the current market opportunity, because of the size of the DeBakey VAD, MicroMed expects to be able to penetrate a substantial portion of the market for smaller women and children. Up to now, these patients generally have not been implanted with VADs due to the larger size of currently marketed pulsatile VADs. (HeartMate and Novacor require a minimum 1.5m 2 BSA, versus as low as BSA of 0.7m(2) for the DeBakey VAD Child, in children from 5 to 16 years old.) Moreover, MicroMed believes the specific design attributes of its DeBakey VAD make it well suited for broader clinical indications such as destination therapy, bridge-to-recovery and pediatric use.

The adverse effects sometimes witnessed in DeBakey VAD patients are similar to those seen with other VADs. These include strokes, transient ischemic attacks, infections and the bleeding effect of anticoagulation drugs. The incidence of these effects are anticipated to be similar and within the range or lower than those with other devices and are monitored through the clinical trial through a data safety monitoring board. The Data Safety Monitoring Board concluded that the trial should continue.

DeBakey VAD System

The DeBakey VAD system includes the DeBakey VAD, the Data Acquisition System, the Patient Home Support System, the DeBakey VAD Controller, the VADPAK and VAD system accessories. MicroMed believes the DeBakey VAD system design provides patients with greater range of motion than the current market leading VADs.

Data Acquisition System . Clinicians use the DeBakey VAD Data Acquisition System ("DAS") during surgery and while the patient is in intensive care. However, when the patients move out of intensive care or when they leave the hospital, the patient can plug in to the DAS occasionally to allow clinicians to adjust the speed of the pump and review all pump and patient parameters.

Patient Home Support System . The Patient Home Support System is designed to provide primary power to the DeBakey VAD after surgery and recovery during evening hours. In addition to providing power, it serves as a battery backup and charges up to four batteries simultaneously. MicroMed designed the Patient Home Support System to allow the DeBakey VAD patient, whether in the hospital or at home, to sleep or rest without concern about discharging batteries while tethered to the unit. The Patient Home Support System also charges batteries for use with the DeBakey VAD Controller and VADPAK, which should offer the patient improved physical mobility. The Patient Home Support System is approximately the size of a small portable cooler, weighs approximately 10 pounds and is equipped with an eight-foot power tether cable that connects to the DeBakey VAD Controller. The Patient Home Support System will provide continuous power during times when the DeBakey VAD is not operating on batteries. MicroMed adopted this "home use" design to provide ergonomic benefits and cost savings to patients using the DeBakey VAD system over competitive products.

DeBakey VAD Controller and VADPAK . The DeBakey VAD Controller and two batteries are housed in the VADPAK. Together the VADPAK, the Controller and batteries weigh just over five pounds, helping to provide patient mobility and the ability to engage in most normal, everyday activities. The DeBakey VAD Controller operates the DeBakey VAD and displays key operating information about the pump, including flow rate, power usage and remaining battery life. Each battery will power the DeBakey VAD for approximately three to four hours, giving a combined battery time of approximately five to eight hours. The DeBakey VAD Controller always uses the battery with the lower charge, thus preserving the battery with the highest charge. The DeBakey VAD system includes extra batteries and a separate recharger (in addition to the recharger in the Patient Home Support System) that will completely charge a battery in approximately 75 minutes.

MicroMed anticipates that the commercial selling price for the DeBakey VAD system in the U.S. will be substantially less than the cost of competitive products currently on the market.

Business Direction

MicroMed's mission is to be a leader in CHF therapy. Principal elements of its strategy to achieve this are as follows:

      o Continue commercialization of the DeBakey VAD in Europe and select other international markets. MicroMed received CE Mark approval for the bridge-to-transplant indication in April 2001 and is currently selling products in Germany, Austria, Switzerland, France, Italy, Turkey and Singapore. Because the prescribers, purchasers and end users of the DeBakey VAD are highly concentrated (relatively few sites perform most of these complex procedures), MicroMed believes it will be able to expand market penetration with the DeBakey VAD without an extensive sales and marketing organization through limited direct sales and the use of distributors in selected countries. MicroMed has established a strong distributor network to support sales and marketing in various international markets.

      o Leverage relationships to enhance clinical acceptance of the DeBakey VAD. MicroMed intends to leverage its relationships among European clinical trial investigators, Dr. DeBakey, Dr. Rose, Dr. Noon and its investigators in the U.S. clinical trials with cardiologists and cardiac surgeons in other major international heart centers to promote the use of the DeBakey VAD in high-volume transplant centers around the world. MicroMed intends to augment this effort with a highly focused direct sales and marketing team, including members of senior management.

      o Launch DeBakey VAD Child for immediate revenue opportunity. MicroMed received approval to begin marketing the DeBakey VAD Child device in the U.S. in March 2004 and in the E.U. in June 2004 and have begun market roll out.

      o Complete U.S. Multi-Center Phase III/Pivotal Bridge-to-Transplant Clinical Trial. We initiated the pivotal phase of our US Bridge to Transplant trial under the current protocol in April 2003. As of December 31, 2004, we have implanted 49 patients in the BTT study that we intend to submit in our PMA application (29 of which were done in the pilot and feasibility phases of the study and may not be includable in the FDA analysis of the pivotal phase results). The study design compares the results of non-randomized implants of the DeBakey VAD to literature controls (published results) for the HeartMate XVE device.

      o Complete U.S. Multi-Center Phase III/Pivotal Destination Therapy Clinical Trial. MicroMed received approval to initiate the pivotal phase of its U.S. destination therapy clinical trial and began initial implants in the fourth quarter of 2004. The study design is a randomized, dual arm comparison against a single control (HeartMate XVE). MicroMed anticipates implanting 240 DeBakey VAD patients and 120 HeartMate patients (2:1 ratio) in up to 40 sites. Upon completion of this clinical trial, MicroMed intends to submit the data to the FDA for PMA approval.

      o Expand clinical indications for the DeBakey VAD to include small adult patients. There is currently an unmet need for a VAD that can be implanted in small adults, such as small female patients with body surface areas ("BSA") of less than 1.5 m(2). Current FDA approved devices are only indicated for patients with a BSA greater than or equal to 1.5 m(2).

      o Expand clinical indications for the DeBakey VAD to include bridge-to-recovery indication. The cardiology community is increasingly advocating the importance of mechanical circulatory assistance for a broader subset of heart failure patients than just the bridge-to-transplant and destination therapy segments. MicroMed believes that the specific design attributes of the DeBakey VAD make it better suited than currently marketed pulsatile VADs for broader clinical indications. MicroMed intends to conduct clinical trials to support the use of the DeBakey VAD as a bridge-to-recovery.

Clinical Trials in the United States

Unlike most pharmaceutical clinical trials, the duration of medical device pivotal (Phase III) clinical trials is dependent on an availability of investigational subjects (patients) that is unpredictable and which can have a significant effect on the cost of the trial. Consequently, this variable alone makes it difficult to accurately project completion times and trial costs. The time necessary to complete implantable medical device trials is also dependent on the complexity of the device, securing a patient sample size necessary to statistically support the study hypothesis, the number of available study centers, the number of device changes made during the trial and other factors. Typical expenses for pivotal trials include fixed costs associated with clinical affairs and regulatory affairs personnel, subcontracts with clinical research organizations, patient testing charges, the cost of investigational devices and travel expenses for clinical monitors to initiate centers, train clinicians, monitor activities and perform center close-outs. MicroMed is presently reimbursed for all investigational devices used during the trials. Additional costs are incurred in the development of regulatory submissions and meetings with the FDA, which include the PMA Panel Meeting.

The BTT trial is designed to compare the results of implanting the DeBakey VAD in patients eligible for heart transplantation against results for the Thoratec HeartMate XVE product as reported in published studies. The primary endpoint measure of the trial is survival to transplantation, but MicroMed also measures other adverse events typically associated with patients in this category, such as stroke, infection and device malfunction.

The results of MicroMed's clinical trials for BTT and DT are not yet available. The data is being collected and analyzed by a third party clinical research organization on a blind basis so that results are not revealed until completion in order to avoid study bias.

MicroMed expects to complete patient enrollment in its BTT trial in the 4th quarter of 2005 and to receive PMA approval to distribute the DeBakey VAD system in the U.S. for that indication in the fourth quarter of 2006. Under the current design of our DELTA trial for destination therapy (360 patients on a 2:1 randomization against the HeartMate XVE), we anticipate completing enrollment between late 2008 to late 2010, which would result in PMA approval between early 2010 to early 2012. In the event the results from the initial data evaluation point (after 260 total patients) are compellingly positive regarding the comparison of the performance of the DeBakey VAD against the HeartMate XVE, we may complete enrollment as early as early 2008. The wide variance in predicted enrollment completion is due to uncertainties involving the enrollment rate of patients in the trial due to inclusion/ exclusion criteria to participate in the trial, as well as the impact of other device trials on patient availability. We are presently in the process of evaluating an alternative trial design that might enable us to complete enrollment and receive approval earlier. Because of the uncertainties associated with predicting enrollment, there can be no assurance that we will be able to complete the DT trial in any of these projected time frames.

Clinical Results

Results of Preclinical Studies

MicroMed conducted substantial pre-clinical in vitro and animal in vivo tests prior to commencement of its European clinical trial. MicroMed divided its preclinical testing of the DeBakey VAD into several phases with distinct objectives.

In Vitro Studies. The purpose of the first phase of studies was to identify a pump design that minimized hemolysis (red blood cell destruction) and thrombogenesis (blood clot formation). MicroMed conducted the first phase of studies with a polycarbonate version of the pump. MicroMed used parametric bench testing of iterative pump designs to identify the least hemolytic pump design. Next, MicroMed conducted ex vivo tests of iterative pump designs to identify the least thrombogenic pump design.

In addition, MicroMed conducted in vitro performance tests with mock circulation to define characteristics of pump function in response to normal and abnormal vascular conditions and ventricular performance. Studies demonstrate that the DeBakey VAD can adequately unload the failing left ventricle and characterize the relationship of heart rate to pump performance.

In Vivo Studies. MicroMed conducted the second phase of studies in vivo . MicroMed fully implanted titanium pumps in the chests of calves. The purpose of these studies was to ensure that MicroMed had identified the design least likely to cause hemolysis or thrombogenesis using titanium and to determine the safety of the DeBakey VAD for long-term support of the heart. The DeBakey VAD was shown to operate safely in 27 animals for up to 145 days. During these studies, no hemolysis or end-organ dysfunction occurred.

Mechanical Durability Studies. Durability studies show the DeBakey VAD should operate effectively in excess of five years. To evaluate the potential uses for the DeBakey VAD, MicroMed needed to understand its bearing-wear characteristics and their effect on long-term use of the device. MicroMed engaged Marconi Aerospace Defense Systems, Inc. (formerly Tracor) to perform studies with respect to bearing and long-term pump durability of the DeBakey VAD. Marconi is a major aerospace corporation that specializes in fault-to-failure vibration and acoustical testing. Beginning in May 1997, 10 DeBakey VADs were operated continuously, 24 hours per day, in saline solution, which is less of a lubricant than human blood, with no signs of appreciable wear in the bearings or pumps. MicroMed tested additional pumps with artificially induced wear to establish wear signature characteristics as well as the effect of various levels of wear on red blood cell destruction and pump performance. MicroMed completed these tests in December 1999 and received a report from Marconi expressing its belief that the DeBakey VAD bearings should have a life expectancy in excess of five years.

Hemocompatibility and Biocompatibility Studies. MicroMed subjected implantable components of the DeBakey VAD system to studies relating to both hemocompatibility (blood compatibility) and biocompatibility as per the requirements of ISO 10993. The purpose of hemocompatibility studies was to identify blood-titanium interactions for the DeBakey VAD. These tests were performed with human blood in mock circulation. The results of these studies demonstrated that the pump was neither the source of thrombi (vascular obstructions) or emboli (blood clots) and is otherwise hemocompatible. Completed biocompatibility tests show the device to have no adverse results with respect to: systemic toxicity, local toxicity, cytotoxicity (cell damage), genotoxicity (DNA damage), pyrogenicity (inducing fever), physiochemical toxins, mutagenicity (inducing genetic mutation), and sensitization (inducing an immune response). Studies also validated the process by which implantable components are sterilized in ethylene oxide.

Third-party ISO 9001 certified contractors manufacture the DeBakey VAD Controller and the Data Acquisition System. These contractors have conducted tests, and MicroMed has conducted independent testing to demonstrate that both components meet various standards required by the Active Implantable Medical Device Directive. All components have been tested to NRTL ("UL Testing") and demonstrated to be electrically safe and to withstand environmental factors such as electrical/electromagnetic interference, temperature, shock, etc. Third party software validation of the VAD Controller has been performed confirming a safe and robust design.

Results of European Clinical Trial

The first human implant of the DeBakey VAD was performed in November of 1998 in Berlin, Germany initiating the original clinical trial of the DeBakey VAD as a bridge-to-cardiac transplantation. During this trial, conducted wholly in the European Union, 78 patients were implanted with the DeBakey VAD for durations up to 518 days. The original European clinical trial of the DeBakey VAD included key cardiovascular centers in Germany, Austria, France, Switzerland and Italy. This first clinical trial was designed to establish safety and performance of the DeBakey VAD as a bridge-to-cardiac transplantation and led to the award of the CE Mark for the DeBakey VAD in April 2001 by TUV Product Services of Munich.

The early clinical results in Europe varied substantially from site to site, ranging from a low of 18% to a high of 72%, with some users having poor success to transplant rates, while others did well. Careful analysis showed several reasons that likely contributed to the variability. These factors included the early learning curve, patient selection, and anticoagulation. Because the device at first was largely unproven, some of the early cases selected appeared to be patients that were beyond the point of being helped by mechanical support. This was suggested by a high incidence of multiple organ failure in the unsuccessful patients and the fact that about 40% of the deaths were within the first 30 days after implantation. Nearly all of these patients did not meet the clinical trial enrollment criteria. With more experience and improved patient monitoring, the DeBakey VAD was implanted in more salvageable patients. Patient selection varied considerably from site to site. Experience has also demonstrated new insights into risk factors for VAD patients, such as the realization of the importance of chronic malnutrition as a risk factor.


All patients with artificial surface devices in their circulatory system, whether valves or VADs, need anticoagulation. The extent of anticoagulation therapy necessary in connection with a given device could vary from the use of dipyridamole and aspirin to a more extensive regimen. The HeartMate is a volume displacement pump that requires porcine tissue valves, bearings, and a flexible membrane that can result in mechanical failure. The axial flow design of the DeBakey VAD, with only one moving part, has a very low incidence of mechanical failure (less than 3% as noted in Goldstein DJ, Woldwide Experience with the MicroMed DeBakey Ventricular Assist Device(R) as a Bridge to Transplantation, Circulation 2003; 108 [suppl II ]: II-272-II-277) but thrombus formation in the pump has the potential to stop the pump and thus represents a potential complication that must be managed with anti-thrombotic drug therapy. Failure of an implanted VAD requires therapeutic interventions, such as re-operation for pump or component replacement in the case of the volume displacement pumps, or administration of tissue plasminogen activator (tPA) or pump replacement.


In MicroMed's early experience, its anticoagulation knowledge for axial flow VADs was limited (since it was the first axial flow device used in humans) and different sites used different anticoagulation regimens. Local use of suboptimal anticoagulation therapy may have contributed to the site-to-site variability in success rates MicroMed saw in its early trials. MicroMed has now been able to learn from its experience at different sites and the newer anticoagulation technologies, resulting in newly available information that should improve patient management strategies. MicroMed recently formed an Anticoagulation Advisory Committee (the "Committee") co-chaired by Dr. Eric Rose, Chief Surgeon at Columbia University in New York and Dr. Samuel Goldhaber, Director, Venous Thromboembolism Research Group at Brigham and Women's Hospital in Boston. The Committee includes cardiovascular surgeons, cardiologists, hematologists, pharmacologists and pathologists from a diverse sampling of various universities and clinical sites. The Committee has developed a guidance document for the investigator sites to assist in the anticoagulation management of DeBakey VAD patients.

The occurrence of adverse events during a clinical trial, whether expected or unexpected, can have an impact on the enrollment rate in a clinical trial, particularly at individual sites where such adverse events are noted. For example, during the feasibility portion of MicroMed's BTT study, the perception by certain clinicians of increased incidences of thrombus resulted in a temporary reduction in the rate of patient enrollment early in that study. MicroMed solicited the collective assistance and advice of several prominent cardiovascular physicians, cardiologists and hematologists to develop an anticoagulation protocol aimed at reducing the rate of thrombus in patients with the test device. The introduction of this anticoagulation protocol had an advantageous impact on the rate of thrombus and the rate of enrollment has increased. As with any medical device in a clinical trial, MicroMed is constantly evaluating potential modifications to the product during the clinical trial in an effort to improve product performance and clinical outcomes.

The incidence rate of thrombus, as well as other adverse events noted during MicroMed's European clinical trial, were within acceptable levels for MicroMed to receive the CE Mark for the DeBakey VAD in April 2001 by TUV Product Services of Munich.

End-Organ Function. One key way to evaluate the effectiveness of a VAD is to monitor the device's ability to restore or improve end-organ function. Restoration of end-organ function is an important component of left ventricular assistance. With adequate ventricular support, organ perfusion generally improves and allows organ function previously limited by heart failure to return to normal.

Measurement of end-organ function is one of the best methods to determine the efficacy of DeBakey VAD performance. An evaluation of pump flow or even pump flow normalized to body index does not necessarily indicate whether the tissues are receiving adequate circulation of oxygenated blood; the measures of end-organ function described are indicative of whether or not a specific organ has the blood supply it needs to operate properly.

Therefore, MicroMed typically evaluates a patient's pump performance or flow output in terms of whether or not he or she is sufficiently supporting the working organs of the body, i.e., the liver, kidneys, etc. End-organ function is typically monitored by following the function of the kidney and liver systems.

The following table illustrates the parameters measured and the changes expected with ventricular support such as that provided by a DeBakey VAD.

 Parameter          Organ System       With Heart Failure                   With VAD
--------------------------------------------------------------------------------------------
Creatinine             Kidney            Increased                  Decreases toward normal

BUN                    Kidney            Increased                  Decreases toward normal

Total Bilirubin        Liver             Increased                  Decreases toward normal

SGOT                   Liver             Increased                  Decreases toward normal
SGPT

Many patients who enrolled in MicroMed's European and U.S. clinical trials of the DeBakey VAD experienced end-organ dysfunction (i.e., elevated laboratory values) prior to VAD implantation. After implant, the patients, on average, either maintained or improved their end-organ function. This was noted from improvement in Blood Urea Nitrogen and Creatinine measures in patients after implant (36.8 and 1.2, respectively) compared to patients pre-implant (45.2 and 1.5, respectively). MicroMed believes these results are comparable to currently marketed VADs.

Research and Development

DeBakey VAD

The initial development of the DeBakey VAD began with the collaboration of NASA and Dr. DeBakey's and Dr. Noon's research team at Baylor College of Medicine. NASA first became involved in the development of the DeBakey VAD through the struggle for life of a Johnson Space Center engineer, David Saucier. Following a severe heart attack and triple bypass surgery, a team of doctors led by Drs. DeBakey and Noon performed a heart transplant on Mr. Saucier. Six months later, Mr. Saucier returned to the Johnson Space Center with the desire to apply spacecraft technology to help people with heart disease. Based on the foundation of NASA's technology and engineering along with personnel from Baylor College of Medicine, joint design and development of the DeBakey VAD began in 1988.

NASA's Ames Research Center assisted MicroMed in the design and development of the DeBakey VAD by using its Cray supercomputers to model blood flow using computational fluid dynamics ("CFD"). The use of CFD enabled NASA to extensively test different variations of each component of the DeBakey VAD pump, to optimize performance of each component, minimizing the potential for hemolysis and thrombosis. NASA's Johnson Space Center engineers, using their extensive computer-aided design and computer-aided manufacturing capabilities, together with Baylor College of Medicine engineers developed the complex milling machine computer codes that helped ensure precise manufacturing tolerances and repeatability of the manufacturing process for the DeBakey VAD.

In July 1996, after MicroMed obtained the license from NASA for the technology, MicroMed became involved directly in the research and development of the DeBakey VAD. MicroMed conducted testing, research and development activities related to the DeBakey VAD through separate sponsored research agreements with Baylor College of Medicine, the University of Utah Artificial Heart Laboratory, the University of Vienna and Texas A&M University.

In addition, MicroMed subcontracted with Hi-tronics Designs, Inc. and Plexus Technology Group (formerly SeaMED Inc.) to develop the ancillary support systems for the DeBakey VAD. Hi-tronics, located in Budd Lake, New Jersey, developed the DeBakey VAD Controller. Hi-tronics is an ISO 9001 certified electronics design and manufacturing company with extensive experience in developing and manufacturing cardiac implantable devices. Plexus, located in Redmond, Washington, developed the DeBakey VAD Data Acquisition System. Plexus has substantial experience with medical device requirements and is ISO 9001 certified. Hi-tronics and Plexus also provided MicroMed with documentation and validation of the DeBakey VAD Controller and Data Acquisition System that have accompanied its international and FDA regulatory applications.

Over the past few years, MicroMed has added several engineers to its Engineering and Development staff to supervise and coordinate the activities of its subcontractors and to facilitate development of the DeBakey VAD and future-generation products. In addition, MicroMed continues to conduct contract research and development activities with the University of Vienna and other universities involved in its clinical trials.

Regulatory

The DeBakey VAD has received CE Mark approval for commercialization in Europe for bridge-to-transplant, destination therapy and pediatric use. With respect to manufacturing, MicroMed received ISO 9001 and ISO 13485 certification in September 1999 and have been recertified each year since with no non-conformities (most recently in October 2004). MicroMed received additional CE Mark approval for destination therapy and pediatric use in the second quarter of 2004.

In the U.S., MicroMed is currently involved in two FDA approved clinical trials, one for bridge-to-heart transplant indication and the other for destination therapy indication.

Under the U.S. BTT indication trial, MicroMed implanted 49 patients as of December 31, 2004 (29 under the pilot and feasibility phases and 20 under the current protocol). The timing of approval will depend on the results from MicroMed's trial and, among other things, whether the FDA allows MicroMed to use European study data, as well as data from its feasibility clinical trial. Timing is also dependent on the rate of patient enrollment.

MicroMed's DT clinical pivotal trial ("DELTA") is approved by the FDA and three patients have been enrolled as of December 31, 2004. The DELTA trial will be randomized 2:1 to the DT approved HeartMate XV of Thoratec (R) . MicroMed will use up to 40 CMS approved sites. The majority of the DELTA sites will be the same as its bridge-to-transplant clinical trial sites. These hospitals currently implant the majority of LVADs thus reducing orientation and training.

In MicroMed's DT trial, Dr. Eric A. Rose is the Principal Investigator ("PI"). Dr. Rose is the Morris and Rose Milstein/Johnson and Johnson Professor, Chairman, Department of Surgery and Surgeon-in-Chief for the Columbia Presbyterian Medical Center, New York, and was PI for the successful Thoratec
(R) HeartMate REMATCH destination therapy trial that now has FDA PMA approval, the first and only FDA approval to date of the use of VADs for this long-term patient indication.

MicroMed plans to make product enhancements to the DeBakey VAD system from time to time. Product enhancements require supplemental filings with and further approval from regulatory authorities.

Manufacturing

MicroMed operates a 22,000 square foot leased facility located in Houston, Texas, where it manufactures the DeBakey VAD. MicroMed believes this facility can accommodate its anticipated manufacturing demand for the DeBakey VAD for at least the next few years. In November 1999, MicroMed received notice that the facility had fulfilled the applicable requirements and was certified as compliant under ISO 9001, ISO 13485 and European Council Directive 90/385/EEC (Active Implantable Medical Device Directive). These certifications have been confirmed each year since then after annual audits by TUV Product Services of Munich, Germany (the Notified Body). The facility has a Class 10,000 clean room where final assembly and testing of the DeBakey VAD are performed. In late 2003, MicroMed underwent and passed a Good Manufacturing Practice ("GMP") inspection by FDA in anticipation of the approval of our HDE for pediatric use. MicroMed has the equipment and technical capability to manufacture most of the parts and components for the DeBakey VAD in this facility. MicroMed purchased several other parts and components from various third-party suppliers, including some parts that it has the equipment and technical ability to manufacture but cannot produce in the quantities needed to satisfy MicroMed's requirements. For the critical components being manufactured by third parties, all of these third-party vendors are certified as ISO 9001 and/or ISO 13485. MicroMed also dispatched its own quality assurance auditors to review its subcontractors' facilities and manufacturing processes. In addition, MicroMed conducted a thorough critical inspection of all incoming parts received from third-party vendors. Some components are manufactured by sole source third-party vendors. MicroMed believes that, in the event of the loss of any of the sole source suppliers, the services and/or material being provided to it through that supplier could be acquired from alternative suppliers or manufactured in MicroMed's facility.

A company that intends to sell a product like the DeBakey VAD in the countries of the European Economic Area must obtain a CE Mark. The CE Mark indicates compliance with European regulatory, quality assurance and legal mandates. To support MicroMed's CE Mark, its manufacturing facility is certified to ISO 13485 and European Council Directive 90/385/EEC (Active Implantable Medical Device Directive), which was received in November 1999, and has been reconfirmed each year thereafter by annual audits by TUV Product Services of Munich, Germany, with no nonconformities noted in any of these audits.

In the U.S., medical devices are regulated by the FDA. On October 7, 1996, the FDA published its "final rule" for medical devices, incorporating past GMP requirements into a new regulation, Quality System Requirements, which became effective June 1, 1997. MicroMed's regulatory staff is working closely with its employees and subcontractors to ensure strict compliance with these regulations, including design controls and reproducible manufacturing of devices. MicroMed passed a PMA inspection for its HDE application for pediatric indications.

Suppliers

MicroMed relies on third-party suppliers to provide key materials and components of the DeBakey VAD system, some of which are single source suppliers. Three of the key suppliers MicroMed relies on are Plexus, Hi-Tronics Designs and Micropaq Corporation, which made up 27%, 19% and 14% of MicroMed's purchases for the year ended December 31, 2004, respectively. Starting in 2005, MicroMed will begin assembling in-house the Clinical Data Acquisition System that was previously assembled by Plexus. MicroMed has not identified additional sources to supplement its purchases from Hi-Tronics and Micropaq. In the event that MicroMed is unable to replace a shortfall in supply, its revenue could be negatively impacted in the short term.

U.S. Marketing and Direct Sales Effort

The market for heart transplants is highly concentrated. A limited number of cardiac surgeons and cardiologists influence medical device selection and purchase decisions for a large portion of the target cardiac patient population. Because of the high concentration of heart transplant sites, MicroMed anticipates that it will be able to generate sufficient demand for the DeBakey VAD through a relatively small direct marketing team, including members of senior management, and through introductions provided by clinicians who participated in its clinical trials. The market adoption and commercial success of the DeBakey VAD will require acceptance by cardiologists and cardiac surgeons. The Principal Investigators (who are generally cardiovascular surgeons) and the Co-Principal Investigators (who are generally cardiologists) are critical to the clinical trial and future commercial success. Initial acceptance will depend primarily on the demonstrated safety and effectiveness of the DeBakey VAD system in clinical trials. The reliability and other advantages of specific VADs will need to be introduced to both referring cardiologists as well as cardiovascular surgeons who make the decisions on the type of device to be implanted. Peer reviewed publications and surgeon awareness through presentations at seminars and conventions are primary platforms. MicroMed believes pricing will also play a significant role in VAD selection at transplant centers.

For marketing and sales of the recently approved DeBakey VAD Child product, MicroMed is focused on the top 12 pediatric centers in the U.S. MicroMed will use a small, direct technical sales team to support these sites. MicroMed plans to expand this team upon receipt of PMA in the U.S. for bridge-to-transport and destination therapy indications.

Although there are 160 heart transplant centers in the U.S., only about 25% of these centers perform the majority of transplants. The market for VADs is site-specific in the U.S., as well as in other countries. There are approximately 70 U.S. hospitals approved for reimbursement from the Center for Medicare/Medicaid Services ("CMS") for use of VADs. MicroMed expects that approximately one-half of these hospitals will account for 85% of the destination therapy patients. The cardiologists at these sites maintain heart failure patients with traditional medical (drug) therapy. As the patient moves beyond the benefit of drugs, the alternative is a heart transplant, death or mechanical support.

European Business and Distribution Network

There are approximately 125 VAD implant sites in Europe, which MicroMed believes establishes a solid market for commercialization of the DeBakey VAD in Europe. MicroMed's plan is to penetrate key, high-volume VAD implant centers where competitors VADs are presently implanted through the use of distributors in certain markets and direct sales in others. The DeBakey VAD is attached to the heart in a manner similar to other currently marketed VADs, which should make adoption of the DeBakey VAD easier at these sites. These sites have experienced surgical teams familiar with mechanical support implant procedures as well as with post-operative care. Use of the DeBakey VAD at key European centers where competitors VADs currently are implanted will provide exposure for and highlight the significant advantages that the DeBakey VAD has over other currently marketed VADs. MicroMed will try to stimulate referrals to cardiothoracic surgeons by educating cardiologists about the success of DeBakey VAD implants.

MicroMed has distributors engaged in the European markets of Germany, UK, Italy, France, Norway, Sweden, Holland, Turkey, Austria, Switzerland and Greece and in Singapore. MicroMed currently has two directly employed technicians for its operations in Europe. MicroMed plans to add more distributors and technical support personnel as it expands the number of its European and Asian implant sites.

Intellectual Property

The pump technology used in the DeBakey VAD is protected by a patent issued to NASA in 1996. In 1996, MicroMed signed a patent license agreement with NASA to be the exclusive licensee to this technology in the U.S. for use in cardiovascular applications. Separate agreements with Baylor College of Medicine and NASA give MicroMed the exclusive right to the continuation of the VAD technology modifications. MicroMed has incorporated these modifications through a continuation-in-part patent application, filed in December 1996 and issued in September 1999. MicroMed also made foreign patent application filings covering the technology in December 1996, which have been issued in certain foreign jurisdictions. MicroMed has obtained an additional patent covering unique features of an external controller and data acquisition system, and a patent for a proprietary pulsatile loop system. MicroMed has filed five patents related to suction detection and physiologic algorithms. In addition, MicroMed has received a registered trademark for the use of the name "DeBakey VAD" for which Dr. DeBakey has granted us rights in perpetuity. Dr. DeBakey also entered into a Confidentiality and Intellectual Property Assignment Agreement with us in March 1999 as part of further efforts to commercialize the DeBakey VAD. In this agreement, Dr. DeBakey agreed to assist MicroMed in its efforts to successfully commercialize the DeBakey VAD. Dr. DeBakey also agreed to assign to MicroMed all rights in any intellectual property that he creates, solely or jointly with others that is directly or indirectly related to the DeBakey VAD, including any related surgical procedures or surgical tools or any ancillary components developed during the duration of the agreement. This agreement has a duration of 10 years. Dr. DeBakey and MicroMed may extend this agreement for additional one-year periods by mutual written agreement.


In connection with obtaining its patent license agreement with NASA, MicroMed signed a sublicense agreement with Nimbus, a predecessor entity to an entity that entered into a merger with Thoratec Corporation, for several of the 49 claims in the original NASA patent granted in 1996. The sublicense agreement, which expired in December 2002, required Nimbus to pay to NASA and to MicroMed certain royalties based on net sales in the event any of the NASA patent claims granted under the sublicense agreement was used in its products.


MicroMed will pay royalties under the agreements with NASA and Baylor of 2.8% of net sales of the DeBakey VAD worldwide until U.S. PMA is achieved; afterwards, the royalties only apply to U.S. sales.

In connection with MicroMed's prior financings, three separate patent law firms have issued non-infringement opinions concerning its intellectual property base.

The following table describes patents licensed or granted to MicroMed by number and includes information relating to the date the patent was filed, the date it was granted and the date of its expiration.

      Number                                     Patent Name                        Filed Date      Grant Date       Expires
-------------------------------------------------------------------------------------------------------------------------------
1    5,527,159   Rotary Blood Pump (licensed from NASA)                             11/10/1993      6/18/1996       11/10/2013
2    5,678,306   Method for reducing pumping damage to blood (licensed from NASA)   5/26/1995       10/21/1997      5/26/2015
3    5,947,892   Rotary Blood Pump (licensed from NASA)                             12/13/1996       9/7/1999       12/13/2016
4    5,957,672   Blood Pump Bearing System (licensed from NASA)                     6/17/1996       9/28/1999       6/17/2016
5    6,058,958   Pulsatile Flow System and Method                                   11/5/1998        5/9/2000       11/5/2018
6    6,183,412   Implantable Pump System                                            10/2/1998        2/6/2001       10/2/2018
7    6,605,032   Implantable Pump System                                             2/5/2001       8/12/2003        2/5/2021
8    6,652,447   Method of Controlling an Implantable Pump System                    2/5/2001       11/25/2003       2/5/2021

Patents identified as 1, 3 and 4 are licensed from NASA and are the foundation of the DeBakey VAD. The protection of rights and continued licensing of these patents are material to MicroMed's business. Patents identified as 6, 7 and 8 are owned by MicroMed and are the foundation of the VAD's controller and data acquisition system. The protection of rights of these patents is material to MicroMed's business. The features claimed in patents identified as 2 (licensed from NASA) and 5 (owned by MicroMed) are not used in MicroMed's clinical product and loss of the ability to use the features claimed in these patents should not prohibit MicroMed's ability to sell the MicroMed product. The earliest of any patent to expire is 2013.

Competition

MicroMed faces competition from companies that develop, manufacture and market cardiac assist therapy products and technology. MicroMed also competes with universities and other research institutions in the development of cardiac assist and therapy technologies. Many of MicroMed's competitors have greater technical and financial resources. Some of these competitors have currently marketed cardiac assist products as well as cardiac assist products and technologies under development.

There are three basic categories of VADs: pulsatile, axial flow and centrifugal. These devices are differentiated by the mechanical methodologies used to pump blood.

      o Pulsatile . All of the FDA approved devices in the U.S. are positive displacement or "pulsatile" devices. These larger sized devices were designed to mimic the pulsatile function of the native heart, utilizing chambers and valves and require exchanging air via large percutaneous conduits.

      o Axial Flow . Axial flow devices like the DeBakey VAD represent a new generation of miniaturized heart pumps. Axial flow pumps move blood along a straight flow path utilizing a pumping mechanism that enables system pulsation due to the native heart's action. This system is similar in concept to the Archimedes screw, originally used to pump water in ancient times. These next-generation pumps are typically much smaller and operate much more quietly than pulsatile pumps and do not require valves or air exchange. There are several companies developing axial flow pumps, including Thoratec, the market leader in pulsatile pumps.

      o Centrifugal Pumps . Centrifugal pumps operate by rotating rapidly on a central axis, thereby forcing the blood away from the center of the pump into an external conduit. There are several companies developing centrifugal pumps, which are generally smaller in size than pulsatile pumps but somewhat larger than axial flow pumps. Proponents of centrifugal pumps claim an advantage over axial flow pumps due to the lack of mechanical bearings, which they claim will cause the axial flow pumps to wear out more quickly. MicroMed believes the long-term durability of the DeBakey VAD has been proven in third-party bench testing and through the thorough examination of each of the DeBakey VAD pumps that have been explanted from patients during its clinical trial, none of which showed any indication of significant bearing wear. In addition, the durability of the magnetic bearings and required electrical controllers has not been clinically demonstrated.

Both axial flow and centrifugal pumps initially move blood in a continuous flow pattern, as opposed to pulsatile flow generated by the positive displacement devices. Blood flow from both axial flow and centrifugal pumps is pulsatile due to the contractility of the native heart. Although the DeBakey VAD is a continuous flow pump, in almost all cases the patients have exhibited pulsatile blood flow within a few weeks of implantation. Pulsatile blood flow begins to occur as the native heart begins to recover. As the native heart regains its ability to contract, the pulsing of the ventricle creates pulsatility through the pump. The stronger the heart becomes, the greater the pulsatility.

In addition, as a result of several laboratory tests and the available clinical data, clinicians believe there is no apparent physiological or neurological effect on having continuous, less-pulsatile blood flow versus pulsatile blood flow.

Currently Marketed VADs

Principal competitors of the DeBakey VAD that have currently marketed VADs in the U.S. include Thoratec Corporation (HeartMate) and World Heart (Novacor). The HeartMate device has received FDA approval for bridge-to-transplant and as destination therapy (Novacor has only been approved for bridge-to-transplant in the U.S.). Both of these FDA approved VADs are large, pulsatile devices. Competitors with devices that have been approved in Europe include Thoratec (HeartMate), World Heart (Novacor) and Berlin Heart (InCor), an axial flow device.

In addition to other currently marketed VADs, MicroMed expects to face competition from the technology and devices under development, including products being developed by Thoratec and World Heart. Additionally, MicroMed is aware of implantable ventricular assist devices being developed by Arrow International, Jarvik Heart, Terumo Corporation, and Ventracor in Australia.

Several companies involved in the pacemaker industry (such as Medtronic, Guidant and others) are testing the therapeutic benefits of using pacemaker technology to provide biventricular pacing. Current studies suggest that biventricular pacing can improve some patients' functional status, especially those earlier stage patients (NYHA Class II & III) with dysynchrony and wide QRS complexes, conditions that affect about a third of all congestive heart failure patients. However, their role in end-stage heart failure appears to be minimal, if any. These studies are continuing.

There are other therapies attempting to address the congestive heart failure market, including "cuff" and "pin" technologies that attempt to contain and prevent dilation of the ventricle, and surgical procedures, such as ventricular reduction, which attempt to remodel the ventricle by removing a portion of the dilated ventricle.

Reimbursement

In the U.S., healthcare expenditures are primarily financed by private health insurance and by Medicare. Medicare and many private insurance companies presently cover the cost of VADs used for the bridge-to-transplant and destination therapy indications.

Medicare is a national health insurance coverage available for persons 65 years of age and older. The Center for Medicare/Medicaid Services ("CMS") is charged with the responsibility of administering Medicare, including making coverage decisions. CMS has now issued national coverage guidelines for coverage of VADs for both the bridge-to-transplant and the destination therapy indications. Destination therapy reimbursement was approved in October 2003, at which time CMS also increased the base level of reimbursement from approximately $55,000 to approximately $70,000. CMS has approved higher reimbursement levels for fiscal year 2005 under DRG 103 (heart transplantation), which raised the base level of reimbursement to approximately $96,000 (the average total reimbursement at this new level is $135,000). CMS has confirmed that the DeBakey VAD is eligible for Medicare reimbursement at the increased reimbursement level.

In Europe (as in the U.S.) healthcare expenditures are primarily financed by public institutions (similar to the Medicare and Medicaid systems in the U.S.) and private insurance. Most of the hospitals where MicroMed will be focusing its efforts are major public hospitals and teaching institutions. The majority of these hospitals operate on a global budget that is established annually. In most cases, the hospitals are allowed to purchase any medical device that has the CE Mark.

Government Regulation

U.S. Regulations

The research and development, manufacturing, marketing and distribution of the DeBakey VAD and related accessories in the U.S. are subject to regulation by numerous authorities, including the FDA, and corresponding state agencies. MicroMed must comply with the Federal Food, Drug, and Cosmetic Act and the regulations promulgated under the Act administered by the FDA. The DeBakey VAD is a Class III medical device and requires a PMA from the FDA prior to its marketing or commercial sale in the U.S. Securing FDA clearances and approvals will require submission of clinical data and supporting information to the FDA. MicroMed has already passed a PMA inspection by the FDA as part of the approval of its HDE for pediatric use.

Before MicroMed commenced clinical trials to support the PMA, it had to present sufficient safety and performance data from preclinical studies to support an IDE allowing clinical trials to begin. MicroMed had to design and perform laboratory and animal tests that are sufficient to support the safety and performance of the DeBakey VAD, as determined by the FDA.

MicroMed also must comply with other regulations administered by the FDA including the Quality Systems Regulation, Good Clinical Practices and Good Laboratory Practice regulations. These regulations require that MicroMed follow certain prescribed testing, quality control, storage and documentation procedures. The FDA monitors compliance with applicable regulatory requirements through periodic site inspections. MicroMed passed an FDA biomonitoring audit with no nonconformities for its U.S. feasibility trial.

Foreign Regulations

MicroMed is marketing the DeBakey VAD in international markets. A number of risks are inherent in international transactions. Sales of products outside of the U.S. are subject to foreign regulatory requirements governing, among other things, product testing and licensing standards, manufacturing processes, pricing and reimbursement levels that may vary widely from country to country. Regulations governing requirements for approvals or clearances to market, the time required for regulatory review and sanctions imposed for violations also vary from country to country. The time required to obtain clearance from a foreign country may be longer or shorter than that required by the FDA or other such agencies, and other regulatory requirements may differ.

Prior to commercial sale of medical devices in the countries of the European Union, MicroMed was required to receive a CE Mark certification, an international symbol of quality and compliance with applicable European community medical device directives. In order to receive and continue CE Mark certification, MicroMed must comply with the Essential Requirements of the Medical Devices Directive, which primarily relates to safety and performance, and to undergo conformity assessment certification by a Notified Body in order to qualify for CE Mark approval. MicroMed passed a quality assessment audit of its manufacturing facility in September 1999 that was required in order to file for CE Mark approval and has maintained that certification each year thereafter as being in compliance with ISO 13485 and Council Directive 90/385/EEC (European Active Implantable Medical Device Directive) with no nonconformities.

Employees

As of December 31, 2004, MicroMed employed 56 full-time employees and consultants, of which 16 worked in manufacturing, 15 in regulatory, clinical affairs and quality assurance, 6 in engineering and product development, 12 in marketing, sales and customer support and 7 in administration. None of MicroMed's employees are covered by a collective bargaining agreement.

Facilities

MicroMed's executive offices, product development and manufacturing operations are located in Houston, Texas, in a leased facility consisting of approximately 22,000 square feet. The lease for its offices expires on May 31, 2007; however, MicroMed can cancel the lease within 30 days of each anniversary without further obligation.

Legal Proceedings


On June 23, 2004, MicroMed filed suit in the United States District Court for the Southern District of Texas, Houston Division, against Thoratec Corporation, claiming that Thoratec was exercising monopoly power against MicroMed by providing the Thoratec HeartMate II VAD to clinical trial sites for free, including sites where MicroMed already had established relationships. MicroMed management believed this to represent predatory pricing under the antitrust statutes and intentional interference with business relationships. The suit sought damages and injunctive relief. Thoratec submitted a Memorandum of Law on October 4, 2004 to the court in this matter in which they stated that the requested injunction was unnecessary, "because Thoratec is no longer giving away its Heartmate II continuous-flow VADs, having completed the fifteen-device `pilot study' phase of its clinical trial, and therefore there is no conduct to enjoin." While the court docket still reflects the suit as active, MicroMed plans to imminently file a motion to dismiss the action without prejudice, which counsel to Thoratec has indicated is acceptable. MicroMed is not a party to any other material legal proceedings.


PRIVATE PLACEMENT BY MICROMED

General . In December 2004, MicroMed signed an agreement with a placement agent (the "Placement Agent") to act as MicroMed's exclusive placement agent in connection with the Private Placement. In this capacity, the Placement Agent agreed to seek commitments from investors to purchase MicroMed's securities. The Placement Agent agreed to act as MicroMed's agent and not on an underwritten basis. In exchange for the Placement Agent's services, MicroMed agreed to pay a transaction fee equal to seven percent of the aggregate gross proceeds received by MicroMed from the sale of the securities in any transaction sold in the Private Placement, excluding sales of securities to existing stockholders or their affiliates. MicroMed also agreed to issue the Placement Agent warrants to purchase the number of shares of common stock equal to seven percent of the number of shares and warrants sold in the Private Placement, also excluding sales of securities to existing stockholders or their affiliates. MicroMed intends sell and issue at least $5 million and up to $20 million of worth of its securities in the Private Placement. The shares will only be offered to "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Use of Proceeds. MicroMed anticipates that the net proceeds from the Private Placement (assuming the sale of $9.5 million of securities, including the conversion of approximately $4.5 million of convertible notes issued in connection with the 2004 and 2005 Bridge Loans) will be approximately $8.85 million after deducting anticipated offering expenses. The actual net proceeds will depend upon the number of securities sold by MicroMed and the actual offering expenses it incurs.

The net proceeds from MicroMed's sale of shares will be used primarily to fund U.S. clinical trials, expanding marketing efforts for the DeBakey VAD in Europe and other international markets, general corporate purposes, including working capital, product enhancements and development, and expanding MicroMed's technical support organization.

MicroMed may also use a portion of the net proceeds for the acquisition of complementary businesses, technologies or products. There are no contracts or agreements to do so, however.

Registration Rights. In the Private Placement, MicroMed will agree to cause us to file a registration statement after the Merger is completed to register for resale the shares of common stock and underlying securities sold in the Private Placement. We will be obligated to file a registration statement within 30 to 90 days of the close of the Private Placement. In addition, we have agreed to assume MicroMed obligations to register shares held by certain of its investors after the close of the Merger. This Information Statement is not an offer of securities for sale. Any securities sold in the Private Placement will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States unless registered under the Securities Act of 1933, as amended, or pursuant to an exemption from such registration.

ANTICIPATED LIQUIDITY AND CAPITAL RESOURCES FOLLOWING THE MERGER

We will assume MicroMed's assets and liabilities following the Merger. If MicroMed completes the Private Placement of $5 million to $8 million, including the conversion of approximately $4.5 million of convertible notes issued in connection with the 2004 and 2005 Bridge Loans, prior to the closing of the Merger, we believe that MicroMed will have sufficient cash and cash equivalents to meet projected operating requirements for at least through the end of 2005. However, if MicroMed does not complete the Private Placement prior to the closing of the Merger, we will need to seek additional funds from public and private stock offerings, borrowings under credit lines or other sources. There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could harm its business, results of operations and financial condition.

WHAT WE NEED TO DO TO COMPLETE THE MERGER

We will complete the Merger with MicroMed only if the conditions set forth in the Merger Agreement are satisfied or, in some cases, waived by the party to whom made. These conditions include:

      o the approval and adoption of the Merger Agreement by the requisite vote of the stockholders of MicroMed;

      o no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or governmental entity which prohibits, restrains, enjoins or restricts the consummation of the Merger;

      o     accuracy of each company's representations and warranties;

      o     performance by each company of its obligations under the Merger
            Agreement;

      o the mailing of a definitive Schedule 14C Information Statement to all Salmon stockholders as of the record date; and

      o MicroMed securing a private placement of at least $5 million to be completed simultaneously with the Merger.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some statements in this information statement contain certain "forward-looking" statements. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as "may," "shall," "could," "expect," "estimate," "anticipate," "predict," "probable," "possible," "should," "continue," or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guarantee, or warranty is to be inferred from those forward-looking statements.

These risks and uncertainties include, without limitation, those described under "Risk Factors" and those detailed from time to time in our filings with the SEC, and include, among others, the following:

      o     MicroMed's history of operating losses;

      o     Market acceptance of the DeBakey VAD;

      o The uncertainty of FDA and other government regulatory requirements may have a material adverse effect on MicroMed's ability to commercialize the DeBakey VAD;

      o     The degree and nature of MicroMed's competition;

      o     MicroMed's ability to employ and retain qualified employees;

      o     The limited trading market for our common stock; and

      o The other factors referenced in this Information Statement, including, without limitation, under the sections entitled "Risk Factors," "Management's Discussion and Analysis of MicroMed's Financial Condition and Results of Operations."

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guarantee that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

                         FINANCIAL AND OTHER INFORMATION

                       SALMON AUDITED FINANCIAL STATEMENTS


The financial statements of Salmon for the years ended November 30, 2003 and November 30, 2004; the report of Salmon's prior auditor for the year ended November 30, 2003; and the financial statements of Salmon for the quarters ended February 29, 2004 and February 28, 2005 are included with this prospectus. You are encouraged to review the financial statements and related notes.

You are also encouraged to review Salmon's complete Annual Report on Form 10-KSB for the year ended November 30, 2004 and its Quarterly Report on Form 10-QSB for the three months ended February 28, 2005, as filed with the SEC, which are both incorporated by reference into this prospectus.


                      MICROMED AUDITED FINANCIAL STATEMENTS


The financial statements of MicroMed for the years ended December 31, 2004 and 2003 and the three months ended March 31, 2005 and 2004 are included in this prospectus. You are encouraged to review the financial statements and related notes.


                          SUMMARY FINANCIAL INFORMATION

The following gives a summary of the most recent balance sheet data of Salmon as of November 30, 2004 and 2003 and February 28, 2005 and the statements of operations data of Salmon for the years ended November 30, 2004 and 2003 and the three months ended February 28, 2005 and 2004.

Statement of Operations                 Year ended        Year ended       Three Months ended   Three Months ended
                                       November 30,      November 30,         February 28,         February 28,

                                           2004              2003                 2005                 2004
                                    -------------------------------------  -----------------------------------------
Revenue                             $           0      $            0      $             0     $              0
Net Loss                            $     (26,601)     $      (10,571)     $        (4,079)    $         (6,205)
Net Loss Per Share                  $           0      $            0      $             0     $              0

Balance Sheet                                November 30,             November 30,              February 28,
                                                 2004                   2003                      2005
                                         ---------------------    ----------------------    ---------------------
Total Assets                             $              4,426     $              14,429     $                 0
Total Liabilities                        $             16,598     $                   0     $            16,251
Total Stockholders' Equity               $            (12,172)    $             (14,429)    $           (16,251)


The following gives a summary of the most recent balance sheet data of MicroMed as of December 31, 2004 and 2003 and March 31, 2005 and the statements of operations data of MicroMed for the years ended December 31, 2004 and 2003 and the three months ended March 31, 2005 and 2004.



Statement of Operations                   Year ended              Year ended              Three Months          Three Months
                                         December 31,            December 31,           ended March 31,       ended March 31,
                                             2004                    2003                     2005                  2004
                                        ------------------   ----------------------     -------------------  ---------------------
                                                                (Restated)(1)
Revenue                                  $   5,936,188       $          6,701,990       $      1,617,477     $        1,434,542
Net loss                                 $  (8,939,596)      $         (6,155,130)      $     (2,675,654)    $       (2,442,471)
Net loss available to common             $ (14,255,988)      $        (11,445,248)      $     (3,989,754)    $       (3,766,570)
stockholders (2)
Net loss per share available to          $       (2.80)      $              (2.25)      $          (0.78)    $            (0.74)
common stockholders- basic and
diluted

Consolidated Balance Sheet                        December 31,          December 31,                    March 31,
                                                       2004                  2003                          2005
                                                  --------------     --------------------         ------------------------
Total assets                                      $    6,367,481     $         10,825,755         $             5,617,755
Redeemable convertible preferred stock            $   72,070,894     $         66,764,502         $            73,394,994
Total liabilities                                 $    6,623,799     $          2,195,827         $             8,549,727
Total stockholders' deficit                       $  (72,337,212)    $        (58,134,574)        $           (76,326,966)


(1) The statement of operations of MicroMed for the year ended December 31, 2003 has been restated to reflect preferred stock dividends and accretion as a component of Net loss available to common stockholders. See Note 2 of the MicroMed financial statements.


(2) Net loss available to common stockholders for the years ended December 31, 2004 and 2003 and three-months ended March 31, 2005 and 2004 includes accrued preferred stock dividends and accretion of $5,316,392, $5,290,118, $1,314,100 and $1,324,099, respectively.

This information is only a summary. You should also read the historical information, management's discussion and analysis and related notes of Salmon contained in its Annual Report on Form 10-KSB for the year ended November 30, 2004 and its Quarterly Report on Form 10-QSB for the three months ended February 28, 2005, as filed with the SEC, which are both incorporated by reference into this document and the historical financial statements, management's discussion and analysis and related notes for Salmon contained elsewhere in this document.

We are providing financial and other information for informational purposes only. It does not necessarily represent or indicate what the financial position and results of operations of Salmon will be once the Merger is concluded.


                         PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial statements give effect to Merger and is based on the estimates and assumptions set forth herein and in the notes to such statements. The transaction is being treated as a reverse acquisition and a recapitalization. MicroMed is the acquirer for accounting purposes. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisition been effected on the dates indicated or the results which may be obtained in the future.


The unaudited pro forma balance sheet information as of March 31, 2005 was derived from the unaudited balance sheet information of MicroMed as of that date and our unaudited balance sheet information as of February 28, 2005. The unaudited pro forma statement of operations information for the twelve months ended December 31, 2004 was derived from the audited statement of operations for MicroMed for the twelve month period then ended and our audited statement of operations information for the twelve month period ended November 30, 2004. Neither we nor MicroMed assumes any responsibility for the accuracy or completeness of the information provided by the other party. The unaudited pro forma statement of operations information for the three months ended March 31, 2005 was derived from the unaudited statement of operations for MircroMed for the three-month period then ended and our unaudited statement of operations information for the three-month period ended February 28, 2005.

The following unaudited pro forma consolidating balance sheet as of March 31, 2005 gives effect to the transaction as if it had occurred on March 31, 2005. The following unaudited pro forma consolidating statement of operations for the year ended December 31, 2004 gives effect to the transaction as if it had occurred on January 1, 2004. The following unaudited pro forma consolidating statement of operations for the three months ended March 31, 2005 gives effect to the transaction as if it had occurred on January 1, 2005.


The pro forma balance sheets and operating data presented are not necessarily indicative of the results that actually would have occurred if the Merger had been completed on the assumed date nor are the statements necessarily indicative of future combined financial position or earnings. The data presented should be read in conjunction with the financial statements of Salmon and MicroMed included herein.

Proforma Balance Sheet (Unaudited)


                                                    MicroMed           Salmon         Pro Forma         Note            MicroMed
                                                 Technology, Inc.    Express, Inc.   Adjustments     Reference      Technology, Inc.
                                                   December 31,      February 28,                                       Pro Forma
                                                       2004              2005                                         Consolidated
                                                   ------------      ------------    ------------    ------------     ------------
Assets
Current assets:
Cash and cash equivalents                          $    211,272      $         --    $         --               1     $    211,272
Accounts receivable                                   1,432,446                --              --                        1,432,446
Inventory                                             3,332,847                --              --                        3,332,847
Prepaids and other assets                               122,482                --              --                          122,482
                                                   ------------      ------------    ------------                     ------------
Total current assets                                  5,099,847                --              --                        5,099,847
Property and equipment, net                             505,632                --              --                          505,632
Other assets                                             13,076                --              --                           13,076
                                                   ------------      ------------    ------------                     ------------
Total assets                                       $  5,617,755                --              --                     $  5,617,755
                                                   ============      ============    ============                     ============
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable                                   $  1,856,021                --              --                     $  1,856,021
Accrued liabilities                                   1,336,237             6,251          (6,251)              1        1,336,237
Notes payable                                           927,945                --              --                          927,945
Current portion of long-term debt                       911,437                --              --                          911,437
Bridge loans with                                     2,505,614            10,000         (10,000)              1               --
stockholders                                                                           (2,505,614)              2
                                                   ------------      ------------    ------------                     ------------
Total current liabilities                             7,537,254            16,251      (2,521,865)                       5,031,640
Long-term debt                                        1,012,473                --              --                        1,012,473
Redeemable convertible preferred stock               73,394,994                --     (73,394,994)              2               --
Stockholders' deficit:
Common stock                                              5,093            15,040           7,057               2           12,150
                                                             --                --         (15,040)              1
Additional paid-in                                           --             9,960      75,893,551               2       75,893,551
capital                                                                                    (9,960)              1
Deficit accumulated during the development stage    (76,332,059)          (41,251)         41,251               1      (76,332,059)
                                                   ------------      ------------    ------------                     ------------
Total stockholders' deficit                         (76,326,966)          (16,251)     75,916,859                         (426,358)
                                                   ------------      ------------    ------------                     ------------
Total liabilities and
stockholders' deficit                              $  5,617,755      $         --    $         --                     $  5,617,755
                                                   ============      ============    ============                     ============

Proforma Consolidating Statement of Operations (Unaudited)


                                                           MicroMed               Salmon
                                                       Technology, Inc.       Express, Inc.                               MicroMed
                                                      ---------------------  ----------------
                                                        For the three         For the three                         Technology, Inc.
                                                         months ended          months ended
                                                          March 31,              March 31,     Pro Forma   Adjustment     Pro Forma
                                                             2005                  2005       Adjustments   Number      Consolidated
                                                          ------------        ------------   ------------  -------------------------
Revenues:
International product sales                               $    441,327        $         --   $         --            $    441,327
Clinical reimbursements                                      1,176,150                  --             --               1,176,150
                                                          ------------        ------------   ------------            ------------
  Total revenue                                              1,617,477                  --             --               1,617,477
Operating expenses:
Research and development                                     3,150,908                 823                        3     3,151,731
General and administrative                                   1,013,279               3,256                        3     1,016,535
                                                          ------------        ------------   ------------            ------------
  Total operating expenses                                   4,164,187               4,079             --               4,168,266
Loss from operations                                        (2,546,710)             (4,079)            --              (2,550,789)
                                                          ------------        ------------   ------------            ------------
Interest income                                                  7,835                  --             --                   7,835
Interest expense                                              (136,779)                 --             --                (136,779)
                                                          ------------        ------------   ------------            ------------
  Net loss                                                  (2,675,654)             (4,079)            --              (2,679,733)
                                                          ------------        ------------   ------------            ------------
Convertible preferred stock dividends and accretion         (1,314,100)                 --     (1,314,100)        2            --
                                                          ------------        ------------   ------------            ------------
Net loss available for common stockholders                $ (3,989,754)       $    (26,601)  $ (1,314,100)           $ (2,702,255)
                                                          ============        ============   ============            ============
Basic and diluted net loss available to common
stockholders                                              $      (0.78)                                           3  $      (0.19)
                                                          ============                                               ============
Weighted average common shares outstanding                   5,093,040                                                 13,785,000
                                                          ============                                               ============


                                                       MicroMed          Salmon
                                                    Technology, Inc.   Express, Inc.                               MicroMed
                                                                                                                  Technology,
                                                      For the  twelve months ended                                   Inc.
                                                      December 31,     November 30,    Pro Forma      Note         Pro Forma
                                                         2004              2004       Adjustments   Reference     Consolidated
                                                      -----------      -----------    -----------   -----------   -----------
Revenue:
International product sales                             1,717,477               --             --                   1,717,477
Clinical reimbursements                                 4,218,711               --             --                   4,218,711
                                                      -----------      -----------    -----------                 -----------
 Total revenue                                          5,936,188               --             --                   5,936,188
Operating expenses:
Research and development                               12,263,871           16,304                                 12,280,175
General and administrative                              2,505,185           10,297                                  2,515,482
                                                      -----------      -----------    -----------                 -----------
Total operating expenses                               14,769,056           26,601             --             4    14,795,657
                                                      -----------      -----------    -----------                 -----------
Loss from operations                                   (8,832,868)         (26,601)                                (8,859,469)
 Interest income                                           71,306               --             --                      71,306
 Interest expense                                        (178,034)              --             --                    (178,034)
                                                      -----------      -----------    -----------                 -----------
Net loss                                               (8,939,596)         (26,601)            --                  (8,966,197)
Convertible preferred stock dividends and accretion    (5,316,392)              --     (5,316,392)            2            --
                                                      -----------      -----------    -----------                 -----------
Net loss available to common stockholders             (14,255,988)         (26,601)   $ 5,316,392                  (8,966,197)
                                                      ===========      ===========    ===========                 ===========
Basic and diluted net loss per share available to
common stockholders                                   $     (2.80)                                                $     (0.65)
                                                      ===========                                                 ===========
Weighted average common shares outstanding              5,093,040                                             3    13,785,000
                                                      ===========                                                 ===========

The adjustments related to the unaudited pro forma consolidating balance sheet are computed assuming the acquisition of MicroMed by Salmon was consummated on March 31, 2005. The adjustments related to the unaudited pro forma consolidating statement of operations for the three months ended March 31, 2005 and the year ended December 31, 2004 are computed assuming the acquisition was consummated at January 1, 2005 and January 1, 2004, respectively.


Note 1


In connection with the acquisition by Salmon, MicroMed did not assume any assets or liabilities of Salmon and, in connection with the merger, as consideration for the cancellation of shares by Mr. Smith, Salmon will distribute its assets held prior to the Merger to Mr. Smith. Accordingly, Adjustment 1 reflects the distribution of accrued liabilities and notes payable of $16,251 to Mr. Smith. The capital structure of Salmon was converted to the structure of MicroMed.


Note 2

Adjustment 2 reflects the recapitalization of Salmon and MicroMed as a result of the Merger, which includes the following adjustments:

      - The effects of the 1-for-3.3528 reverse stock split by Salmon to be effected immediately preceding the Merger;

      -     The cancellation of 10,010,800 shares of common stock held by Mr.
            Smith;

      - The conversion of all MicroMed preferred stock to common stock prior to the Merger;

      - The cancellation of convertible preferred stock dividends and accretion. Amounts by class of redeemable convertible preferred stock cancelled are:


December 31, 2004


     Series A   $  497,199

     Series B   $  909,955
     Series C   $1,744,683
     Series D   $2,164,556
                ----------
                $5,316,392
                ==========

March 31, 2005


     Series A   $  124,300

     Series B   $  227,489

     Series C   $  429,665

     Series D   $  532,646
                ----------
                $1,314,100
                ==========


  - The issuance of 12,150,000 shares of common stock to the stockholders of MicroMed in exchange for the issued and outstanding common and preferred stock of MicroMed. An additional 135,000 shares of common stock will be issued in connection with the utilization of the remaining $3.5 million available under the 2004 and 2005 Bridge Loans.

Note 3


The following is a reconciliation of MicroMed's weighted average shares outstanding from an historical basis to a pro forma basis at March 31, 2005 and December 31, 2004.


Weighted average common shares outstanding - historical                            5,093,040
Add:
Redeemable convertible preferred stock:
Series A                                                                          23,347,239            (a)
Series B                                                                          83,866,829            (a)
Series C                                                                         169,674,403            (a)
Series D                                                                         661,799,149            (a)
                                                                              --------------
                                                                                 938,687,620
Shares issuable upon conversion of 2004 and 2005 Bridge Loan (b)                 310,000,947
                                                                              --------------
                                                                               1,253,781,607
Deduct:
Affect of reverse stock split (c)                                             (1,241,496,607)
                                                                              --------------
Subtotal                                                                          12,285,000
Issuance of shares to existing Salmon stockholders (d)                             1,500,000
                                                                              --------------
Weighted average common shares outstanding - pro forma                            13,785,000
                                                                              ==============

(a) After giving affect to conversion at a ratio of 23.35-for-1, 41.93-for-1 48.23-for-1 and 144.09-for-1, respectively.

(b) Assumes the utilization of the entire $3.0 million and $1.5 million available under the 2004 and 2005 Bridge Loans, respectively. (c) Gives affect to the 1-for-102.06 reverse stock split of the MicroMed's common stock upon closing of the reverse merger. (d) Represents the shares issued at the time of the closing of the merger to existing Salmon stockholders.

 Note 4


MicroMed's results of operations would include an estimated $800,000 of stock compensation expense attributable to 1,215,000 options, at an exercise price of $0.01, that will be granted at the time of the recapitalization of Salmon and MicroMed to employees and officers of MicroMed, had the Merger taken place on January 1, 2004 or January 1, 2005.


CHANGE IN FISCAL YEAR END

Upon consummation of the Merger, we intend to change our fiscal year end from November 30 to December 31, which is the fiscal year end that has been adopted by MicroMed.

MICROMED'S OPERATIONS

Management's Discussion and Analysis of MicroMed's Financial Condition and Results of Operations

The following discussion of MicroMed's financial condition and results of operations should be read in conjunction with its financial statements and the related notes, and the other financial information included in this information statement. With respect to this discussion, the terms "we," "us," and "our" refer to MicroMed Technology, Inc.

Forward-Looking Statements


The forward-looking comments contained in this discussion involve risks and uncertainties. Our actual results may differ materially from those discussed here due to factors such as, among others, limited operating history, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the healthcare industry. Additional factors that could cause or contribute to such differences can be found in the following discussion, as well as in the section entitled "Risks Related to MircoMed."


Overview


We were formed in 1995 to develop the DeBakey VAD for commercial use. We have devoted substantially all of our efforts to research and product development, and have not yet generated significant revenues from commercial sales. As of March 31, 2005, we had an accumulated deficit of approximately $76 million. We expect to continue to incur operating losses at least through 2007. Further, we expect operating expenses to increase as we seek U.S. regulatory clearance for the DeBakey VAD, build a technical support organization for product introduction and market development, continue engineering and development projects, and increase administrative activities to support our planned growth.


Our operations involve the manufacture and distribution of the DeBakey VAD. We have received regulatory approval to sell the DeBakey VAD in Europe and are involved in two clinical trials in the U.S., for which we receive reimbursements for our products from hospitals involved in our clinical trials that are categorized as revenues. We sell our products through distributors internationally and have direct relationships with hospitals in our U.S. trials.

The role of implantable ventricular assist as a key therapeutic tool for the treatment of advanced heart failure continues to emerge. Since the initial use of VADs began in 1993 as a bridge to heart transplantation, the market has recently grown to include patients that are ineligible for a heart transplant. This use has been coined as "Destination Therapy" since it is considered a complete therapy rather than a bridge to a next step in the therapeutic spectrum. The demand for heart transplantation far exceeds the available supply of donor hearts (the American Heart Association estimates that 100,000 persons in the US need a heart transplant each year, but there are only approximately 2,000 heart transplants conducted each year in the U.S.). The bridge to transplant market is a subset of the heart transplant market and is therefore a relatively small market, estimated by analysts to be approximately $100 million worldwide. Accordingly, adoption rate by physicians as a destination therapy is the key to VAD market growth. Patients are referred to cardiovascular surgeons for VAD implantation from heart failure cardiologists, mostly after the patient has failed to respond to conventional drug therapy. Many heart failure cardiologists are not familiar with VAD technologies or believe that VAD technologies are not suitable for a large percentage of their patients. One of the challenges faced by the VAD industry is to gain the confidence of these heart failure cardiologists so that they will refer more patients for VAD implantation.

The DeBakey VAD addresses the failure of the left ventricle, the main pumping chamber of the heart, to pump adequate oxygenated blood throughout the body. Right ventricular failure is commonly treated by pharmaceutical agents, but the use of RVADs or support of both ventricles (BiVAD) could increase. The need for support of the right ventricle may affect revenue since a matched right ventricular system may be chosen from another company.

Adverse events are typically anticipated due to the advanced nature of the patient's heart failure and other organ involvement. These may include, but are not limited to thrombus, bleeding, infection, end of organ failure and device malfunction. If trends of adverse events for the DeBakey VAD exceed those of competitive devices, it would likely result in reduced product utilization and lower revenues for MicroMed.

The VAD market is segmented by product type and specific indication. The advent of other heart failure technologies geared toward healthier heart failure patients may delay or preclude the referral of patients for DeBakey VAD device. Moreover, although those products are not intended for the same patient population as a VAD, overlap does occur. This is exemplified through biventricular pacemakers, cardiac restraining devices and pharmaceutical agents.

The VAD industry is undergoing a period of substantial technological change. The most obvious change is the shift from large pulsatile devices such as the HeartMate XVE device to the much smaller continuous flow devices such as the DeBakey VAD or the HeartMate II device. There are also differences in the technologies of continuous flow VADs. For example, the DeBakey VAD and the HeartMate II utilize mechanical bearings to stabilize the impeller. Some companies are developing VADs with magnetically suspended impellers, under the assumption that elimination of a mechanical shaft would avoid long term bearing wear and reduce heat that can contribute to thrombus formation. New technologies with superseding benefits may affect MicroMed's rate of enrollment in studies, the date of study completion, commercial launch times and ultimate market penetration. There is no way to predict which of these technologies, if any, will succeed in the marketplace.

The current practice for some VAD companies is to place their products in hospitals on a consignment basis. Broad adoption of this practice could delay achievement of MicroMed's revenue objectives.

A typical total for billed charges of a VAD implantation is significant (normally $175,000 to $200,000). VAD implantation is covered by most private insurance and by CMS for Medicare-eligible patients. Although Medicare reimbursement was increased to an average of $136,000 in October 2004, there is no assurance that this reimbursement level will be sufficient enough of an economic incentive to convince potential VAD hospital customers to develop or expand a VAD implant program. Private insurance contracts vary by hospital and by carrier; however, the reimbursement level from private insurance may not be sufficient to support developing or expanding a VAD implant program.

The majority of implants of the DeBakey VAD and associated revenues over the next two years are expected to be related to MicroMed's U.S. clinical trials. Due to the protocols and the inclusion/exclusion criteria associated with the trials, the number of potential implant patients that can receive a DeBakey VAD during clinical trials is much smaller than the overall VAD patient population. Accordingly, clinical trial implants and associated revenues, earnings and cash flows are inherently difficult to predict and will continue to be so until MicroMed receives commercial approval to market the product in the U.S.

MicroMed faces several potential challenges in its drive for commercial success, including raising sufficient capital to fund its business plan, motivating surgeons involved in MicroMed's clinical trials to continue to implant the DeBakey VAD so that MicroMed can complete trials and gain FDA approval to market the products in the U.S., competition from established, well funded companies with competitive technologies, and future competition from companies that are developing competitive technologies, some of whom are larger companies with greater capital resources than MicroMed.

MicroMed plans to achieve commercial success by:

      o     Expanding usage of the DeBakey VAD in foreign markets

      o     Completing the BTT and DT clinical trials in the U.S.

o Providing strong customer service and response to customer requests and needs for product enhancements

o Continually upgrading the product line to maintain technological advantages over other products and competitors

o Raising sufficient capital to accomplish MicroMed's plans through the U.S. public capital markets

Research and Development


Our research and development activities have been primarily focused on the development and pilot clinical trials of the DeBakey VAD. Since our inception in 1995 and through March 31, 2005 we have incurred research and development costs of approximately $61.3 million.


Our research and development expenses consist primarily of compensation and other expenses for research and development personnel, costs associated with the clinical trials of our product candidates, facility costs, supplies and materials, costs for consultants and related contract research and depreciation. We charge all research and development expenses to operations as they are incurred.

In the future, the rate of spending on the DeBakey VAD system is likely to increase as additional clinical trials are performed.

At this time, due to the risks inherent in the clinical trial process and given the stage of development of our product candidates, we are unable to estimate with any certainty the costs we will incur in the continued development of our product candidates for commercialization. However, we expect our research and development costs to be substantial and to increase as we continue the development of our current product candidates, as well as continue and expand our research programs.

The lengthy process of seeking regulatory approvals for our product candidates, and the subsequent compliance with applicable regulations, require the expenditure of substantial resources. Any failure by us to obtain, or any delay in obtaining, regulatory approvals could cause our research and development expenditures to increase and, in turn, have a material adverse effect on our results of operations.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. We review our estimates on an on going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in Note 2 to our financial statements, we believe the following accounting policy to be critical to the judgments and estimates used in the preparation of our financial statements:

Revenue Recognition . We recognize revenue from product sales and reimbursements for products used in our clinical trials in the U.S. Product sales consist of sales our DeBakey VAD ventricular assist devices and related equipment to international hospitals involved in heart transplantation, to customers with whom we have distribution agreements in certain international markets and to hospitals in the U.S. (for our DeBakey VAD Child product only, which is approved for sale in the U.S.). Under FDA rules, we are not allowed to sell products in the U.S. until such time as we receive a Pre-Market Approval for the products. We are allowed to receive reimbursement of expenses associated with our clinical trials, including our research and development expenses, with such reimbursements included in Revenues under the separate heading "Clinical Trial Reimbursements." Product sales and clinical trial reimbursements are recognized as revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin (SAB) 104, Revenue Recognition, when persuasive evidence of an arrangement exists, fees are fixed or determinable, title has passed (generally upon shipment), and collection is reasonably assured. We have no post-delivery obligations nor do our product sales contain multiple elements.

Accounts Receivable . Accounts receivable represent amounts due from customers for goods shipped. We extend various terms to our customers, with payment terms from 30-180 days, depending on the customer and country, and we do not require collateral. We periodically assess the collectibility of our receivables and establish reserves, as necessary, based on various considerations including customer credit history, payment patterns, and aging of accounts. Once management determines an account receivable is not collectible, the account is written off. We have not experienced significant collectibility problems to date. If the collection history or aging of accounts receivable deteriorates, we may have to record a charge to operations to establish an allowance for doubtful accounts.

Inventories . Inventory consists of raw materials, work in progress, and finished goods. Inventory is stated at the lower of cost or market using the first-in, first-out ("FIFO") method. Cost includes the acquisition cost of raw materials and components and direct labor. We periodically review our inventory for excess, obsolescence or quality issues. Should we conclude that we have inventory for which we can not recover our costs as a result of such review, we would have to record a charge to operations classified as cost of products sold.

Stock-Based Compensation . Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, allows us to adopt one of two methods of accounting for stock options. We have elected the method that requires disclosure only of stock-based compensation. Because of this election, we continue to account for our employee stock-based compensation plans under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and the related interpretations. Under APB No. 25, no compensation expense is recorded for stock option grants to employees with an exercise price equal to or greater than the fair value of underlying stock as determined by our board of directors at the date of grant. For purposes of the SFAS No. 123 proforma disclosure, the estimated fair value of the options is assumed to be amortized to expense over the options' vesting period. Compensation expense for options granted to non-employees has been determined in accordance with SFAS No. 123 as the fair value of the consideration received or the fair value of the equity instruments issued.

Recent Accounting Pronouncements

In December 2004, the FASB issued FAS 123(R) Shared-Based Payment. The statement eliminates the ability to account for stock-based compensation using APB 25 and requires such transactions be recognized as compensation expense in the statement of operations based on their fair value on the date of grant, with the compensation expense recognized over the period in which an employee is required to provide service in exchange for the stock award. The statement is effective for public companies at the beginning of the first interim or annual period beginning after June 15, 2005; in the event the Merger is consummated, MicroMed will adopt this statement on July 1, 2005 using a modified prospective application. As such, the compensation expense recognition provisions will apply to new awards and to any awards modified, repurchased or cancelled after the adoption date. Additionally, for any unvested awards outstanding at the adoption date, MicroMed will recognize compensation expense over the remaining vesting period. MicroMed is currently evaluating the impact of SFAS 123(R) on its financial condition and results of operation. In the event the Merger is consummated there will be no unvested options at the date of adoption, thus there will be no future compensation expense related to options granted as of December 31, 2004. Grants awarded subsequent to December 31, 2004 will result in increased compensation expense.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires an issuer to classify financial instruments that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 had no impact on MicroMed.

In April 2004, the FASB issued FSP FASB Statement of Accounting Standards ("FAS") No. 129-1, "Disclosure of Information about Capital Structure, Relating to Contingently Convertible Securities," to provide disclosure guidance for contingently convertible securities. MicroMed adopted the disclosure provisions in 2004 as they apply to MicroMed's convertible redeemable preferred stock.

Related Party Transactions

In December 2004, we entered into a loan agreement with several of our stockholders who have been party to sales of Series A, Series B, Series C and Series D preferred stock to borrow up to $3 million (the "2004 Bridge Loan"). In March 2005, we entered into a loan agreement (the "2005 Bridge Loan") with the same stockholders that were party to the 2004 Bridge Loan. The parties to the 2004 and 2005 Bridge Loans were: Oxford Bioscience Partners and affiliated entities, SV Life Sciences, Charterhouse Equity Partners II, L.P., Essex Woodlands Health Ventures Fund IV, L.P., Mitsui & Co. Venture Partners, Trellis Health Ventures LP, David Schecter and Travis E. Baugh. Refer to "Liquidity and Capital Resources" below for more information regarding the 2004 Bridge Loan.

Private Placement and Recapitalization

We have retained a placement agent in connection with a proposed offering of at least $5 million and up to $20 million worth of our securities. It is expected that this issuance will consist of shares of our common stock and warrants to purchase shares of our common stock.

Prior to the closing of the Merger and prior to the closing of the Private Placement, we will effect a recapitalization whereby (i) all of our outstanding shares of series A, B, C and D preferred stock will convert into shares of our common stock at a conversion ratio of 23.35-for -1, 41.93-for-1, 48.23-for-1 and 144.09-for-1, respectively; (ii) amounts outstanding under our $3 million 2004 Bridge Loan will convert into shares of our common stock; (iii) amounts outstanding under our $1.5 million 2005 Bridge Loan will convert into shares of our common stock; and (iv) lastly, we will effect a 1-for-102.06 reverse stock split of our outstanding common stock. Following the recapitalization, but prior to the closing of the Private Placement, we will have 12,285,000 shares of outstanding common stock and no outstanding shares of preferred stock. The conversion ratios of the aforementioned preferred stock and the number of shares of common stock issuable upon conversion of the aforementioned 2004 and 2005 Bridge Loans could change based on the per share price of any common stock sold in the contemplated Private Placement, if any. The aforementioned conversion ratios and shares issuable upon conversion of the 2004 and 2005 Bridge Loans, and thus the beneficial ownership of the stockholders of MicroMed referenced herein, are consequently subject to change.

In addition, we plan to issue 1,215,000 post-split stock options under our new 2005 stock Incentive Plan. The per share price of all such newly issued options under the 2005 Stock Incentive Plan will be $0.01 (post the reverse stock split referenced above). After giving effect to the aforementioned stock split, there will be 1,215,000 options outstanding under the 2005 Stock Incentive Plan and 56,418 options outstanding under the 1997 Stock Option Plan at the closing of the Merger. This will result in the recognition of additional stock compensation expense of $0.2 million for the three months ending March 31, 2005 and $0.2 million for each quarter thereafter through the three months ending March 31, 2010.


Three Months Ended March 31, 2005 and 2004


Revenues

We had revenues of $1.6 million for the three months ended March 31, 2005, as compared to revenues of $1.4 million for the same period in 2004. The revenues were higher due to $0.3 million more revenue from clinical trial reimbursements in the United States as a result of more sites being recruited to join the studies. The increase from clinical trial reimbursements was partially offset by a $.01 decrease in international sales due primarily to additional competition internationally, where two companies began clinical trials for VADs and were providing their products at little or no charge to several hospitals.

Research and Development

Research and development expenses were $3.2 million for the three months ended March 31, 2005 versus $3.4 million for the three months ended March 31, 2004, representing a $0.2 million, or 6%, decrease. Significant components of the change are as follows (in million):

                                                2005           2004           $ Change           % Change
                                             -----------    -----------    ---------------    ---------------
Production                                       $  0.3         $  0.3      $       (0.0)                 0%
Engineering and Development                         0.9            1.1              (0.2)               -20%
Quality, Clinical and Regulatory                    1.4            1.3               0.1                  7%
Sales and Marketing                                 0.5            0.6              (0.1)               -17%
                                             -----------    -----------
                                                 $  3.2         $  3.4
                                             ===========    ===========

      o Production costs have decreased due to a change in certain supplies of various components of our products which have lowered our overall costs of production.

      o Sales and Marketing costs have decreased due to lower travel related costs.

General and Administrative

General and administrative expenses were $1.0 million for the three months ended March 31, 2005 versus $0.5 million for the three months ended March 31, 2004, representing a $0.5 million, or 100%, increase. The increase was due to higher legal and accounting costs associated with the pending reverse merger with Salmon Express.

Interest Expense

Interest expense was $.1 million for the three months ended March 31, 2005 versus $0 for the three months ended March 31, 2004. The increase was due to interest on the Venture Lending & Leasing loan entered into in 2004, our Bridge Loans entered into in December 2004 and March 2004, and advances under the working capital line from Silicon Valley Bank (see "Liquidity and Capital Resources").

Convertible Preferred Stock Dividends and Accretion

Convertible preferred stock dividends and accretion are attributable to our Series A, Series B, Series C and Series D Redeemable Convertible Preferred Stock (see Note 7 of the audited financial statements). Dividends and accretions related to our preferred stock remained consistent at $1.3 million for the three months ended March 31, 2005 and 2004.

Net Loss and Net Loss Per Share Available to Common Stockholders

Net loss available to common stockholders increased to $4.0 million in the first three months of 2005 from $3.8 million in the same period of 2004. Net loss per share available to common stockholders increased to $0.78 in 2005 from $0.74 in 2004.


Years Ended December 31, 2004 and 2003

Revenues

We had revenues of $5.9 million for the year ended December 31, 2004 versus revenues of $6.7 million in 2003. The decrease was due to lower revenues from international sales of $316,000 and lower clinical reimbursements in the United States of $450,000. International sales were down due to additional competition internationally, where two companies began clinical trials for VADs and were providing their products at little or no charge to several hospitals. Clinical reimbursements were down in the United States due to slower than expected implant rates in our BTT and DT clinical trials.

Research and Development

Research and development expenses were $12.3 million for the year ended December 31, 2004 versus $11.1 million for the year ended December 31, 2003, representing a $1.2 million, or 11%, increase. Significant components of the change are as follows (in million):

                                    2004         2003    $ Change     % Change
                                    -----       -----    --------     --------

Production                          $ 3.7       $ 3.8       $(0.1)      (2 %)
Engineering and Development           1.8         1.5         0.3        20%
Quality, Clinical and Regulatory      3.6         2.5         1.1        44 %
Sales and Marketing                   3.2         3.3        (0.1)      (3%)
                                    -----       -----
Total                               $12.3       $11.1
                                    =====       =====

      o Engineering and Development costs increased due to a write off of approximately $0.5 million of controllers that were returned with the Carmeda(R) coated VADs. Although the controllers were new and in working condition, we had instituted several engineering design changes which improved the controller to the point where we believed our customers would not want to use the older controllers.

      o Quality, Clinical, and Regulatory expenses consist of the expenses associated with maintaining our Quality Systems, the costs of our clinical trials, including travel and fees and expenses of our third-party Clinical Research Organization (CRO) and clinical trial monitoring costs, and the costs associated with dealing with the FDA, as well as other regulatory agencies around the world. The increase was due to expanded clinical trial activity in the U.S., particularly fees and expenses related to our CRO.

General and Administrative

General and administrative expenses were $2.5 million for the year ended December 31, 2004 versus $1.9 million for the year ended December 31, 2003, representing a $0.6 million, or 32%, increase. The increase was due to higher personnel expenses, higher recruiting expenses and higher legal and travel expenses in 2004 associated with a private placement process that was terminated in the later half of the year.

Interest Income

Interest income was $0.1 million for the year ended December 31, 2004 compared to $0.1 million for the year ended December 31, 2003.

Interest Expense

Interest expense was $.2 million for the year ended December 31, 2004 versus $0 for the year ended December 31, 2003. The increase was due to interest on the Venture Lending & Leasing loan entered into in 2004 along with advances under the working capital line from Silicon Valley Bank (see "Liquidity and Capital Resources").

Convertible Preferred Stock Dividends and Accretion

Convertible preferred stock dividends and accretion are attributable to our Series A, Series B, Series C and Series D Redeemable Convertible Preferred Stock (see Note 7 of the audited financial statements). Dividends and accretions related to our preferred stock remained consistent at $5.3 million for the years ended December 31, 2004 and 2003.

Net Loss and Net Loss Per Share Available to Common Stockholders

Net loss available to common stockholders increased to $14.3 million in 2004 from $11.4 million in 2003. Net loss per share available to common stockholders increased to $2.80 in 2004 from $2.25 in 2003.

Restatement of Financial Statements

Effective July 1, 2003, in connection with the adoption of SFAS No. 150, MicroMed treated its redeemable convertible preferred securities as mandatorily redeemable and recorded the securities as a liability with the related dividends and accretions accrued as interest expense. Upon additional evaluation of the terms of the redeemable convertible preferred stock in 2004, it was determined that the securities are contingently redeemable rather than mandatorily redeemable, and the related dividends should have remained as part of stockholders deficit and should not have been recorded as interest expense. Because the shares are contingently redeemable under terms not controlled by MicroMed, the redeemable convertible preferred stock is classified as mezzanine equity in accordance with Article 5-02.28 of Regulation S-X expanded by ASR 268. Accordingly, the financial statements as of December 31, 2003 have been restated for the correction of this error surrounding the redemption features of the redeemable convertible preferred securities. The restatement had no impact on net loss available to common stockholders; however, it did impact net loss. MicroMed has restated the statement of operations for the year ending December 31, 2003 as follows:

                                                 As Reported         Adjustments         2003 Restated
                                                ------------        ------------        ------------
Loss from operations                            $ (6,276,524)       $         --        $ (6,276,524)
Interest income                                      129,120                  --             129,120
Interest expense                                  (2,675,922)          2,668,196              (7,726)
                                                ------------        ------------        ------------
Net loss                                          (8,823,326)          2,668,196          (6,155,130)
Convertible preferred stock dividends             (2,621,922)         (2,668,196)         (5,290,118)
                                                                    ------------        ------------
Net loss available to common shareholders       $(11,445,248)       $         --        $(11,445,248)
                                                ============        ============        ============


Liquidity and Capital Resources


As of March 31, 2005, cash and cash equivalents were $.2 million. From our inception through March 31, 2005, we used approximately $55.7 million in cash for our operations. We have funded our cash requirements through the private sale of equity, debt and credit facilities.

For the three months ended March 31, 2005, we used approximately $1.5 million in cash for operations principally as a result of a net loss of $2.7 million, along with net changes in other operating assets and liabilities of $1.1 million offset by non-cash charges of $0.1 million for deprecation.

We used minimal cash in investing activities. We expect to continue to invest in our infrastructure, including property and equipment to support our operations . We anticipate that we will spend approximately $200,000-$300,000 in fiscal 2005 on capital expenditures.

Financing activities provided cash of $1.0 million during the three months ended March 31, 2005, primarily from the receipt of proceeds of $1.5 million from a bridge loan with certain stockholders (see below). These inflows were offset by net payments of $0.5 million on the long-term note and credit facility during the quarter.

In May 2004, we received $2.5 million (net $2.4 million after initial $0.1 million prepayment of principal) from a loan agreement we executed in May 2004 with Venture Lending & Leasing IV, Inc. ("VLL and the VLL Loan"). Pursuant to the VLL Loan agreement, we borrowed $2.5 million, repayable in monthly principal payments beginning in July 2004 and terminating in February 2007. Interest on the promissory note is 11.137%. Amounts outstanding under the line of credit are collateralized by a second lien on all of our assets, excluding our intellectual property. In connection with the VLL Loan, we agreed to issue to VLL a warrant to purchase $275,000 of our Series D preferred stock, which will be converted into a warrant to purchase $275,000 of our common stock at a later date. The warrant was issued to VLL on May 31, 2005.

In July 2004, we entered into a $4.5 million loan agreement with Silicon Valley Bank, which replaced our working capital line of credit with Silicon Valley Bank. Under the revised loan agreement, a new working capital line of credit is available under a formula-based calculation applied to eligible accounts receivable. Interest on draws under the new working capital line ranges from the prime rate plus 1.25% to prime plus 1.5%, depending on our quick ratio at the time of the advance. The loan agreement also requires the payment of collateral handling fees that range from 0.15% to 0.50% (also dependent on our quick ratio). The collateral handling fees are applied monthly to the daily gross account balances. Amounts outstanding on the line of credit are collateralized by all of our assets, excluding our intellectual property. The terms and conditions of the line of credit prevent us from pledging our intellectual property but do not require any financial covenants. Availability under the line is based on the following formula: (1) 80% of the eligible U.S. accounts receivable, up to a maximum loan balance of $4 million, and (2) 80% of eligible foreign accounts receivable up to a maximum loan balance of $500,000. The revised loan agreement expires April 15, 2006. At March 31, 2005, we had availability under the working capital line and equipment line to draw an additional $3.7 million

In December 2004, we entered into a loan agreement with several of our stockholders (the "2004 Bridge Loan"). Under the terms of the 2004 Bridge Loan, we may borrow up to $3 million (the "Loan Commitment") until June 30, 2005 (the "Loan Commitment Termination Date"). The notes issued under the 2004 Bridge Loan, as amended, are unsecured, bear interest at prime plus 3% and are convertible into shares of our capital stock. As of March 31, 2005, we had drawn $2.5 million of the $3 million commitment.

In March 2005, we executed a bridge loan agreement with the same stockholders that were party to the 2004 Bridge Loan (the "2005 Bridge Loan"). Under the terms of the 2005 Bridge Loan, we may borrow up to $1.5 million ("2005 Loan Commitment") with terms identical to those of the notes issued under the 2004 Bridge Loan including the commitment to issue warrants to purchase common stock to the stockholders on the unutilized portion of the 2005 Bridge Loan at the expiration date, June 30, 2005. We do not anticipate issuing warrants related to unutilized 2005 Bridge Loan Commitments since we expect to draw the entire amount of the Loan Commitment.

As consideration to the lenders for making both the Loan Commitment and the 2005 Loan Commitment, we agreed to issue warrants to purchase common stock to each lender in an amount equal (rounded down to the nearest whole number) to the quotient of (x) the product of (A) .25 and (B) the amount of the Loan Commitment from that lender that we do not borrow prior to the earlier of the Loan Commitment Termination Date and a sale of MicroMed by asset sale, merger or other business combination ("Business Combination") and (y) the Exercise Price (as defined below). The warrants are to be issued promptly following the Loan Commitment Termination Date or, if we complete a Business Combination prior to the Loan Commitment Termination Date, the warrants shall be issued prior to the Business Combination. For purposes of the 2004 Bridge Loan and the 2005 Bridge Loan, "Exercise Price" means $0.7721 per share (appropriately adjusted for any stock dividends, stock splits, reverse stock splits, recapitalizations and similar transactions ("Recapitalizations"), subject to further adjustment as provided in the agreement. In the event all of the Loan Commitment and 2005 Loan Commitment is drawn, no warrants will be issued with respect to the 2004 and 2005 Bridge Loans. We do not anticipate issuing warrants related to unutilized 2004 or 2005 Bridge Loan Commitments since we expect to draw the entire amount of the Loan Commitment and 2005 Loan Commitment.

Notwithstanding the provisions of described above, if prior to issuing the warrants as contemplated by the 2004 and 2005 Bridge Loans, we have not completed a recapitalization whereby all shares of our preferred stock outstanding on the date of the agreement are converted into common stock, then, in lieu of issuing warrants to purchase common stock, we will issue warrants to purchase preferred stock exercisable for a new series of preferred. The warrants to issue preferred stock shall be issued to each lender in an amount equal (rounded down to the nearest whole number) to the quotient of (x) the product of
(A) .25 and (B) the amount of Loan Commitment from that lender that we do not borrow prior to the earlier of the Loan Commitment Termination Date and a Business Combination and (y) $5.00. The new series of preferred stock (i) will have a liquidation preference of $5.00 per share prior to distributions on any other series or class, (ii) will convert into a number of shares of common stock equal to the quotient of (x) $5.00 and (y) the Exercise Price, and (iii) otherwise will have terms as nearly as possible identical to our existing Series D Preferred Stock.

In the event we complete an equity financing of at least $2 million on or prior to the Loan Commitment Termination Date, and in that financing we issue securities with a common stock equivalent price per share lower than the Exercise Price, then the Exercise Price for the warrants shall be reduced to the Common Stock equivalent price per share of securities issued in that financing, and appropriate adjustments to the number of shares issuable on exercise of the warrants shall be made as provided in the warrants.

In the event we do not complete an equity financing of at least $2 million on or prior to the Loan Commitment Termination Date, but we do complete a Business Combination on or prior to June 30, 2005, then the exercise price for the warrants, shall be reduced to 85% of the common stock equivalent price per share to be paid by the purchaser in the Business Combination, if such reduced price is less than the exercise price.

We currently occupy approximately 22,000 square feet of space under a lease which expires on May 31, 2007. The lease may be canceled by us by giving the landlord 30 days notice prior to May 31 of any of the remaining years of the lease. This space supports our immediate operational activities. As we expand our leased space to support our growth, our occupancy costs will increase.

We expect our cash requirements to increase significantly during 2005 as we expand our U.S. clinical trial efforts, expand our technical support staff, develop our administrative support activities and expand our international marketing efforts. Additionally, as we achieve projected growth in revenues, we anticipate significant working capital requirements, capital expenditures and investments in our infrastructure. The amount and timing of cash requirements will depend on market acceptance of our products, if any, and the resources we devote to developing and supporting our products. If we complete the Private Placement of at least $5 million and up to $20 million, we believe that we will have sufficient cash and cash equivalents to meet projected operating requirements for at least the next 12 months. However, if we do not complete the Private Placement prior to the closing of the Merger, we will need to seek additional funds from public and private stock offerings, borrowings under credit lines or other sources. We cannot be certain that additional capital will be available on favorable term, or at all. If adequate funds are unavailable, we may be required to scale back or discontinue our product development program or clinical trials, or obtain funds through strategic alliances that may require us to relinquish rights to certain of our technologies.

Contractual Obligations

Below is a table setting forth our contractual obligations as of December 31, 2004:

                                     Total           Less than One Year          1-3 Years       4-5 Years    More than 5 years
                                   --------------     --------------     --------------     --------------     --------------
Operating Leases                   $      233,811     $      233,811     $           --     $           --     $           --
Notes Payable                      $    1,177,472     $    1,177,472                 --                 --                 --
Bridge loans with stockholders     $    1,000,000     $    1,000,000                 --                 --                 --
Long-term debt                     $    2,162,015     $      927,945     $    1,234,070                 --                 --
                                   --------------     --------------     --------------     --------------     --------------
TOTAL                              $    4,573,928     $    3,339,228     $    1,234,070     $           --     $           --
                                   --------------     --------------     --------------     --------------     --------------

As of March 31, 2005, our Bridge loans with stockholders due in less than one year increased to $2.5 million.

Off-Balance Sheet Arrangements


As of March 31, 2005, we had no off-balance sheet arrangements.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF NEVADA AND DELAWARE


Although the corporate statutes of Nevada and Delaware are similar, certain differences exist. The most significant differences, in our judgment, are summarized below. This summary is not intended to be complete, and stockholders should refer to the General Corporation Law of the State of Delaware ("Delaware law") and the Nevada Business Corporation Act ("Nevada law") for further information.

Classified Board of Directors. Delaware law permits any Delaware corporation to classify its board of directors into as many as three classes as equally as possible with staggered terms of office. After initial implementation of a classified board, one class will be elected at each annual meeting of the stockholders to serve for a term of one, two or three years (depending upon the number of classes into which directors are classified) or until their successors are elected and take office. Nevada law also permits corporations to classify boards of directors provided that at least one-fourth of the total number of directors is elected annually.

Removal of Directors. With respect to removal of directors, under the Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation's issued and outstanding stock. Nevada does not distinguish between removal of directors with and without cause. Under the Delaware law, directors of a corporation without a classified board may be removed with or without cause, by the holders of a majority of shares then entitled to vote in an election of directors.

Special Meetings of Stockholders. Delaware law permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. Nevada law does not address the manner in which special meetings of stockholders may be called.

Cumulative Voting. Cumulative voting for directors entitles stockholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Stockholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not otherwise be able to elect any directors.

Nevada law permits cumulative voting in the election of directors as long as the articles of incorporation provide for cumulative voting and certain procedures for the exercise of cumulative voting are followed. A Delaware corporation may provide for cumulative voting in the corporation's certificate of incorporation. We have opted out of cumulative voting by failing to include a provision granting cumulative voting rights in our Articles of Incorporation. We will not adopt cumulative voting in that the Delaware Certificate of Incorporation will not provide for cumulative voting in the election of directors. Because we will not utilize cumulative voting, there will be no difference in stockholders' rights with respect to this issue.

Vacancies. Under Delaware law, subject to the rights, if any, of any series of preferred stock to elect directors and to fill vacancies on the board of directors, vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Similarly, Nevada law provides that vacancies may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. Our Delaware Bylaws will address the issue of director vacancies in the same manner. Therefore, the change from Nevada law to Delaware law will not alter stockholders' rights with respect to filling vacancies.

Indemnification of Officers and Directors and Advancement of Expenses. Delaware and Nevada have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents. Delaware and Nevada law do differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provides for mandatory advancement. Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Thus, a Nevada corporation may have no discretion to decide whether or not to advance expenses to directors or officers. There will be no difference in stockholders' rights with respect to this issue because we will address the issue in the same manner by providing for the mandatory advancement of expenses of directors and officers. In addition, our board of directors will be required to indemnify directors and officers. The board of directors will retain the discretionary authority to authorize the indemnification of employees and agents, subject to certain conditions under the Delaware law.

Limitation on Personal Liability of Directors. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. We will limit the liability of directors to the fullest extent permitted by Delaware law.

While Nevada law has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in two respects. First, the Nevada provisions applies to both directors and officers. Second, while the Delaware provision excepts from limitation on liability of breach of the duty of loyalty, the Nevada counterpart does not contain this exception. Thus, the Nevada provision expressly permits a corporation to limit the liability of officers, as well as directors, and permits limitation of liability arising from a breach of the duty of loyalty.

Dividends. Delaware law is more restrictive than Nevada law with respect to when dividends may be paid. Under the Delaware law, unless further in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the Delaware law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Nevada law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Amendment to Articles of Incorporation/Certificate of Incorporation or Bylaws. In general, both Delaware law and Nevada law require the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation's certificate/articles of incorporation. Both Delaware law and Nevada law also provide that in addition to the vote above, the vote of a majority of the outstanding shares of a class may be required to amend the certificate of incorporation or articles of incorporation. Neither state requires stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation's organizational documents grant such power to its board of directors. Both Nevada law and Delaware law permit, in general, the number of authorized shares of any such class of stock to be increased or decreased (but not below the number of shares then outstanding) by the board of directors unless otherwise provided in the articles of incorporation or resolution adopted pursuant to the certificate of incorporation, respectively.

Actions by Written Consent of Stockholders. Nevada law and Delaware law each provide that, unless the articles/certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. In addition, Delaware law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

Stockholder Vote for Mergers and Other Corporation Reorganizations. In general, both jurisdictions require authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Nevada law does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

Financial Statements

MicroMed Technology, Inc.

(a development stage company)


Years ended December 31, 2004 and 2003 (Restated) and three months ended

March 31, 2005 and period from inception (October 6, 1995)

through March 31, 2005


                            MicroMed Technology, Inc.

                          (a development stage company)

                              Financial Statements

                Years ended December 31, 2004 and 2003 (Restated)

                                    Contents

Report of Independent Registered Public Accounting Firm                  3

Report of Independent Public Accountants                                 4
Financial Statements
Balance Sheet                                                            5
Statements of Operations                                                 6
Statements of Stockholders' Deficit                                      7
Statements of Cash Flows                                                 8
Notes to Financial Statements                                            9

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

MicroMed Technology, Inc.

We have audited the accompanying balance sheet of MicroMed Technology, Inc. (a Delaware corporation in the development stage), as of December 31, 2004, and the related statements of operations, and stockholders' deficit, and cash flows for the years ended December 31, 2003 (Restated) and 2004 and for the period from inception (October 6, 1995) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements for the period from inception (October 6, 1995) through December 31, 2000, were audited by other auditors who have ceased operations and whose report dated April 11, 2001, expressed an unqualified opinion on those statements. The financial statements for the period from inception (October 6, 1995) through December 31, 2000, include total revenues and net loss of $640,000 and $26,771,117, respectively. Our opinion on the statements of operations, stockholders' deficit, and cash flows for the period from inception (October 6, 1995) through December 31, 2004, insofar as it relates to amounts for prior periods through December 31, 2000, is based solely on the report of other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit on the Company's internal control over financial reporting . Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of MicroMed Technology, Inc. , at December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2003 (Restated) and 2004, and for the period from inception (October 6, 1995) through December 31, 2004 , in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that MicroMed Technology, Inc. will continue as a going concern. As more fully described in
Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

As discussed in Note 2 to the financial statements, the Company has restated its financial statements for the year ended December 31, 2003.

/s/ Ernst & Young LLP

March 15, 2005

Houston, Texas

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MicroMed Technology, Inc.:

We have audited the accompanying consolidated balance sheets of MicroMed Technology, Inc. (a Delaware corporation in the development stage ), and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, and for the period from inception (October 6, 1995) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MicroMed Technology, Inc., and subsidiary, as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended, and for the period from inception (October 6, 1995) through December 31, 2000, in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Houston, Texas

April 11, 2001

THIS IS A COPY OF THE REPORT ISSUED BY ARTHUR ANDERSEN LLP, MICROMED'S FORMER INDEPENDENT PUBLIC ACCOUNTANTS, IN CONNECTION WITH THE COMPANY'S FINANCIAL STATEMENTS FOR THE PERIOD FROM INCEPTION (OCTOBER 6, 1995) THROUGH DECEMBER 31, 2000. THIS REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP IN CONNECTION WITH MICROMED'S FINANCIAL STATEMENTS FOR THE PERIOD FROM INCEPTION (OCTOBER 6,
1995) THROUGH DECEMBER 31, 2004.

                            MICROMED TECHNOLOGY, INC.

                          (A development stage company)

                                  Balance Sheet

                                                                                  December 31,       March 31,
                                                                                      2004             2005
                                                                                  ------------      ------------

ASSETS                                                                                             (unaudited)
-------
Current assets:
Cash and cash equivalents                                                         $    687,162      $    211,272
Accounts receivable                                                                  1,616,283         1,432,446
Inventory                                                                            3,229,863         3,332,847
Prepaids and other assets                                                              221,897           122,482
                                                                                  ------------      ------------
Total current assets                                                                 5,755,205         5,099,047
Property and equipment, net                                                            572,198           505,632
Other assets                                                                            40,078            13,076
                                                                                  ------------      ------------
Total assets                                                                      $  6,367,481      $  5,617,755
                                                                                  ============      ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable                                                                  $  1,267,572      $  1,856,021
Accrued liabilities                                                                  1,016,740         1,336,237
Current portion of  long-term debt                                                     927,945           927,945
Note payable                                                                         1,177,472           911,437
Bridge loans from stockholders                                                       1,000,000         2,505,614
                                                                                  ------------      ------------
Total current liabilities                                                            5,389,729         7,537,254
Long-term debt                                                                       1,234,070         1,012,473
Redeemable convertible preferred stock:
Series A Preferred stock, $.001 par value, 1,000,000 shares authorized,
issued and outstanding                                                               6,201,682         6,325,982
Series B Preferred stock, $.001 par value, 2,000,000 shares authorized,
issued and outstanding                                                              12,668,718        12,896,207
Series C Preferred stock, $.001 par value, 3,700,000 shares authorized,
3,518,153 shares issued and outstanding                                             25,052,402        25,482,067
Series D Preferred stock, $.001 par value, 5,000,000 shares authorized,
4,593,011 shares issued and outstanding                                             28,158,092        28,690,738
Commitments and Contingencies
Stockholders' Deficit:
Common Stock, $.001 par value, 65,000,000 shares authorized, 5,093,040 shares
issued and outstanding                                                                   5,093             5,093
Deficit accumulated during development stage                                       (72,342,305)      (76,332,059)
                                                                                  ------------      ------------
Total stockholders' deficit                                                        (72,337,212)      (76,326,966)
                                                                                  ------------      ------------
Total liabilities and stockholders' deficit                                       $  6,367,481      $  5,617,755
                                                                                  ============      ============


The accompanying notes are an integral part of these financial statements

                            MICROMED TECHNOLOGY, INC.

                          (A development stage company)
                            STATEMENTS OF OPERATIONS

                                               Years ended December 31,           Period from
                                               ------------------------             Inception
                                                                                   (October 6,
                                                                                      1995)
                                                                                     Through
                                                                                     December
                                                                                       31,
                                                  2003               2004            2004
                                               ------------      ------------      ------------
                                               (Restated)

International product sales                    $  2,033,281      $  1,717,477      $  5,949,084

Clinical reimbursements                           4,668,709         4,218,711        12,768,301
                                               ------------      ------------      ------------
Total revenue                                     6,701,990         5,936,188        18,627,385

Expenses:
Research and development                         11,059,714        12,263,871        58,198,966

General and administrative                        1,918,800         2,505,185        15,971,399
                                               ------------      ------------      ------------
Total operating expenses                         12,978,514        14,769,056        74,170,365
                                               ------------      ------------      ------------
Loss from operations                             (6,276,524)       (8,832,868)      (55,542,980)

Interest income                                $    129,120      $     71,306      $  1,596,287

Interest expense                                     (7,726)         (178,034)         (605,933)
                                               ------------      ------------      ------------
Net loss                                       $ (6,155,130)    $  (8,939,596 )   $ (54,552,625)

Convertible preferred stock dividends and
accretion                                        (5,290,118)       (5,316,392       (18,543,381)
                                               ------------      ------------      ------------
Net loss available to common stockholders       (11,445,248)      (14,255,988)    $ (73,096,006)
                                                ===========       ===========     =============
Basic and diluted net loss per share
available to common stockholders               $      (2.25)     $      (2.80)
                                               ============      ============
Weighted average common shares outstanding        5,092,618         5,093,040
                                               ============      ============
                                                                                  Period from
                                                                                   Inception
                                              Three months ended March 31,     (October 6, 1995)
                                            ---------------------------------  Through March 31,
                                                2004               2005              2005
                                            --------------    --------------- ---------------
                                            (Unaudited)         (Unaudited)     (Unaudited)
International product sales                    $    587,673      $    441,327      $  6,390,412

Clinical reimbursements                             846,869         1,176,150        13,854,451
                                               ------------      ------------      ------------
Total revenue                                     1,434,542         1,617,477        20,244,862

Expenses:
Research and development                          3,398,947         3,150,908        61,349,874

General and administrative                          495,471         1,013,279        16,984,678
                                               ------------      ------------      ------------
Total operating expenses                          3,894,418         4,164,187        78,334,552
                                               ------------      ------------      ------------
Loss from operations                             (2,459,877)       (2,546,710)      (58,089,689)

Interest income                                      20,125             7,835         1,604,122

Interest expense                                     (2,720)         (136,779)         (742,712)
                                               ------------      ------------      ------------
Net loss                                         (2,442,471)       (2,675,654)      (57,228,279)

Convertible preferred stock dividends and        (1,324,099)       (1,314,100)      (19,857,481)
accretion

Net loss available to common stockholders      $ (3,766,570)     $ (3,989,754)     $(77,085,760)
                                               ============      ============      ============
Basic and diluted net loss per share           $      (0.74)     $      (0.78)
available to common stockholders               ============      ============
Weighted average common shares outstanding        5,093,040         5,093,040
                                               ============      ============


    The accompanying notes are an integral part of these financial statements

                           MICROMED TECHNOLOGY , INC.

                         ( A development stage company )

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                         Deficit
                                                                                                        Accumulated
                                                     Common Stock         Additional      Deferred     During the
                                              ------------------------     Paid-In                      Development
                                                 Shares        Amount      Capital      Compensation       Stage          Total
                                              ------------   ---------   ------------    ----------    ------------    ------------
Issuance of common stock to founders
for cash in October 1995 at $0.01 per share      5,011,665   $   5,012   $     44,988    $       --    $         --    $     50,000
Services contributed by stockholders                    --          --        129,000            --              --         129,000
Net loss                                                --          --             --            --        (173,041)       (173,041)
                                              ------------   ---------   ------------    ----------    ------------    ------------
Balance, December 31, 1995                       5,011,665       5,012        173,988            --        (173,041)          5,959
Services contributed by stockholders                    --          --        171,050            --              --         171,050
Cash contributed by stockholders                        --          --         55,999            --              --          55,999
Net loss                                                --          --             --            --      (1,069,007)     (1,069,007)
                                              ------------   ---------   ------------    ----------    ------------    ------------
Balance, December 31, 1996                       5,011,665       5,012        401,037            --      (1,242,048)       (835,999)
Deferred compensation                                   --          --         48,380       (48,380)             --              --
Amortization of deferred compensation                   --          --             --        12,095              --          12,095
Net loss                                                --          --             --            --      (3,712,342)     (3,712,342)
                                              ------------   ---------   ------------    ----------    ------------    ------------
Balance, December 31, 1997                       5,011,665       5,012        449,417       (36,285)     (4,954,390)     (4,536,246)
Deferred compensation                                   --          --         29,020       (29,020)             --              --
Amortization of deferred compensation                   --          --             --        59,263              --          59,263
Net loss                                                --          --             --            --      (7,076,108)     (7,076,108)
                                              ------------   ---------   ------------    ----------    ------------    ------------
Balance, December 31, 1998                       5,011,665       5,012        478,437        (6,042)    (12,030,498)    (11,553,091)
Issuance of warrants to
purchase common stock                                   --          --         64,207            --              --          64,207
Amortization of deferred compensation                   --          --             --         3,334              --           3,334
Dividends and accretion on redeemable stock             --          --        (70,070)           --              --         (70,070)
Net loss                                                --          --             --            --      (8,329,116)     (8,329,116)
Balance, December 31, 1999                       5,011,665       5,012        472,574        (2,708)    (20,359,614)    (19,884,736)
Issuance of warrants to purchase common stock           --          --         85,859            --              --          85,859
Deferred compensation                                   --          --        243,216      (243,216)             --              --
Amortization of deferredcompensation                    --          --             --        23,000              --          23,000
Exercise of stock options                            4,250           4          3,326            --              --           3,330
Dividends and accretion on redeemable stock             --          --       (804,975)           --      (2,433,138)     (3,238,113)

                                                                                                        Deficit
                                                                                                      Accumulated
                                                 Common Stock          Additional                      During the
                                                         Paid-In                       Deferred       Development
                                          Shares          Amount        Capital       Compensation       Stage           Total
                                        ------------   ------------   ------------    ------------    ------------    ------------
Net loss                                          --             --             --              --      (6,411,503)     (6,411,503)
                                        ------------   ------------   ------------    ------------    ------------    ------------
Balance, December 31, 2000                 5,015,915          5,016             --        (222,924)    (29,204,255)    (29,422,163)
Issuance of warrants to purchase
common stock                                  11,250             11          2,364              --              --           2,375
Deferred compensation                             --             --          9,110          (9,110)             --              --
Amortization of deferred compensation             --             --             --          45,768              --          45,768
Dividends and accretion on
redeemable stock                                  --             --        (11,474)             --      (3,153,533)     (3,165,007)
Net loss                                          --             --             --              --      (6,276,699)     (6,276,699)
                                        ------------   ------------   ------------    ------------    ------------    ------------
Balance, December 31, 2001                 5,027,165          5,027             --        (186,266)    (38,634,487)    (38,815,726)
Deferred Compensation                             --             --          2,406          (2,406)             --              --
Amortization of deferred compensation             --             --             --         (15,416)             --         (15,416)
Exercises of stock options                    58,875             59         11,716              --              --          11,775
Dividends and accretion on
redeemable stock                                  --             --        (14,122)             --      (1,449,559)     (1,463,681)
Net loss                                          --             --             --              --      (6,410,084)     (6,410,084)
                                        ------------   ------------   ------------    ------------    ------------    ------------
Balance, December 31, 2002                 5,086,040          5,086             --        (204,088)    (46,494,130)    (46,693,132)
Amortization of deferred compensation             --             --             --           2,406              --           2,406
Exercises of stock options                     7,000              7          1,393              --              --           1,400
Dividends and accretion on redeemable
stock (Restated)                                  --             --         (1,393)             --      (5,288,725)     (5,290,118)
Net loss (Restated)                               --             --             --              --      (6,155,130)     (6,155,130)
                                        ------------   ------------   ------------    ------------    ------------    ------------
Balance, December 31, 2003 (Restated)      5,093,040          5,093             --        (201,682)    (57,937,985)    (58,134,574)
Reversal of deferred compensation                 --             --             --         201,682        (201,682)             --
Issuance of warrant                               --             --         53,350              --              --          53,350
Dividends and accretion on
redeemable stock                                  --             --        (53,350)             --      (5,263,042)     (5,316,392)
Net loss                                          --             --             --              --      (8,939,596)     (8,939,596)
                                        ------------   ------------   ------------    ------------    ------------    ------------
Balance, December 31, 2004                 5,093,040          5,093             --    $         --     (72,342,305)    (72,337,212)
Dividends and accretion on redeemable
stock (unaudited)                                 --             --             --              --      (1,314,100)     (1,314,100)
Net loss (unaudited)                              --             --             --              --      (2,675,654)     (2,675,654)
                                        ------------   ------------   ------------    ------------    ------------    ------------
Balance, March 31, 2005                    5,093,040   $      5,093             --              --    $(76,332,059)   $(76,326,966)
                                        ============   ============   ============    ============    ============    ============


   The accompanying notes are an integral part of these financial statements

                            MICROMED TECHNOLOGY, INC.

                          (A development stage company)
                            STATEMENTS OF CASH FLOWS

                                                                    Years ended December 31,      Period from
                                                                 ----------------------------      Inception
                                                                                                  (October 6,
                                                                                                    1995)
                                                                                                  December 31,
                                                                     2003            2004            2004
                                                                 ------------    ------------    ------------
                                                                  (Restated)

Cash flows from operating activities
Net loss                                                         $ (6,155,130)   $ (8,939,596)   $(54,552,625)

Adjustments to reconcile net loss to net cash used
Depreciation and amortization                                         318,195         346,490       2,327,039

Conversion of accrued interest in Series C Preferred Stock                 --              --          95,778

Conversion of accrued interest in Series D Preferred Stock                 --              --         251,088

Services contributed by stockholders                                       --              --         300,050

Issuance of warrant                                                        --          53,350          53,350

Amortization of deferred compensation                                   2,406              --         130,450

Loss on disposal of fixed assets                                           --           1,798           1,798

Changes in assets and liabilities:
Accounts receivable                                                  (706,289)       (233,829)     (1,616,283)

Inventory                                                             717,883      (1,195,422)     (3,229,863)

Prepaids and other assets                                             150,783         (24,009)       (321,988)

Accounts payable and accrued liabilities                              680,607         331,627       2,327,454
                                                                 ------------    ------------    ------------

Net cash used in operating activities                              (4,991,545)     (9,659,591)    (54,233,752)

Cash flows from investing activities :
Purchase of property and equipment                                   (170,891)       (352,721)     (2,841,023)
                                                                 ------------    ------------    ------------

Net cash used in investing activities                                (170,891)       (352,721)     (2,841,023)

Cash flows from financing activities:
Proceeds from bridge loan from stockholders                                --       1,015,986      12,958,986

Repayments of bridge loans from stockholders                               --         (15,986)     (2,015,986)

Proceeds from issuance of notes payable                               200,000       4,015,415       4,215,415

Repayments of notes payable                                                --        (919,070)       (919,070)

Proceeds from issuance of warrants and preferred stock, net of             --              --      43,397,713
offering cost
Proceeds from issuance of common stock and cash contributed by          1,400              --         124,879
stockholders
                                                                 ------------    ------------    ------------

Net cash provided by financing activities                             201,400       4,096,345      57,761,937

Change in cash and cash equivalents                                (4,961,036)     (5,915,967)        687,162

Beginning cash and cash equivalents                                11,564,165       6,603,129              --
                                                                 ------------    ------------    ------------

Ending cash and cash equivalents                                 $  6,603,129    $    687,162    $    687,162
                                                                 ============    ============    ============

Supplemental disclosure of information:
Cash paid for interest                                           $      4,872    $    161,882    $    166,754

Supplemental disclosure of noncash financing activity:
Conversion of notes payable to Series C Preferred Stock          $         --              --    $  5,000,000

Conversion of notes payable to Series D Preferred Stock          $         --              --    $  5,194,088

Dividends and accretion to redeemable convertible preferred      $  5,290,118    $  5,316,392    $ 18,543,381
stockholders



                                                                                                          Period from
                                                                                                           Inception
                                                                       Three months ended March 31,    (October 6, 1995)
                                                                 -----------------------------------   Through March 31,
                                                                      2004               2005                2005
                                                                 ----------------    ---------------  ------------------
                                                                   (Unaudited)        (Unaudited)       (Unaudited)

Cash flows from operating activities
Net loss                                                          $ (2,442,471)       (2,675,654)     $(57,228,279)

Adjustments to reconcile net loss to net cash used                      93,009            74,646         2,401,685
Depreciation and amortization                                               --                --            95,778
Conversion of accrued interest in Series C Preferred Stock                  --                --           251,088
Conversion of accrued interest in Series D Preferred Stock                  --                --           300,050
Services contributed by stockholders                                        --                --            53,350
Issuance of warrant                                                         --                --           130,450
Amortization of deferred compensation
Loss on disposal of fixed assets                                            --             4,639             6,437

Changes in assets and liabilities:
Accounts receivable                                                    204,559           183,837        (1,432,447)

Inventory                                                             (458,025)         (102,984)       (3,332,847)

Prepaids and other assets                                               (2,820)          126,417          (195,571)

Accounts payable and accrued liabilities                               (46,918)          907,946         3,235,401
                                                                  ------------      ------------      ------------

Net cash used in operating activities                               (2,652,667)       (1,481,153)      (55,714,905)

Cash flows from investing activities:
Purchase of property and equipment                                    (142,781)          (12,719)       (2,853,742)
                                                                  ------------      ------------      ------------

Net cash used in investing activities                                 (142,781)          (12,719)       (2,853,742)

Cash flows from financing activities:
Proceeds from bridge loan from stockholders                                 --         1,505,613        14,464,599

Repayments of bridge loans from stockholders                                --                --        (2,015,986)

Proceeds from issuance of notes payable                                     --         1,293,780         5,509,195

Repayments of notes payable                                                 --        (1,781,411)       (2,700,481)

Proceeds from issuance of warrants and preferred stock, net of
offering cost                                                               --                --        43,397,713
Proceeds from issuance of common stock and cash contributed by
stockholders                                                                --                --           124,879
                                                                  ------------      ------------      ------------

Net cash provided by financing activities                                   --         1,017,982        58,779,919
                                                                  ------------      ------------      ------------
Change in cash and cash equivalents                                 (2,795,448)         (475,890)          211,272

Beginning cash and cash equivalents                                  6,603,129           687,162                --
                                                                  ------------      ------------      ------------

Ending cash and cash equivalents                                  $  3,807,681      $    211,272      $    211,272
                                                                  ============      ============      ============

Supplemental disclosure of information:
Cash paid for interest                                            $      6,560      $     86,149      $    252,903

Supplemental disclosure of noncash financing activity:
Conversion of notes payable to Series C Preferred Stock                     --                --      $  5,000,000

Conversion of notes payable to Series D Preferred Stock                     --                --      $  5,194,088

Dividends and accretion to redeemable convertible preferred       $  1,324,099      $  1,314,100      $ 19,857,481
stockholders



    The accompanying notes are an integral part of these financial statements

                            MicroMed Technology, Inc.

                          (a development stage company)

                          Notes to Financial Statements


                                December 31, 2004
                    (Information as of March 31, 2005 and the
                      three months ended March 31, 2005 and
                               2004 is unaudited)


1. Organization

MicroMed Technology, Inc. ("MicroMed" or the "Company"), was incorporated in the State of Texas on October 6, 1995 and was subsequently reincorporated on June 12, 1996, in the state of Delaware. MicroMed is a development stage company which has devoted most of its efforts to research and product development of medical products.

The Company's primary product is the DeBakey Ventricular Assist Device (the "DeBakey VAD (R) "), a miniaturized heart pump. The DeBakey VAD (R) was designed by a team of engineers and scientists with the National Aeronautics and Space Administration ("NASA"), Baylor College of Medicine ("Baylor"), and the Company, led by the famed heart surgeons Dr. Michael E. DeBakey and Dr. George P. Noon. The Company received an exclusive license from NASA in June 1996 for the primary technology for the DeBakey VAD (R) .

The Company began European clinical trials at various hospitals in Austria, France, Germany, Italy, and Switzerland in 1998. The Company received CE Mark approval to begin marketing the DeBakey VAD (R) in the European Union in April 2001, with a subsequent approval of an upgraded product in July 2002. The Company received permission from the Food and Drug Administration ("FDA") to begin clinical trials in the United States in May 2000 and is now in Phase III, pivotal trials for two separate indications: bridge to heart transplant and alternative to heart transplant/destination therapy. The Company received a humanitarian device exemption (HDE) from the FDA to commercially sell the DeBakey VAD(R) Child , a pediatric version of the device, in the U.S. in 2004.

The research and development activities engaged in by the Company involve a high degree of risk and uncertainty. The ability of the Company to develop, manufacture, and market its proprietary product is dependent on many factors including, but not limited to, obtaining additional financing, attracting and retaining key personnel, and successfully developing expanded manufacturing and marketing capabilities. The Company's ability to develop these operations may be impacted by uncertainties related to proprietary technologies, technological change and obsolescence, successful completion of its U.S. regulatory clinical trials, competition, government regulations and approvals, healthcare reform, and product liability exposure. Additionally, the Company is reliant on its exclusive license with NASA for the DeBakey VAD (R) technology, which is the basis for

9

1. Organization (continued)

the Company's main product. Accordingly, there can be no assurance of the Company's future success. The Company will require additional financing in order to complete the U.S. regulatory clinical trials of its proprietary product, and there can be no assurances that such additional financing will be available at terms acceptable to the Company.

To facilitate such financing, in January 2005, the Company executed an agreement to merge with Salmon Express, Inc., a publicly traded Nevada Corporation. Once effective, the combined entity will be renamed, "MicroMed Cardiovascular, Inc., and will reincorporate in the State of Delaware. Prior to the merger, and subsequent to stockholder approval, the Company plans to affect a recapitalization where all redeemable preferred stock will convert to common stock and affect a reverse stock split. The Company will be the accounting acquiror in the transaction.

The Company also entered into an engagement letter with the investment banking firm to assist the Company in raising additional capital associated with the merger. Under the terms of the engagement letter, the Company will pay the investment bank a fee of 7% of all funds raised, excluding sales to our existing shareholders and will issue warrants upon completion of an equity financing. The funding contemplated under the engagement letter is anticipated to close at the same time as the merger is consummated.

Should such financing not be obtained, the Company may be required to adjust its current plan in order to retain adequate capital for conducting its operations. The Company expects to continue to incur losses for the next few years. There can be no assurances that the Company will successfully complete the transition from a development stage company to a commercial company with successful operations.

The Company believes that it can conserve its cash resources to fund operations through at least mid 2005 if the funding, as described above, does not take place. The Company's longer-term funding requirements will depend on many factors, including the progress of the Company's research and development, the success of the Company in bringing its proprietary products to market, and the establishment of other collaborative relationships. There can be no assurances additional funding will be available.

The Company has recurring operating losses and has a working capital deficiency. Based on this information, management believes there is substantial risk that the Company will not continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty .

2. Summary of Significant Accounting Policies

Interim Financial Statements

The financial statements as of March 31, 2005 and for the three months ended March 31, 2004 and 2005 are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation in accordance with U.S. generally accepted accounting principles have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. Cash equivalents consist of investments in high-grade commercial paper and money market securities.

Inventory

Inventory consists of raw materials, work in progress, and finished goods. Inventory is stated at the lower of cost or market using the first-in, first-out ("FIFO") method. Cost includes the acquisition cost of raw materials and components and direct labor.

A summary of inventory is as follows:

                                                 December 31,         March 31,

                                                   2004                  2005
                                                ----------            ----------
Raw materials                                   $  138,590            $   74,408
Work in progress                                 2,046,651             2,283,474
Finished goods                                   1,044,622               974,965
                                                ----------            ----------
                                                $3,229,863            $3,332,847
                                                ==========            ==========

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable and long-term debt approximate their fair values due to the short-term or variable rate nature of these instruments.

Property and Equipment

Property and equipment consists of leasehold improvements, furniture and laboratory production and office equipment. Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over a three to five-year estimated useful life. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset. Maintenance and repairs that do not significantly improve or extend the life of assets are expensed as incurred. Expenditures which improve or extend the life of assets are capitalized.

Long-Lived Assets

The Company routinely evaluates the carrying value of its long-lived assets. The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that assets may be impaired and the undiscounted cash flows estimated to be generated by the assets are less than the carrying amount of those assets. To date, no impairment charges have been recognized.

Revenue Recognition


Revenue is recognized from product sales and reimbursements for products used in our clinical trials in the U.S. Product sales consist of sales of our DeBakey VAD (R) ventricular assist devices and related equipment to international hospitals involved in heart transplantation, to customers with whom we have distribution agreements in certain international markets and to hospitals in the U.S. (for our DeBakey VAD (R) Child product only, which is approved for sale in the U.S.). Clinical reimbursements consist of billings for products shipped to hospitals participating in the Company's clinical trials. Product sales and clinical trial reimbursements are recognized when evidence of an arrangement exists, title has passed (generally upon shipment), the selling price is fixed and determinable and collectibility is reasonably assured in according with SAB 104 "Revenue Recognition". The Company has no post-delivery obligations or product sales containing, multiple elements. Shipping and handling costs are included in research and development expense and totaled $128,461 and $70,900, respectively for the years ended December 31, 2003 and 2004 and $20,841 and $16,714, respectively, for the three months ended March 31, 2004 and 2005. Shipping and handling costs recovered from customers and recorded in revenue were approximately $27,000 and $18,995, respectively, for the years ended December 31, 2003 and 2004 and $5,675 and $8,703, respectively, for the three months ended March 31, 2004 and 2005.

The Company had one customer that made up 11% of total revenues during 2003 and one customer that made up 12% of revenues during 2004. The Company had six customers that each made up 16%, 15%, 13%, 13%, 12%, and 10% of total revenues for the three months ended March 31, 2004. The Company had five customers that each made up 14%, 12%, 12%, 10%, and 10% of total revenues for the three months ended March 31, 2005.


Research and Development

Costs incurred in connection with research and development activities are expensed as incurred. These costs consist of direct and indirect costs associated with specific projects as well as fees paid to various entities that perform certain research and testing on behalf of the Company.

Stock-Based Compensation

Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation , allows the Company to adopt one of two methods of accounting for stock options. The Company has elected the method that requires disclosure only of stock-based compensation. Because of this election, the Company continues to account for its employee stock-based compensation plans under Accounting Principles Board

("APB") Opinion No. 25, Accounting for Stock Issued to Employees , and the related interpretations. Under APB No. 25, no compensation expense is recorded for stock option grants to employees with an exercise price equal to or greater than the fair value of underlying stock as determined by the Company's board of directors at the date of grant. For purposes of the SFAS No. 123 proforma disclosure, the estimated fair value of the options is assumed to be amortized to expense over the options' vesting period. Compensation expense for options granted to non-employees has been determined in accordance with SFAS No. 123 as the fair value of the consideration received.

                                                                 Year ended December 31             Three months ended March 31


                                                                 2003               2004               2004              2005
                                                           --------------     --------------     --------------      --------------
Net loss available to common stockholders                  $  (11,445,248)    $  (14,255,988)    $   (3,766,570)     $   (3,989,754)
Deduct: total compensation expense for options                   (153,172)          (149,471)           (38,585)            (38,340)
determined under fair value based methods for all awards   --------------     --------------     --------------      --------------
Pro forma net loss available to common stockholders        $  (11,598,420)    $ ( 14,405,459)    $   (3,805,155)     $   (4,028,094)
                                                           ==============     ==============     ==============      ==============
Basic and diluted net loss per share available to common   $        (2.25)    $        (2.80)    $        (0.74)     $        (0.78)
stockholders                                               ==============     ==============     ==============      ==============
Pro forma basic and diluted net loss per share available   $        (2.28)    $        (2.83)    $        (0.75)     $        (0.79)
to common stockholders                                     ==============     ==============     ==============      ==============


The fair value of employee stock options granted was determined using the Black-Scholes method based on the following weighted-average assumptions:

                                            Year ended December 31
                                           ------------------------

                                           2003                2004
                                           ----                ----
Expected dividend yield                     0.0%                0.0%
Risk-free interest rate                     3.5%                3.5%
Expected life (years)                        7                    7
Volatility                                  55%                  45%

Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes , which provides for a liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

Net Loss Per Share

Basic and diluted net loss per share has been computed using the weighted-average number of shares of common stock outstanding during the period. Shares associated with stock options, warrants and preferred stock are not included because they are antidilutive.

The following table presents the calculation of basic and diluted net loss per share:

                                                   Year ended December 31           Three Months ended March 31
                                               ------------------------------      ------------------------------
                                                   2003              2004              2004              2005
                                               ------------      ------------      ------------      ------------
Net loss available to common shareholders      $(11,445,248)     $(14,255,988)     $ (3,766,570)     $ (3,989,754)
                                               ============      ============      ============      ============
Weighted average common shares outstanding        5,092,618         5,093,040         5,093,040         5,093,040
                                               ============      ============      ============      ============
Basic and diluted net loss per share           $      (2.25)     $      (2.80)     $      (0.74)     $      (0.75)
available to common shareholders               ============      ============      ============      ============

The following historical outstanding anti-dilutive securities are not included in the calculation of diluted net loss per share attributable to common stockholders.

                                                                Year ended December 31              Three Months ended March 31
                                                             ----------------------------           ---------------------------
                                                                2003              2004                 2004             2005
                                                             ----------        ----------           ----------       ----------
Redeemable convertible preferred stock                       11,111,164        11,111,164           11,111,164       11,111,164
Options to purchase common stock                              5,851,366         5,757,866            5,851,366        5,757,866
Warrants to purchase common stock                             4,019,408         2,216,686            4,019,408          845,219
                                                             ----------        ----------           ----------       ----------
                                                             20,981,938        19,085,716           20,981,938       17,714,249
                                                             ==========        ==========           ==========       ==========

Segment Information

The Company operates in one business segment, which primarily focuses on the development, manufacture and sale of heart assist devices. All of the Company's revenues have been derived from this business segment.

Restatement

Effective July 1, 2003, in connection with the adoption of SFAS No. 150, the Company treated its redeemable convertible preferred securities as mandatorily redeemable and recorded the securities as a liability with the related dividends and accretion accrued as interest expense. Upon additional evaluation of the terms of the redeemable convertible preferred stock in 2004 it was determined that the securities are contingently redeemable rather than mandatorily redeemable, and the related dividends should have remained as part of stockholders' deficit and should not have been recorded as interest expense. Because the shares are contingently redeemable under terms not controlled by the Company, the redeemable convertible preferred stock is classified as mezzanine equity in accordance with Article 5-02.28 of Regulation S-X expanded by ASR 268. Accordingly, the financial statements as of December 31, 2003 have been restated for the correction of this error surrounding the redemption features of its redeemable convertible preferred securities. The restatement had no impact on net loss available to common stockholders; however, it did impact net loss. The Company has restated the statement of operations for the year ending December 31, 2003 as follows:

                                               As Reported       Adjustments      2003 Restated
                                              ------------      ------------      -------------
Loss from operations                          $ (6,276,524)     $         --      $ (6,276,524)
Interest income                                    129,120                --           129,120
Interest expense                                (2,675,922)        2,668,196            (7,726)
                                              ------------      ------------      ------------
Net loss                                        (8,823,326)        2,668,196        (6,155,130)
Convertible preferred stock dividends           (2,621,922)       (2,668,196)       (5,290,118)
                                              ------------      ------------      ------------
Net loss available to common stockholders     $(11,445,248)     $         --      $(11,445,248)
                                              ============      ============      ============

There was no impact on net loss per share available to common stockholders.

Recent Accounting Pronouncements

In December 2004, the FASB issued FAS 123(R) Shared-Based Payment. The statement eliminates the ability to account for stock-based compensation using APB 25 and requires such transactions be recognized as compensation expense in the statement of operations based on their fair values on the date of grant, with the compensation expense recognized over the period in which an employee is required to provide service in exchange for the stock award. The statement is effective for public companies at the beginning of the first interim or annual period beginning after June 15, 2005 in the event the merger is consummated, t he Company will adopt this statement on July 1, 2005 using a modified prospective application. As such, the compensation expense recognition provisions will apply to new awards and to any awards modified, repurchased or cancelled after the adoption date. Additionally, for any unvested awards outstanding at the adoption date, the Company will recognize compensation expense over the remaining vesting period. The Company is currently evaluating the impact of SFAS 123 (R) on its financial condition and results of operation. In the event the merger is consummated their will be no unvested options at the date of adoption, thus there will be no future compensation expense related to options granted as of December 31, 2004.
 Grants awarded subsequent to December 31, 2004 will result in increased compensation expense.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires an issuer to classify financial instruments that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 had no impact on the Company.

In April 2004, the FASB issued FSP FASB Statement of Accounting Standards ("FAS") No. 129-1, " Disclosure of Information about Capital Structure, Relating to Contingently Convertible Securities " to provide disclosure guidance for contingently convertible securities. We adopted the disclosure provisions in 2004 as they apply to the convertible redeemable preferred stock (see Note 7). The 11,111,164 shares underlying our convertible redeemable preferred stock are reportable under this new disclosure are antidilutive and, therefore, have been excluded from the calculation of diluted net loss per share.

3. Concentration of Credit Risk

Accounts receivable represent amounts due from customers for goods shipped. The Company extends various terms to customers, with payment terms from 30-180 days, depending on the customer and country, and does not require collateral. The Company periodically assesses the collectibility of our receivables and establishes reserves, as necessary, based on various considerations including customer credit history, payment patterns, and aging of accounts. Once management determines an account receivable is not collectible, the account is written off. The Company has not experienced significant collectibility problems to date. If the collection history or aging of accounts receivable deteriorates, the Company may have to record a charge to operations to establish an allowance for doubtful accounts.

The Company's commercial customers are based in Europe and in the U.S. (for DeBakery VAD Child product sales in the U.S., and the Company receives reimbursements from hospitals in the U.S. from its clinical trials

4. Property and Equipment

A summary of property and equipment is as follows:

                                                 December 31        March 31

                                                    2004              2005
                                                -------------     -------------
Office furniture and equipment                  $   1,057,539     $     906,545
Laboratory and production equipment                 1,253,699         1,240,769
Leasehold improvements                                508,155           508,907
                                                -------------     -------------
                                                    2,819,393         2,656,221
Less accumulated depreciation and                  (2,247,195)       (2,150,589)
amortization                                    -------------     -------------
                                                $     572,198     $     505,632
                                                =============     =============

Amortization of leasehold improvements for the years ended December 31, 2003 and 2004 and the three months ended March 31, 2004 and 2005 was $81,729, $86,256, $21,304 and $22,093, respectively.

5. Accrued Liabilities

Accrued liabilities consist of the following:


                                            December 31        March 31

                                               2004              2005
                                           -------------     -------------
Accrued pump replacement costs             $     113,250     $      56,962
Accrued payroll and vacation                     257,898           167,318
Accrued CRO costs                                238,987           738,987
Other accrued expenses                           406,605           372,970
                                           -------------     -------------
Total                                      $   1,016,740     $   1,336,237
                                           =============     =============


6. Debt

Line of Credit

The Company has borrowings outstanding under two lines of credit with the same financial institution. Both lines of credit are considered current liabilities based on their terms.


The Company has borrowings under a previous line of credit used to purchased equipment for which the commitment to borrow expired on December 18, 2003. At December 31, 2004 and March 31, 2005, the Company had outstanding borrowings of $78,489 and $70,615, respectively, at an interest rate of 6.75% that is being paid on a monthly amortization through December 18, 2005.

The second line of credit is a $4,500,000 working capital line based on receivables (the AR Line) entered into in July 2004. The AR Line provides for borrowings under a formula-based calculation applied to eligible accounts receivable. Interest on draws ranges from the prime rate plus 1.25% to prime plus 1.5% (6.5% to 6.75% at December 31, 2004 and March 31, 2005), depending on the Company's quick ratio at the time of the advance. The loan agreement also requires the payment of collateral handling fees that range from 0.15% to 0.50% (also dependent on the Company's quick ratio). The collateral handling fees are applied monthly to the daily gross account balances. Availability under the line is based on the following formula: (1) 80% of the eligible U.S. accounts receivable, up to a maximum loan balance of $4 million, and (2) 80% of eligible foreign accounts receivable up to a maximum loan balance of $500,000. Advances made on eligible receivables are required to be repaid upon collection of the receivables or at the end of 90 days, whichever comes first. The loan agreement expires April 15, 2006.

As of December 31, 2004, there was $1,043,498 and $78,489 outstanding under the AR and expired line, respectively, leaving the Company the ability to borrow up to an additional $3,456,502 under the AR line. As of March 31, 2005, there was $840,821 and $70,615 outstanding under the AR and expired line, respectively, leaving the Company the ability to borrow up to an additional $3,659,179 under the AR Line.

The AR Line is collateralized by all of the Company's assets, excluding the Company's intellectual property.


Bridge Loan

In December 2004, the Company executed a bridge loan agreement with certain stockholders (the 2004 Bridge Loan). Under the terms of the 2004 Bridge Loan, the Company may borrow up to $3 million. The notes issued under the 2004 Bridge Loan are unsecured and bear interest at prime plus 3% (fixed at the time of issuance) (8.25% on advances outstanding as of December 31, 2004). All amounts outstanding under the 2004 Bridge Loan are due on or before June 30, 2005 and are convertible into common stock at a defined exchange ratio in the event of an Equity Financing (as defined). In the event an Equity Financing does not take place prior to June 30, 2005, the 2004 Bridge Loans may be converted, at the option of the holders, into a new series of preferred stock with terms similar to Series D Redeemable Convertible Participating Preferred Stock (see Note 7) . As of December 31, 2004 and March 31, 2005, the Company has drawn $1 million and $2.5 million, respectively, of the $3 million commitment. As specified in the 2004 Bridge Loan, warrants to purchase common stock will be issued to the stockholders on the unutilized portion of the 2004 Bridge Loan at the expiration date, June 30, 2005. No value has been ascribed to the warrants at December 31, 2004 as the Company expects to utilize all amounts under the 2004 Bridge Loan. Subsequent to March 31, 2005, the Company has borrowed the remaining $0.5 million under the 2004 Bridge Loan.

On March 28, 2005, the Company executed a bridge loan agreement with the same stockholders that were party to the 2004 Bridge Loan (the 2005 Bridge Loan). Under the terms of the 2005 Bridge Loan, the Company may borrow up to $1.5 million with terms identical to those of the notes issued under the 2004 Bridge Loan including the commitment to issue warrants to purchase common stock to the stockholders on the unutilized portion of the 2005 Bridge Loan at the expiration date, June 30, 2005. As of March 31, 2005, the Company had not borrowed any funds under the 2005 Bridge Loan. No value has been ascribed to the warrants as the Company expects to utilize all amounts under the 2005 Bridge Loan.

Long-term debt

In May 2004, the Company received $2.5 million (net $2.4 million after initial $0.1 million prepayment of principal) from a loan agreement executed in May 2004 with Venture Lending & Leasing IV, Inc. ("VLL" and the "VLL Loan"). Pursuant to the VLL Loan agreement, the Company borrowed $2.5 million, repayable in monthly principal payments beginning in July 2004 and terminating in February 2007. Interest on the promissory note is 11.137%. Amounts outstanding under the agreement are collateralized by a second lien on all of the Company's assets, excluding the Company's intellectual property. In connection with the VLL Loan, the Company agreed to issue VLL a warrant to purchase preferred stock (see Note
7).

The following table includes the aggregate future principal payments of the Company's long term debt as of December 31, 2004:

2005                                       $   927,945
2006                                         1,046,960
2007                                           187,110
                                           -----------
                                             2,162,015
Less current portion of long-term debt        (927,945)
                                           -----------
Total long-term debt                       $ 1,234,070
                                           ===========

7. Stockholders' Equity and Redeemable Convertible Preferred Stock

Common Stock


The Company is authorized to issue 65,000,000 shares of common stock. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company. In December 2004, the Board of Directors authorized, and the stockholders approved, an amendment to the Restated Certificate of Incorporation allowing for an increase in the Company's authorized stock, increasing the total authorized common stock to 100,000,000 shares and authorizing a new series of Preferred Stock, Series E, to be issued in the event of a conversion of the 2004 Bridge Loan, with terms similar to Series D (see below). The Company has not yet filed the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and accordingly, has not reflected these amounts as authorized at December 31, 2004.

No dividends have been declared to date. The loan with Venture Lending & Leasing IV, Inc. restricts the Company from paying dividends until an underwritten public offering of our common stock with gross proceeds of at least $20,000,000 is completed.

Redeemable Convertible Preferred Stock

The Company's preferred stock carries voting privileges based on its common stock equivalent and contains certain protection against dilution, including adjustment upon the occurrence of certain events. In addition, the holders of preferred stock have certain registration rights that may be exercised after the earlier of (a) December 31, 2003, or (b) 180 days after the closing of the Company's first underwritten initial public offering of its capital stock.

In December 1999, the Company amended its Certificate of Incorporation ("Certificate") to provide for the redemption of its preferred stock. The redemption provisions of the Certificate were amended again in June 2002 in connection with the issuance of the Series D convertible preferred stock (see below). The amended Certificate provides that at any time on or after the fifth anniversary of the original issuance date of the Series D preferred stock, the Company must, at the request of at least 66-2/3% of the holders of the then-outstanding shares of the Series A, Series B, Series C, and Series D preferred stock (collectively, the "Preferred Stock"), redeem all Preferred Stock shares that are then outstanding in the following manner: 33-1/3% of all shares of Preferred Stock shall be redeemed by the Company 90 days after such redemption request is received by the Company; another 33-1/3% of the shares of Preferred Stock shall be redeemed by the Company 455 days after the original redemption request is received by the Company; and the final 33-1/3% of the shares of Preferred Stock shall be redeemed by the Company 820 days after the original redemption request is received by the Company.

The price at which the Preferred Stock shall be redeemed is the original per-share purchase price (adjusted for any recapitalizations that occur) which is $5.00 per share for each series of Preferred Stock plus (a), for Series A preferred stock and Series B preferred stock, an amount determined by multiplying the shares outstanding by $.0375 times the number of whole months elapsed from the original issuance date of the Series D preferred stock and (b), for Series C and Series D preferred stock, any accrued and unpaid dividends since the original issuance date of the Series D preferred stock which accrue at an annual rate of $.45 per share. At December 31, 2004, the amounts recorded in the balance sheet for all series of Preferred Stock reflects the redemption amount that would be required to be paid if said Preferred Stock was redeemed, which includes, cumulative unpaid dividends of $8,563,528 and $5,758,393 for Series C and D, and accretion of redemption value of $1,491,596 and $2,729,864 for Series A and B. At March 31, 2005, the amounts recorded in the balance sheet for all series of Preferred Stock reflects the redemption amount that would be required to be paid if said Preferred Stock was redeemed, which includes, cumulative unpaid dividends or $8,923,123 and $6,291,039 for Series C and D, and accretion of redemption value of $1,615,896 and $2,957,354 for Series A and B. The earliest date that a redemption can occur is March 2007.

Series A Redeemable Convertible Preferred Stock - Each share of Series A convertible preferred stock ("Series A Preferred Stock") may be converted at the option of the holder (or is automatically converted in the event of an underwritten initial public offering meeting certain conditions) into 4.5556 shares of common stock. The holders of Series A Preferred Stock are entitled to receive dividends and other distributions equivalent to those paid on common stock but have certain preferences over the holders of common stock with respect to distributions in the event of sale or liquidation of the Company.

Series B Redeemable Convertible Preferred Stock - Each share of Series B convertible preferred stock ("Series B Preferred Stock") may be converted at the option of the holder (or is automatically converted in the event of an underwritten initial public offering meeting certain conditions) into 2.704084 shares of common stock. The holders of Series B Preferred Stock are entitled to receive dividends and other distributions equivalent to those paid on common stock but have certain preferences over the holders of common stock and Series A Preferred Stock with respect to distributions in the event of sale or liquidation of the Company.

Series C Redeemable Convertible Participating Preferred Stock - Each share of Series C convertible preferred stock ("Series C Preferred Stock") may be converted at the option of the holder (or is automatically converted in the event of an underwritten initial public offering meeting certain conditions) into 2.704084 shares of common stock. Dividends accrue on each share of the Series C Preferred Stock at the rate of $0.45 per share per annum and are cumulative. The holders of Series C Preferred Stock are entitled to receive dividends and other distributions equivalent to those paid on common stock but have certain preferences over the holders of common stock, Series A Preferred Stock, and Series B Preferred Stock with respect to distributions in the event of sale or liquidation of the Company.

Series D Redeemable Convertible Participating Preferred Stock

Each share of Series D Preferred Stock may be converted at the option of the holder (or is automatically converted in the event of an underwritten initial public offering meeting certain conditions) into 6.475845 shares of common stock. Dividends accrue on each share of the Series D Preferred Stock at the rate of $0.45 per share per annum and are cumulative. The holders of Series D Preferred Stock are also entitled to receive dividends and other distributions equivalent to those paid on common stock but have certain preferences over the holders of common stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock with respect to distributions in the event of sale or liquidation of the Company.

Following the payments of liquidation preferences of $7.50 for Series D, and $5.00 per share for all other series of Preferred stock, plus accrued but unpaid dividends, an amount approximating a return of 8% per annum on the original per-share purchase price will be paid first, to the holders of Series B, and second, to the extent funds remain available, to the holders of Series A. After full payments of the previously mentioned amounts, any remaining assets or surplus funds would then be distributed to the holders of Preferred Stock and common stock on a pro rata basis.

In connection with the 1999 Bridge Financing Agreement, the Company issued warrants to purchase common stock to certain existing stockholders that provided funding pursuant to the 1999 Bridge Financing Agreement. The warrants, which contain certain antidilution provisions, allow the holders to purchase 777,095 shares of common stock at $1.29 per share (after giving affect to the antidilution feature triggered by the issuance of Series D Preferred Stock) and were exercisable in whole or in part until August 31, 2004. The fair value of the warrants was determined to be de minimis at the measurement date based on Black-Scholes pricing model with the following assumptions: volatility of 1%, an expected life of one year, a risk free interest rate of 5% and no dividend yield. These warrants expired unexercised in August 2004.

Warrants

In connection with the Series C private offerings in 2000 and 1999, the Company issued warrants to purchase common stock to the purchasers of the Series C Preferred Stock. The warrants, which contain certain antidilution provisions, allow the holders to purchase 2,397,094 shares of common stock at $1.29 per share (after giving affect to the antidilution feature triggered by the issuance of Series D Preferred Stock) and are exercisable in whole or in part until December 2004 through February 2005 (depending on which date a particular investment in the Series C financing was closed). The Company recognized the fair value of the warrants of approximately $151,000 as additional paid-in capital. The fair value of the warrants was determined using the Black-Scholes pricing model and the following assumptions: volatility of 1%, an expected life of one year, a risk free interest rate of 5% and no dividend yield. In December 2004, warrants to purchase an aggregate of 1,025,627 shares of common stock expired unexercised. The remaining warrants outstanding at December 31, 2004 to purchase an aggregate of 1,371,467 shares of common stock expired in February 2005.

In connection with a 2001 bridge loan that converted into shares of Series D Preferred Stock, the Company issued warrants to purchase common stock to certain existing stockholders. The warrants, which contain certain antidilution provisions, allow the holders to purchase 534,379 shares of common stock at $0.7721 per share and are exercisable in whole or in part until the expiration dates ranging from June 2006 through February 2007 (based on the original date the bridge loans were issued). The Company recognized the fair value of the warrants of approximately $25,000. The fair value was determined using the Black-Scholes pricing model with the following assumptions: volatility of 60%, an expected life of five years, a risk free interest rate of 4% and no dividend yield.

In connection with the Series D private offering in 2002, the Company issued warrants to purchase common stock to an investment banking firm that acted as placement agent for a portion of the offering. The warrants, which contain certain antidilution provisions, allow the holders to purchase 310,840 shares of common stock at $0.7721 per share and are exercisable in whole or in part until August 2007. The value of the warrants was determined to be de minimis based on the Black-Scholes pricing model using the following assumptions: volatility of 35%, an expected life of two years, a risk free interest rate of 4% and no dividend yield.

In connection with the VLL Loan, the Company has committed to issue to VLL a warrant (the "VLL Warrant" to purchase Series D Redeemable Convertible Participating Preferred Stock with an aggregate exercise price of $275,000. The warrant is to be issued at a triggering date which is the earlier of (a) the Next Round Financing (as defined), (b) a Liquidity Event (as defined), or (c) May 31, 2005. Although not issued until one of the triggering events, the warrant was earned at the time the VLL Loan was signed. The Company determined the value of the warrant based on the most reasonably likely scenario of issuance which is May 31, 2005. The fair value of the warrant was determined to be $53,350 using the Black-Scholes pricing model and the following assumptions: volatility of 45%, an expected life of one year, a risk free interest rate of 4%, and a dividend yield of 9%. The fair value was recorded as debt issuance costs and is being amortized to interest expense over the life of the VLL Loan.

Stock Options

The 1997 Stock Option Plan (the "Plan"), as amended, provided for the granting of options, either incentive or nonstatutory, to purchase up to 1,266,500 shares of the Company's common stock. In February 2001, the Company's board of directors and stockholders approved an increase in the number of shares that could be issued pursuant to the Plan to 3,266,500 shares. In September 2002, the Company's board of directors and stockholders approved an increase in the number of shares that could be issued pursuant to the Plan to 7,103,689 shares. The Plan provides that stock options be granted at fair market value on the date the option is granted, as determined by the board of directors. During 2003 and 2002, options were issued to certain officers and employees which vest over a period of up to three years. Options expire ten years after the date of grant.

Deferred compensation is recorded for stock-based compensation grants based on the excess of the fair value of the common stock on the measurement date over the exercise price ("Intrinsic Value"). The deferred compensation is amortized over the vesting period of each unit of stock-based compensation grant, generally three years. If the exercise price of the stock-based compensation grants is equal to the estimated fair value of the Company's stock on the date of grant, no compensation expense is recorded.

The Company records the fair value of options issued to nonemployee consultants at the fair value of the options issued. Any expense is recognized over the service period or at the date of issuance if the options are fully vested and no performance obligation exists.


In June 2000, the Company reduced the exercise price of all its outstanding options to $.20 per share. As a result, these options are subject to variable accounting until they are exercised, cancelled or expire. Variable accounting requires that increases in the intrinsic value of the options as measured at each reporting date would be recorded as compensation. Fluctuations in future deferred compensation and related compensation expense may be significant to the extent the Company realizes changes in the fair value of its underlying common stock. As of December 31, 2004 and March 31, 2005, 967,204 options were subject to variable plan accounting.


During 2004, the Company reversed deferred compensation totaling $201,682 that was originally recorded in 2000 in error related to the options that were repriced. The error was corrected in the current year as it was not material from a quantitative or qualitative standpoint to the Company's stockholders' equity for the year ended December 31, 2004.

The following is a summary of option activity under the Plan:

                                                                         Weighted-Average
                                                                    --------------------------
                                          Options Outstanding       Exercise Price  Fair Value
                                          -------------------       --------------  ----------
Balance, December 31, 2000                         1,244,704            0.20           0.26
Granted during the year                               18,500            0.20           0.20
Exercised during the year                            (11,250)           0.20           0.20
Cancellations and forfeitures during the year         (3,750)           0.20           0.20
                                                   ---------            ----           ----
Balance, December 31, 2001                         1,248,204            0.20           0.20
Granted during the year                            4,988,662            0.20           0.20
Exercised during the year                            (58,875)           0.20           0.20
Cancellations and forfeitures during the year        (48,125)           0.20           0.20
                                                   ---------            ----           ----
Balance, December 31, 2002                         6,129,866            0.20           0.20
Granted during the year                              183,000            0.20           0.20
Exercised during the year                             (7,000)           0.20           0.20
Cancellations and forfeitures during the year       (454,500)           0.20           0.20
                                                   ---------            ----           ----
Balance, December 31, 2003                         5,851,366            0.20           0.20
Cancellations and forfeitures                        (93,500)           0.20           0.20
                                                   ---------            ----           ----
Balance, December 31, 2004                         5,757,866            0.20           0.20
                                                   ---------            ----           ----


Balance, March 31, 2005                            5,757,866            0.20           0.20
                                                   =========            ====           ====

As of December 31, 2004 and March 31, 2005, there were 1,345,823 options available for grant under the Plan. Options exercisable as of December 31, 2004 and March 31, 2005 are 4,525,701 and 4,571,451, respectively. As of December 31, 2004 and March 31, 2005, the weighted-average remaining contractual life for options outstanding was 7.0 and 6.8 years, respectively.


Stock Options Granted to Non-employees


Stock compensation arrangements with non-employees are accounted for in accordance with SFAS No. 123, as amended by SFAS No. 148, and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services , using a fair value approach. The compensation costs of these arrangements are subject to remeasurement over the vesting terms as earned. During the year ended December 31, 2004, the Company did not issue any options to non-employees. For the years ending December 31, 2003 and 2004, and the three month periods ending March 31, 2004 and 2005, the Company recognized expense of $2,406, $-0-, $-0- and $-0-, respectively, related to options granted to non-employees in 2000 and 2001.


Reserved Shares

The Company has reserved shares of common stock for future issuance as follows:


                                                           December 31           March 31
                                                              2004                 2005
                                                           ----------           ----------
Conversion of redeemable convertible preferred stock:
Series A                                                    4,555,550            4,555,550
Series B                                                    5,408,161            5,408,161
Series C                                                    9,513,354            9,513,354
Series D                                                   29,743,616           29,743,616
Exercise of warrants to purchase common stock              2,216,686               845,219
1997 Stock Plan                                             7,103,689            7,103,689
                                                           ----------           ----------
Total                                                      58,541,056           57,169,589
                                                           ==========           ==========


8. Related-Party Transactions

The Company has entered into employment agreements with several of its key employees. The agreements specify various employment-related matters, including the length of the agreement (ranging from six months to one year), confidentiality requirements, competitive restrictions, assignment of inventions, annual compensation, and severance benefits ranging from three months' to eighteen months' salary in the event of termination without cause.


The Company entered into bridge loans with certain stockholders in December 2004 and March 2005 (see Note 6).

9. License Agreements


The Company has an exclusive license agreement with NASA (the "License Agreement") which may be terminated in the event of a material breach of the terms of the agreement or for failure to endeavor to convert the licensed subject matter to a commercial form. However, the Company believes its ongoing research and development efforts currently satisfy this obligation to endeavor to commercialize the licensed subject matter. The License Agreement and related agreements require the Company to pay royalties based on net sales of licensed products. Additionally, the Company has executed several additional licenses under which it has secured the rights provided under certain patents. Royalties and milestone payments, payable under the terms of these agreements, are expensed as incurred. During the years ended December 31, 2003 and 2004, and the three month periods ending March 31, 2004 and 2005, the Company incurred royalties and milestone payments of $59,634, $34,986, $0 and $0, respectively.


10. Commitments and Contingencies

Commitments


The Company currently leases office and manufacturing space under noncancelable operating leases. Rental expense was approximately $210,000, $237,550, $59,412 and $64,956 for the years ended December 31, 2003 and 2004, and the three months ended March 31, 2004 and 2005, respectively. The Company renewed its lease on the above referenced office and manufacturing space in 2002 for five years, only one of which the Company is committed to remain in the space and is noncancelable. As of December 31, 2004, the future minimum noncancelable payment related to this one year commitment is $233,811.


The Company has a standby letter of credit for $25,000 to secure its value-added tax obligation in France. The Company has a Certificate of Deposit approximating this amount collateralizing the standby letter of credit.

Contingencies

The Company is subject to numerous risks and uncertainties because of the nature of and status of its operations and could be subject to claims and legal actions arising in the ordinary course of business. The Company maintains insurance coverage for events in amounts that it deems appropriate. Management believes that uninsured losses, if any, will not be materially adverse to the Company's financial position or results of operations.

11. 401(k) Plan

The Company has a 401(k) plan ("the 401(k) Plan") whereby eligible employees (employees over 21 years of age and have completed six months of service) may contribute a percentage of eligible compensation but not greater than 20% of their earnings up to the maximum as required by law. Company contributions are discretionary. No such Company contributions have been made since inception of the 401(k) Plan.

12. Income Taxes

The reconciliation of the statutory federal income tax rate to the Company's effective income tax rate for the years ended December 31, 2003 and 2004, is as follows:

                                                             December 31
                                                         ------------------
                                                         2003         2004
                                                         -----        -----
Statutory rate                                           (34.0)%      (34.0)%
Increase in deferred tax valuation allowance              34.4         33.9
Tax credit                                                (0.6)        (0.1)
Other                                                      0.2          0.2
                                                         -----        -----
                                                           0.0%         0.0%
                                                         =====        =====

Significant components of the Company's deferred tax assets and liabilities are as follows:

                                              December 31 2004
                                              ----------------
Deferred tax assets:
Federal net operating loss carryforwards         $ 14,917,343
Research and development credits                    2,998,800
Capitalized research and development expense        1,285,900
Other deferred tax assets                             261,567
Total deferred tax assets                          19,463,600
                                                 ------------
Less: valuation allowance                         (19,463,600)
                                                 ------------
Net deferred tax assets                          $         --
                                                 ============

At December 31, 2004 the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $43.8 million, capitalized research and development expense of $8.8 million, and research and development credits of approximately $1.3 million . Changes in ownership as defined by federal income tax regulations could limit the Company's ability to utilize these NOLs and tax credits. Accordingly, the Company's ability to utilize the above NOL and tax credit carryforwards to reduce future taxable income and tax liabilities may be limited. Additionally, because U.S. tax laws limit the time during which NOLs may be applied against future taxable income and tax liabilities, the Company may not be able to take full advantage of its NOLs for federal income tax purposes. The carryforwards will begin to expire in 2011 if not otherwise used. A valuation allowance has been established to offset the Company's deferred tax assets as the Company has had losses since inception.

13. Subsequent Event (Unaudited)


On May 31, 2005, the Company issued the VLL Warrant in accordance with the terms described in Note 7.

                              FINANCIAL STATEMENTS

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS

                                                                                               Page
Independent Auditors' Report (Weinberg & Company, P.A.) ...................................     F-1

Report of Independent Registered Public Accounting Firm (Morgan & Company) ................     F-2

Balance Sheets, November 30, 2004 and 2003 ................................................     F-3

Statements of Operations for the Year Ended November 30, 2004, for the Period
from Inception (February 20, 2003) to November 30, 2003, and for the Period from
Inception (February 20, 2003) to November 30,
2004 ......................................................................................     F-4

Statements of Cash Flows for the Year Ended November 30, 2004, for the Period
from Inception (February 20, 2003) to November 30, 2003, and for the Period from
Inception (February 20, 2003) to November 30,
2004 ......................................................................................     F-5

Statements of Shareholders' Deficiency For The Period From Inception (February 20,
2003) to November 30, 2004 ................................................................     F-6

Notes to Financial Statements For the Years Ended November 30, 2004 and
2003 ......................................................................................     F-7

Balance Sheets, February 28, 2005 (unaudited) .............................................     F-10

Statements of Operations for the Three Months Ended February 28, 2005 (unaudited), for the Three Months Ended February 29, 2004 (unaudited), and for the Period from
Inception (February 20, 2003) through February 28, 2005 (unaudited) .......................     F-11

Statements of Cash Flows for the Three Months Ended February 28, 2005 (unaudited), for the Three Months Ended February 29, 2004 (unaudited), and for the Period from
Inception (February 20, 2003) through February 28, 2005 (unaudited) .......................     F-12

Statement of Shareholders' Deficiency for the Period From Inception (February 20,
2003) to February 28, 2005 (unaudited) ....................................................     F-13

Notes to Financial Statements as of February 28, 2005 .....................................     F-14

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Salmon Express Inc.

We have audited the accompanying balance sheet of Salmon Express Inc. (a development stage company) as of November 30, 2003 and the related statements of operations, stockholders' equity and cash flows for the period from February 20, 2003 (inception) through November 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Salmon Express Inc. as at November 30, 2003 and the results of its operations and its cash flows for the period from February 20, 2003 (inception) through November 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues or business operations and incurred a net loss and negative cash flow from operations of $10,571 for the period ended November 30, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WEINBERG  &  COMPANY,  P.A.

Boca  Raton,  Florida
December 24, 2003

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Salmon Express Inc. (A development stage company):

We have audited the accompanying balance sheet of Salmon Express Inc. (a development stage company) as at November 30, 2004, and the related statements of operations, cash flows, and stockholders' deficiency for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Salmon Express Inc., for the period from February 20, 2003 (inception) to November 30, 2003, were audited by other auditors whose report thereon, dated December 24, 2003, expressed an unqualified opinion.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of the Company as at November 30, 2004, and the results of its operations and its cash flows for the year ended November 30, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(b) to the financial statements, the Company has incurred a net loss of $37,172 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(b). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                         /s/ Morgan & Company
February 1, 2005                                          Chartered Accountants

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                            (STATED IN U.S. DOLLARS)

------------------------------------------------------------------------------------
                                                                     NOVEMBER 30
                                                                  2004        2003
------------------------------------------------------------------------------------
ASSETS

CURRENT
     Cash                                                       $  4,426    $ 14,429
====================================================================================

LIABILITIES

CURRENT
     Accounts payable and accrued liabilities                   $  6,598    $     --
------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

COMMON STOCK
     Authorized:
         50,000,000 common shares, par value $0.001 per share

     Issued and outstanding:
         15,040,000 common shares                                 15,040      15,040

     Additional paid-in capital                                   19,960       9,960

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE                 (37,172)    (10,571)
------------------------------------------------------------------------------------

                                                                  (2,172)     14,429
------------------------------------------------------------------------------------

                                                                $  4,426    $ 14,429
====================================================================================

The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                            (STATED IN U.S. DOLLARS)

----------------------------------------------------------------------------------------------------------------
                                                                                                    CUMULATIVE
                                                                        PERIOD FROM                PERIOD FROM
                                                                         INCEPTION                  INCEPTION
                                                   YEAR                 FEBRUARY 20                FEBRUARY 20
                                                   ENDED                  2003 TO                    2003 TO
                                                NOVEMBER 30             NOVEMBER 30                NOVEMBER 30
                                                   2004                     2003                      2004
---------------------------------------------------------------------------------------------------------------
REVENUE                                          $         --             $         --             $         --
                                                 ------------             ------------             ------------

EXPENSES

     General and administrative                        10,297                    5,057                   15,354

     Professional fees
                                                       16,304                    5,514                   21,818
                                                 ------------             ------------             ------------
                                                       26,601                   10,571                   37,172
                                                 ------------             ------------             ------------

NET LOSS FOR THE PERIOD                          $    (26,601)            $    (10,571)            $    (37,172)
===============================================================================================================

NET LOSS PER SHARE, Basic and diluted            $       0.00             $       0.00
======================================================================================

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                         15,040,000               13,076,301
======================================================================================

The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS
                            (STATED IN U.S. DOLLARS)

---------------------------------------------------------------------------------------------------------------
                                                                                                   CUMULATIVE
                                                                               PERIOD FROM         PERIOD FROM
                                                                                INCEPTION           INCEPTION
                                                                YEAR           FEBRUARY 20         FEBRUARY 20
                                                               ENDED             2003 TO             2003 TO
                                                             NOVEMBER 30        NOVEMBER 30         NOVEMBER 30
                                                                2004               2003               2004
---------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss for the period                                   $  (26,601)       $   (10,571)          $(37,172)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED BY
  OPERATING ACTIVITIES

     Accounts payable                                               6,598              --                 6,598
                                                            ---------------------------------------------------
                                                                  (20,003)           (10,571)           (30,574)
                                                            ---------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES

     Loan from shareholder                                         10,000              --                10,000

     Issue of common shares for cash                                --                25,000             25,000
                                                            ---------------------------------------------------
                                                                   10,000             25,000             35,000
                                                            ---------------------------------------------------

INCREASE (DECREASE) IN CASH                                       (10,003)            14,429              4,426

CASH, BEGINNING OF PERIOD                                          14,429              --                    --
                                                            ---------------------------------------------------

CASH, END OF PERIOD                                            $    4,426        $    14,429            $ 4,426
===============================================================================================================

SUPPLEMENTAL DISCLOSURE OF INTEREST AND INCOME TAXES PAID

     Interest paid during the period                           $       --        $        --            $    --

     Income taxes paid during the period                       $       --        $        --            $    --
===============================================================================================================

The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY

         PERIOD FROM INCEPTION, FEBRUARY 20, 2003, TO NOVEMBER 30, 2004
                            (STATED IN U.S. DOLLARS)

                                                                                                       DEFICIT
                                                                                                     ACCUMULATED
                                                      NUMBER                        ADDITIONAL        DURING THE
                                                        OF             PAR           PAID-IN         DEVELOPMENT
                                                      SHARES          VALUE          CAPITAL            STAGE             TOTAL
                                                  ----------------------------------------------------------------------------------
Shares issued for cash (March 2003)                  10,000,000        $10,000         $(5,000)           $  -             $ 5,000
Shares issued for cash (April 2003)                   1,250,000          1,250           1,250               -               2,500
Shares issued for cash (May 2003)                     3,750,000          3,750           3,750               -               7,500
Shares issued for cash (July 2003)                       40,000             40           9,960              --              10,000
Net loss for the period                                      --             --              --         (10,571)            (10,571)
                                                  ----------------------------------------------------------------------------------

Balance, November 30, 2003                           15,040,000         15,040           9,960         (10,571)             14,429

Note payable to a principal stockholder
  contributed as capital (Note 3)                            --             --          10,000              --              10,000
Net loss for the year                                        --             --              --         (26,601)            (26,601)
                                                  ----------------------------------------------------------------------------------

Balance, November 30, 2004                           15,040,000        $15,040         $19,960        $(37,172)            $(2,172)
                                                  ==================================================================================

The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                NOVEMBER 30, 2004
                            (STATED IN U.S. DOLLARS)

1. Nature Of Operations And Going Concern

A) Nature Of Operations

Salmon Express Inc. (the "Company") was formed and incorporated in the State of Nevada on February 20, 2003 and is a development stage company with no revenues since its inception. The Company has developed a system of processing (flash freezing and cryo-vacuum packaging) and distribution of salmon from the north pacific ocean.

B) Going Concern

Since its inception, the Company has been dependant upon the proceeds of stock sales from its stockholders to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's product development will be a commercial success. Nor can the Company give any assurance that it will generate substantial revenues or that its business operations will prove to be profitable.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no revenues or business operations and incurred a net loss of $26,601 and negative cash flow from operations of $20,003 for the year ended November 30, 2004 and has an accumulated deficit of $37,172. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company's ability to continue operations is uncertain and is dependent upon its ability to achieve profitability, maintain current financing and obtain new sources of financing. The outcome of these matters cannot be predicted at this time. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue operations.

2. Summary Of Significant Accounting Policies And Organization

A) Development Stage Enterprise

The Company is a development stage enterprise as defined by statement of financial accounting standards (SFAS) No. 7, "accounting and reporting by development stage enterprises." all losses accumulated since the inception of the Company have been considered as part of the Company's development stage activities.

B) Basis of Presentation of Financial Information

The accompanying financial statements as of November 30, 2004, and for the year then ended, have been prepared in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (consisting only of normal accruals) considered necessary for a fair presentation have been included.

C) Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                NOVEMBER 30, 2004
                            (STATED IN U.S. DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (Continued)

D) Loss Per Common Share

Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during each period. Common stock equivalents are not included in the calculation of diluted loss per share, because their effect would be anti-dilutive. There are no common stock equivalents outstanding as of November 30, 2004 and 2003.

E) Impairment of Long-Lived Assets

In August 2001, the financial accounting standards board ("FASB") issued statement of Financial Accounting Standards ("SFAS") No. 144, accounting for the impairment of disposal of long-lived assets ("Statement No. 144"). This pronouncement superceded Statement Of Financial Accounting Standards No. 121, accounting for the impairment of long-lived assets and long-lived assets to be disposed of ("Statement No. 121") and was required to be adopted on January 1, 2002.

Statement No. 144 retained the fundamental provisions of Statement No. 121 as it related to assets to be held and used and assets to be sold. Statement No. 144 requires impairment losses to be recorded on assets to be held and used by the Company when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. When an impairment loss is required for assets to be held and used by the Company, the related assets are adjusted to their estimated fair value. Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than a forced or liquidation sale.

The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic and market conditions, as well as availability of suitable financing to fund acquisition and development activities. The realization of the Company's revenue producing assets is dependant upon future uncertain events and conditions and accordingly, the actual timing and amount realized by the company may be materially different from their estimated value.

F) Recent Accounting Pronouncements

In April 2003, the FASB issued Statement 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies accounting for derivative instruments, including certain embedded derivatives, and for hedging activities under Statement 133. Statement 149 is effective for contracts entered into or modified after June 30, 2003. Adopting this new standard is not expected to have a significant impact on the Company's financial statements.

In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. The Statement requires that certain financial instruments previously classified as equity in statements of financial position be classified as liabilities. The provisions in Statement 150 are effective for financial instruments ended into or modified after May 31, 2003, and otherwise at the beginning of the first interim period beginning after June 15, 2003 for public companies. Adopting this new standard is not expected to have a significant impact on the Company's financial statements.

                               SALMON EXPRESS INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                NOVEMBER 30, 2004
                            (STATED IN U.S. DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (Continued)

F) Recent Accounting Pronouncements (Continued)

In November 2004, the FASB issued Statement 151, "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing", to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Statement 151 requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal". In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Statement 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted in certain circumstances. Adopting this new standard is not expected to have a significant impact on the Company's consolidated financial statements.

In December 2004, FASB has also issued SFAS No. 152 and 153 but they will not have any relationship to the operations of the Company, therefore, a description of each and their respective impact on the Company's operations have not been disclosed.

G) Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, which is comprised of cash and accrued liabilities at November 30, 2004, approximates their fair values due to the short term nature of these instruments.

3. Note Payable

The note payable is interest free and repayable on demand. As the note payable is due to a principal stockholder, it has been classified into equity as part of additional paid-in capital.

4. Subsequent Events

On January 31, 2005, the Board of Directors approved the following:

i) entering into a Merger Agreement with Micromed Technology, Inc.;

ii) reverse stock split of 1 for 3.3528 immediately prior to the merger;

iii) reincorporation from the State of Nevada to the State of Delaware; and

iv) a name change to "Micro Med Cardiovascular Technologies, Inc."

Majority shareholder approval was also received on January 31, 2005.

                               SALMON EXPRESS INC.
                          (A Development Stage Company)

                             INTERIM BALANCE SHEETS
                                   (Unaudited)

                                                                   FEBRUARY 28   NOVEMBER 30
                                                                  ------------- -----------
                                                                       2005        2004
                                                                   (Unaudited)   (Audited)
                                ASSETS
Current
Cash                                                                $     --    $  4,426
==========================================================================================
                             LIABILITIES

                               Current
                 Accounts payable and accrued liabilities           $  6,251    $  6,598
                                                                    ----------------------

                         STOCKHOLDERS' EQUITY

                             Common Stock
                                Authorized:
             50,000,000 common shares, par value $0.001 per share

                          Issued and outstanding:
                           15,040,000 common shares                   15,040      15,040

                        Additional paid-in capital                    19,960      19,960

           Deficit Accumulated During The Development Stage          (41,251)    (37,172)
                                                                    ----------------------
                                                                      (6,251)     (2,172)
                                                                    ----------------------

                                                                    $     --    $  4,426
==========================================================================================

The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A Development Stage Company)

                        INTERIM STATEMENTS OF OPERATIONS
                                   (Unaudited)
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------
                                                                                                     CUMULATIVE
                                                                                                     PERIOD FROM
                                                                                                      INCEPTION
                                                          THREE MONTHS          THREE MONTHS         FEBRUARY 20
                                                              ENDED                ENDED               2003 TO
                                                           FEBRUARY 28          FEBRUARY 29          FEBRUARY 28
                                                              2005                  2004                2005
--------------------------------------------------------------------------------------------------------------------
Revenue                                                $             --     $               --    $          --
                                                       -------------------------------------------------------------

Expenses
     General and administrative                                      823                 1,205           16,177
     Professional fees                                             3,256                 5,000           25,074
                                                       -------------------------------------------------------------
                                                                   4,079                 6,205           41,251
                                                       -------------------------------------------------------------

Net Loss For The Period                                $          (4,079)   $           (6,205)   $     (41,251)
====================================================================================================================

Net Loss Per Share, Basic and diluted                  $            0.00    $             0.00
=================================================================================================

Weighted Average Number Of Common Shares Outstanding          15,040,000            15,040,000
=================================================================================================

The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A Development Stage Company)

                        INTERIM STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------
                                                                                                     CUMULATIVE
                                                                                 PERIOD FROM         PERIOD FROM
                                                                                  INCEPTION           INCEPTION
                                                              THREE MONTHS       FEBRUARY 20         FEBRUARY 20
                                                                 ENDED             2003 TO             2003 TO
                                                              FEBRUARY 28        FEBRUARY 29         FEBRUARY 28
                                                                  2005               2004               2005
--------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
     Net loss for the period                                $         (4,079)   $         (6,205)   $        (41,251)

Adjustments To Reconcile Net Loss To Net Cash Used By
  Operating Activities
     Accounts payable                                                   (347)                 --               6,251
                                                            --------------------------------------------------------
                                                                      (4,426)             (6,205)            (35,000)
                                                            --------------------------------------------------------

Cash Flows From Financing Activities
     Loan from shareholder                                                --                  --              10,000
     Issue of common shares for cash                                      --                  --              25,000
                                                            --------------------------------------------------------
                                                                          --                  --              35,000
                                                            --------------------------------------------------------

Decrease In Cash                                                      (4,426)             (6,205)                 --

Cash, Beginning Of Period                                              4,426              14,429                  --
                                                            --------------------------------------------------------

Cash, End Of Period                                         $             --    $          8,224    $             --

Supplemental Disclosure Of Interest And Income Taxes Paid
     Interest paid during the period                        $             --    $             --    $             --
     Income taxes paid during the period                    $             --    $             --    $             --

The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A Development Stage Company)

                    INTERIM STATEMENT OF STOCKHOLDERS' EQUITY

         PERIOD FROM INCEPTION, FEBRUARY 20, 2003, TO FEBRUARY 28, 2005
                                   (Unaudited)
                            (Stated in U.S. Dollars)

                                                                                         DEFICIT
                                                                                        ACCUMULATED
                                             NUMBER                      ADDITIONAL      DURING THE
                                               OF            PAR          PAID-IN       DEVELOPMENT
                                             SHARES         VALUE         CAPITAL          STAGE           TOTAL
                                          ------------   ------------   ------------    ------------    ------------
Shares issued for cash (March 2003)         10,000,000   $     10,000   $     (5,000)   $         --    $      5,000
Shares issued for cash (April 2003)          1,250,000          1,250          1,250              --           2,500
Shares issued for cash (May 2003)            3,750,000          3,750          3,750              --           7,500
Shares issued for cash (July 2003)              40,000             40          9,960              --          10,000
Net loss for the period                             --             --             --         (10,571)        (10,571)
                                          ------------   ------------   ------------    ------------    ------------

Balance, November 30, 2003                  15,040,000         15,040          9,960         (10,571)         14,429

Note payable to a principal stockholder
  contributed as capital (Note 3)                   --             --         10,000              --          10,000
Net loss for the year                               --             --             --         (26,601)        (26,601)
                                          ------------   ------------   ------------    ------------    ------------

Balance, November 30, 2004                  15,040,000         15,040         19,960         (37,172)         (2,172)

Net loss for the three months                       --             --             --          (4,079)         (4,079)
                                          ------------   ------------   ------------    ------------    ------------

Balance, February 28, 2005                  15,040,000   $     15,040   $     19,960    $    (41,251)   $     (6,251)
                                          ============   ============   ============    ============    ============

The accompanying notes are an integral part of these financial statements

                               SALMON EXPRESS INC.
                          (A Development Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                FEBRUARY 28, 2005
                                   (Unaudited)
                            (Stated in U.S. Dollars)

1. Basis Of Presentation

The unaudited financial statements as of February 28, 2005 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the November 30, 2004 audited financial statements and notes thereto.

2. Nature Of Operations And Going Concern

A) Nature of Operations

Salmon Express Inc. (the "Company") was formed and incorporated in the State of Nevada on February 20, 2003 and is a development stage company. The Company has developed a system of processing (flash freezing and cryo-vacuum packaging) and distribution of salmon from the North Pacific Ocean.

B) Going Concern

Since its inception, the Company has been dependent upon the proceeds of stock sales from its stockholders to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's product development will be a commercial success. Nor can the Company give any assurance that it will generate substantial revenues or that its business operations will prove to be profitable.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has very little revenue and business operations and incurred a net loss of $4,079 and negative cash flow from operations of $4,426 for the three months ended February 28, 2005 and has an accumulated deficit of $41,251. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company's ability to continue operations is uncertain and is dependent upon its ability to achieve profitability, maintain current financing and obtain new sources of financing. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue operations.

3. Summary Of Significant Accounting Policies And Organization

A) Development Stage Enterprise

The Company is a development stage enterprise as defined by Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises." All losses accumulated since the inception of the Company have been considered as part of the Company's development stage activities.

B) Basis of Presentation of Financial Information

The accompanying financial statements as of February 28, 2005, and for the three months then ended, have been prepared in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (consisting only of normal accruals) considered necessary for a fair presentation have been included.

                               SALMON EXPRESS INC.
                          (A Development Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                FEBRUARY 28, 2005
                                   (Unaudited)
                            (Stated in U.S. Dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (Continued)

C) Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D) Loss Per Common Share

Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during each period. Common stock equivalents are not included in the calculation of diluted loss per share, because their effect would be anti-dilutive. There are no common stock equivalents outstanding as of February 28, 2005 and 2004.

E) Impairment of Long-Lived Assets

In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets ("Statement No. 144"). This pronouncement superceded Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of ("Statement No. 121") and was required to be adopted on January 1, 2002.

e) Impairment of Long-Lived Assets (Continued)

Statement No. 144 retained the fundamental provisions of Statement No. 121 as it related to assets to be held and used and assets to be sold. Statement No. 144 requires impairment losses to be recorded on assets to be held and used by the Company when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. When an impairment loss is required for assets to be held and used by the Company, the related assets are adjusted to their estimated fair value. Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than a forced or liquidation sale.

The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic and market conditions, as well as availability of suitable financing to fund acquisition and development activities. The Company had no revenue producing assets as at February 28, 2005 and therefore there is no impairment.

f) Recent Accounting Pronouncements

In April 2003, the FASB issued Statement 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies accounting for derivative instruments, including certain embedded derivatives, and for hedging activities under Statement 133. Statement 149 is effective for contracts entered into or modified after June 30, 2003. Adopting this new standard is not expected to have a significant impact on the Company's financial statements.

In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. The Statement requires that certain financial instruments previously classified as equity in statements of financial position be classified as liabilities. The provisions in Statement 150 are effective for financial instruments ended into or modified after May 31, 2003, and otherwise at the beginning of the first interim period beginning after June 15, 2003 for public companies. Adopting this new standard is not expected to have a significant impact on the Company's financial statements.

                               SALMON EXPRESS INC.
                          (A Development Stage Company)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                FEBRUARY 28, 2005
                                   (Unaudited)
                            (Stated in U.S. Dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (Continued)

F) Recent Accounting Pronouncements (Continued)

In November 2004, the FASB issued Statement 151, "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing", to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Statement 151 requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal". In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Statement 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted in certain circumstances. Adopting this new standard is not expected to have a significant impact on the Company's financial statements.

In December 2004, FASB has also issued SFAS No. 152 and 153 but they will not have any relationship to the operations of the Company, therefore, a description of each and their respective impact on the Company's operations have not been disclosed.

G) Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, which is comprised of accrued liabilities at February 28, 2005, approximates their fair values due to the short term nature of these instruments.

4. Note Payable

The note payable is interest free and repayable on demand. As the note payable is due to a principal stockholder, it has been classified into equity as part of additional paid-in capital.

5. Merger Agreement

On January 31, 2005, the Board of Directors approved the following:

i) entering into a merger agreement with MicroMed Technology, Inc. effective May 1, 2005; ii) reverse stock split of 1 for 3.3528 immediately prior to the merger; iii) reincorporation from the State of Nevada to the State of Delaware; and iv) a name change to "Micro Med Cardiovascular Technologies, Inc."

Majority shareholder approval was also received on January 31, 2005.

Under the terms of the merger agreement, the Company will incorporate a subsidiary which will be merged with MicroMed Technology, Inc. ("MicroMed"). Each issued and outstanding share of common stock of the subsidiary will be converted into one issued share of the surviving corporation. Each fully issued share of MicroMed common stock outstanding will be converted into one issued share of the Company's common stock. Warrants to purchase shares of MicroMed common stock and options to purchase shares of MicroMed common stock outstanding immediately prior to the effective date will be assumed by the Company and will become warrants to purchase shares of the Company's common stock or options to purchase shares of the Company's common stock, as applicable. The shares of the Company owned by the current majority shareholder will be cancelled and all the pre-merger assets and liabilities will be transferred to that shareholder.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

As of September 17, 2004, Weinberg & Company, P.A. ("Weinberg"), of 6100 Glades Road, Suite 314, Boca Raton, Florida 33434, was dismissed as our auditor. The dismissal was approved by our board of directors at a Board meeting held on the morning of September 17, 2004. Weinberg audited the Company's financial statements as of November 30, 2003 and the related statements of operations, stockholders' equity and cash flows for the period from February 20, 2003 (inception) through November 30, 2003. Weinberg's report on these financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles; however, the report contained a modification paragraph that expressed substantial doubt about the Company's ability to continue as a going concern.

As of September 17, 2004, we engaged Morgan & Company of Vancouver, British Columbia, Canada, as our independent accountant.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains this filed registration statement, reports, proxy statements and information regarding us that we have filed electronically with the Commission. For more information pertaining to our company and the common stock offered in this prospectus, reference is made to the registration statement.

Upon the effective date of this registration statement and thereafter, we will file with the Securities and Exchange Commission annual and quarterly periodic reports on forms 10-KSB and 10-QSB respectively and current reports on form 8-K as needed. We are not required to deliver annual reports to our shareholders and at this time we do not intend to do so. We encourage our shareholders, however, to access and review all materials that we will file with the Securities and Exchange Commission at http://www.sec.gov.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

Information Not Required In The Prospectus

Item 24. Indemnification of directors and officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful); (3) a transaction from which the director derived an improper personal profit; and (4) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1) such indemnification is expressly required to be made by law; (2) the proceeding was authorized by our Board of Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 25. Other expenses of issuance and distribution

The estimated costs of this offering are as follows:

Securities  and  Exchange  Commission  registration  fee*          $   102
Federal  Taxes                                                     $     0
State  Taxes  and  Fees                                            $     0
Transfer  Agent  Fees                                              $ 1,000
Accounting  fees  and  expenses                                    $10,000
Legal  fees  and  expenses                                         $10,000
Miscellaneous                                                      $     0
                                                                   --------
Total                                                              $21,102
                                                                   ========

* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent sales of unregistered securities

We completed the issuance of 10,000,000 shares of our common stock pursuant to
Section 4(2) of the Securities Act of 1933 on June 24, 2003. We received $5,000 in cash from the issuance. No commissions or fees were paid in connection with the issuance. The 10,000,000 shares of common stock are restricted shares, as defined in the Securities Act.

We completed a placement of 5,000,000 shares of our common stock pursuant to Regulation S of the 1933 Act on August 31, 2003. All shares were issued at a price of $0.002 per share. We received proceeds of $10,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United States. We complied with the conditions of Category 3 of 903(b) as follows:

o We implemented offering restrictions in the subscription agreements with investors.

o The purchasers in this offering are all non-U.S. residents.

o None of the purchasers have offered or sold their shares to date.

o Their shares are being registered as part of this form SB-2 registration statement.

o Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.

o Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.

o Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Act.

o The Company will refuse to register any transfer of the shares not made in accordance with Regulation S.

o None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involve.

o All purchasers were given adequate access to sufficient information about us to make an informed investment decision. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

We completed a placement of 40,000 shares of our common stock pursuant to Regulation S of the 1933 Act on Sept 31, 2003. All shares were issued at a price of $0.25 per share. We received proceeds of $10,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United States. We complied with the conditions of Category 3 of 903(b) as follows:

o We implemented offering restrictions in the subscription agreements with investors.

o The purchasers in this offering are all non-U.S. residents.

o None of the purchasers have offered or sold their shares to date.

o Their shares are being registered as part of this form SB-2 registration statement.

o Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.

o Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.

o Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Act.

o The Company will refuse to register any transfer of the shares not made in accordance with Regulation S.

o None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involve.

o All purchasers were given adequate access to sufficient information about us to make an informed investment decision. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

Item 27. Exhibits

EXHIBIT
NUMBER              DESCRIPTION
-------------       --------------------


 2.1 Agreement and Plan of Merger, dated as of January 31, 2005, by and among Salmon Express, Inc., MicroMed Technology, Inc., Salmon Acquisition Corp. and Pete Smith, Sr. (incorporated by reference to
            Exhibit 2.1 to the Registrant's current report on Form 8-K filed with the SEC on February 1, 2005).


 2.2 First Amendment to Agreement and Plan of Merger dated May 16, 2005 by and among Salmon Express, Inc., MicroMed Technology, Inc., Salmon Acquisition Corp. and Pete Smith, Sr.

 2.3 Share Cancellation Agreement dated January 31, 2005 by and among Stone & Graves, MicroMed Technology, Inc., and Pete Smith, Sr.

 3.1        Articles of Incorporation (1)

 3.1        By-Laws(1)

 4.1        Share Certificate (1)

 5.1        Opinion of Gary Henrie, LLC, with consent to use (1)

 10.1       Smith loan agreement(2)

 10.2       Graphics supply agreement (2)

 10.3       Shipping box agreement (2)

 10.4       Website support agreement (2)

 10.5       Letter of Intent (2)


 16.1 Letter re change in certifying accountant from WEINBERG & COMPANY P.A. (incorporated by reference to Exhibit 16.1 to the Registrant's current report on Form 8-K filed with the SEC on March 21, 2005).

 23.1       Consent of Weinberg & Company, P.A.

 23.2       Consent of Morgan & Company

 23.3       Consent of Ernst & Young LLP

 99.1 Press release issued February 1, 2005 announcing the signing of the Agreement and Plan of Merger (incorporated by reference to Exhibit
            99.1 to the Registrant's current report on Form 8-K filed with the SEC on February 1, 2005).

 99.2 Proposed Articles of Merger to effectuate proposed Merger of Registrant.

 99.3 Proposed Certificate of Merger to effectuate proposed Merger of Registrant.

 99.4       MicroMed 1997 Stock Option Plan

 99.5       MicroMed 2005 Stock Incentive Plan

 99.6 Proposed Certificate of Amendment to Articles of Incorporation to effectuate the proposed Stock Split of Registrant.

 99.7 Proposed Certificate of Incorporation for MicroMed Cardiovascular, Inc. in connection with the proposed Reincorporation and the Name Change of Registrant.

 99.8 Proposed Agreement and Plan of Merger that would effectuate the proposed Reincorporation and the Name Change of Registrant.

 99.9       MicroMed Cardiovascular, Inc.'s Bylaws




(1) Previously filed with the registration statement on SB-2 on Jan. 16, 2004
(2) Previously filed with amendment no. 1 to the registration statement on SB-2 on March 18, 2004

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   Signatures


In accordance with the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vernon, Province of British Columbia on July 1, 2005.


Salmon Express, Inc.

By: /s/ Pete Smith
    ------------------------------------
    Pete  Smith,  president

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities indicated and on the dates stated have signed this registration statement below.

SIGNATURE                   CAPACITY                         DATE


                            Principal executive officer
                            Principal financial officer
                            Principal accounting officer
/s/ Pete Smith              and director                    July 1, 2005
-----------------------
Pete  Smith

/s/ Eric Weitzman           Director                        July 1, 2005
-----------------------
Eric  Weitzman